                                                    Filed Pursuant to Rule 424B5
                                            Registration File No.: 333-118089-01

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 17, 2004

                                 $1,485,547,000

                          SLC STUDENT LOAN TRUST 2004-1
                                     Issuer

                      SLC STUDENT LOAN RECEIVABLES I, INC.
                                    Depositor

                          THE STUDENT LOAN CORPORATION
                       Seller, Servicer and Administrator

                         STUDENT LOAN ASSET-BACKED NOTES

     On November 23, 2004, the trust will issue the following classes of notes:

                       ORIGINAL
                      PRINCIPAL                                                       PRICE TO      UNDERWRITING     PROCEEDS TO
      CLASS             AMOUNT           INTEREST RATE              MATURITY           PUBLIC         DISCOUNT      THE DEPOSITOR
----------------   --------------  -------------------------   --------------------   ---------    -------------  ----------------

A-1 Notes...        $119,450,000    3-month LIBOR minus 0.02%   August 15, 2010        100.0%          0.170%          99.830%
A-2 Notes...        $247,050,000    3-month LIBOR plus 0.01%    February 15, 2014      100.0%          0.200%          99.800%
A-3 Notes...        $153,500,000    3-month LIBOR plus 0.06%    May 15, 2016           100.0%          0.225%          99.775%
A-4 Notes...        $269,200,000    3-month LIBOR plus 0.11%    August 15, 2019        100.0%          0.250%          99.750%
A-5 Notes...        $230,800,000    3-month LIBOR plus 0.13%    November 15, 2021      100.0%          0.350%          99.650%
A-6 Notes...        $130,000,000    3-month LIBOR plus 0.16%    May 15, 2023           100.0%          0.350%          99.650%
A-7 Notes...        $290,980,000    3-month LIBOR plus 0.23%    November 15, 2027      100.0%          0.400%          99.600%
B Notes.....        $ 44,567,000    3-month LIBOR plus 0.29%    August 15, 2031        100.0%          0.400%          99.600%

The trust will make payments quarterly, beginning February 15, 2005, primarily from collections on a pool of consolidation student loans. In general, the trust will pay principal allocable to the class A notes sequentially to the class A-1 through class A-7 notes, in numeric order, until paid in full. The class B notes will not receive principal until the stepdown date, which is scheduled to occur on the earlier of (i) the distribution date in February 2010 or (ii) the first date on which no class A notes are outstanding. The class B notes then will receive principal pro rata with the class A notes, as long as a trigger event is not in effect for the related distribution date. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class
B notes will be subordinate to both principal and interest on the class A notes.

We are offering the notes through the underwriters at the prices shown above, when and if issued. Application will be made to the Irish Stock Exchange for the class A notes to be admitted to the Daily Official List. There can be no assurance that such a listing will be obtained.

We expect the proceeds to the depositor from the sale of the notes to be
$1,481,226,472, before deducting expenses payable by the depositor estimated to be $1,160,000.

You should consider carefully the risk factors beginning on page S-18 of this supplement and on page 14 of the prospectus. The notes are asset-backed securities issued by a trust. They are not obligations of The Student Loan
Corporation, the depositor or any of their affiliates. The notes are not guaranteed or insured by the United States or any governmental agency.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED WHETHER THIS
SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY CONTRARY
REPRESENTATION IS A CRIMINAL OFFENSE.

                                    CITIGROUP

LEHMAN BROTHERS                                            MERRILL LYNCH & CO.

                                November 17, 2004

                                      S-2

                  THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the notes in two separate sections of this document that provide progressively more detailed information. These two sections are:

     o    the accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of notes; and

     o    this prospectus supplement, which describes the specific terms of the notes being offered.

     You should read both the prospectus and the prospectus supplement to fully understand the notes.

     For your convenience, we include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find related information. The Tables of Contents on pages S-2 and S-3 provide the pages on which you can find these captions.

     Affiliates of the issuer expect to enter into market-making transactions in the securities and may act as principal or agent in any of these transactions.
Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This prospectus supplement and the prospectus may be used by the affiliates of the issuer in connection with these transactions.

                               NOTICE TO INVESTORS

     The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

                        IRISH STOCK EXCHANGE INFORMATION

     In connection with the proposed listing of the class A notes on the Daily
Official List of the Irish Stock Exchange, this prospectus supplement and the accompanying prospectus will be filed with the Registrar of Companies in Ireland pursuant to Regulation 13 of the European Community (Stock Exchange)
Regulations, 1984 of Ireland.

     In addition, in connection with the proposed listing of the class A notes on the Daily Official List of the Irish Stock Exchange, the depositor accepts responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of the knowledge and belief of the depositor the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

     Reference in this prospectus supplement and the accompanying prospectus to documents incorporated by reference and any website addresses set forth in this prospectus supplement and the accompanying prospectus will not be deemed to constitute a part of this prospectus supplement and the accompanying prospectus filed with the Irish Stock Exchange in connection with the listing of the class
A notes.

                                      S-3

                                SUMMARY OF TERMS

     This summary highlights selected information about the notes. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached prospectus. You should read the full description of this information appearing elsewhere in this prospectus supplement and in the prospectus to understand all of the terms of the offering of the notes.

ISSUER

     SLC Student Loan Trust 2004-1.

THE NOTES

     The trust is offering the following classes of notes:

     Class A Notes:

     o    Floating Rate Class A-1 Student Loan Asset-Backed Notes in the amount of $119,450,000;

     o    Floating Rate Class A-2 Student Loan Asset-Backed Notes in the amount of $247,050,000;

     o    Floating Rate Class A-3 Student Loan Asset-Backed Notes in the amount of $153,500,000;

     o    Floating Rate Class A-4 Student Loan Asset-Backed Notes in the amount of $269,200,000;

     o    Floating Rate Class A-5 Student Loan Asset-Backed Notes in the amount of $230,800,000;

     o    Floating Rate Class A-6 Student Loan Asset-Backed Notes in the amount of $130,000,000; and

     o    Floating Rate Class A-7 Student Loan Asset-Backed Notes in the amount of $290,980,000.

     Class B Notes:

     o    Floating Rate Class B Student Loan Asset-Backed Notes in the amount of
          $44,567,000.

     We sometimes refer to the class A notes and the class B notes as the notes.

DATES

     The closing date for this offering is November 23, 2004.

     The information about the trust student loans in this prospectus supplement is calculated and presented as of September 30, 2004. We refer to this date as the statistical cutoff date.

     The cutoff date for the trust student loans will be the closing date, after which time the trust will be entitled to receive all collections and proceeds on the trust student loans.

     A distribution date for each class of notes is the 15th of each February,
May, August and November, beginning in February 2005. If any such date is not a business day, the distribution date will be the next business day.

     Interest and principal will be payable to holders of record as of the close of business on the record date, which is the business day before the related distribution date.

                                      S-4

INFORMATION ABOUT THE NOTES

     The notes are debt obligations of the trust. The notes will receive payments primarily from collections on a pool of trust student loans acquired by the trust on the closing date.

     Interest will accrue on the outstanding principal balances of the notes during each accrual period and will be paid on the related distribution date.

     Each accrual period begins on a distribution date and ends on the day before the next distribution date. The first accrual period, however, will begin on the closing date and end on February 14, 2005, the day before the first distribution date.

     Interest Rates. Except for the first accrual period, each class of notes will bear interest at a rate equal to three-month LIBOR plus or minus the applicable spread listed in the table below:

        CLASS              SPREAD

        A-1 Notes          minus 0.02%
        A-2 Notes          plus 0.01%
        A-3 Notes          plus 0.06%
        A-4 Notes          plus 0.11%
        A-5 Notes          plus 0.13%
        A-6 Notes          plus 0.16%
        A-7 Notes          plus 0.23%
        B Notes            plus 0.29%

     See "The Notes--The Class A Notes--Distributions of Interest" for a
description of how LIBOR is determined for thE first accrual period.

     The administrator will determine LIBOR as specified under "Description of the Notes--Determination of LIBOR" in this prospectus supplement. The administrator will calculate interest on the notes based on the actual number of days elapsed in each accrual period divided by 360.

     Interest Payments. Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the related distribution date.

     Principal Payments.  Principal will be payable on each distribution date in an amount generally equal to:

     o    the principal distribution amount for that distribution date, plus

     o    any shortfall in the payment of principal as of the preceding distribution date.

     Priority of Principal Payments.  Prior to an event of default, we will pay principal on each distribution date:

     o    first, the class A noteholders' principal distribution amount, sequentially to the class A-1 through class A-7 notes, in that order, until their respective principal balances are reduced to zero; and

     o    second, the class B noteholders' principal distribution amount, to the class B notes, until their principal balances are reduced to zero.

     Until the stepdown date, the class B notes will not be entitled to any payments of principal. On each distribution date on and after the stepdown date, provided that no trigger event is in effect, the class B notes will be entitled to their pro rata share of principal, subject to the existence of sufficient available funds.

     The class A noteholders' principal distribution amount is equal to the principal distribution amount multiplied by the class A percentage, which is equal to 100% minus the class B percentage. The class B noteholders' principal distribution amount is equal to the principal distribution amount multiplied by the class B percentage.

     See "Description of the Notes--Distributions" in this prospectus supplement for a more detailed description of principal payments.

                                      S-5

     Maturity Dates.

     o    The class A-1 notes will mature no later than August 15, 2010;

     o    the class A-2 notes will mature no later than February 15, 2014;

     o    the class A-3 notes will mature no later than May 15, 2016;

     o    the class A-4 notes will mature no later than August 15, 2019;

     o    the class A-5 notes will mature no later than November 15, 2021;

     o    the class A-6 notes will mature no later than May 15, 2023;

     o    the class A-7 notes will mature no later than November 15, 2027; and

     o    the class B notes will mature no later than August 15, 2031.

     The actual maturity of any class of notes could occur earlier if, for example,

     o    there are prepayments on the trust student loans;

     o    the servicer exercises its option to purchase all remaining trust student loans (which will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance);
          or

     o    a third-party financial advisor, on behalf of the indenture administrator, auctions all remaining trust student loans (which, absent an event of default under the indenture, will not occur until the first distribution date on which the pool balance is 10% or less of the initial pool balance).

     Subordination of the Class B Notes. Payments of interest on the class B notes will be subordinate to the payment of interest on the class A notes and payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes. See "Description of the
Notes--The Notes--The Class B Notes--Subordination of the Class B Notes" in this prospectus supplement.

     Denominations. The class A notes will be available for purchase in minimum denominations of $10,000 and additional increments of $1,000. The class B notes will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. The notes will be available only in book-entry form through The Depository Trust Company, Clearstream, Luxembourg and the
Euroclear System. You will not receive a certificate representing your notes except in very limited circumstances.

     Security for the Notes. The notes will be secured by the assets of the trust, primarily the trust student loans.

INDENTURE TRUSTEE

     The trust will issue the notes under an indenture to be dated as of
November 23, 2004.

     Wachovia Bank, National Association will act as indenture trustee.

ELIGIBLE LENDER TRUSTEE

     Citibank, N.A. will be the eligible lender trustee under the eligible lender trust agreements. It will hold legal title to the assets of the trust.

INDENTURE ADMINISTRATOR AND PAYING AGENT

     Citibank, N.A. will be the indenture administrator and the paying agent for the notes.

                                      S-6

ADMINISTRATOR AND SUB-ADMINISTRATOR

     The Student Loan Corporation, also referred to herein as "SLC," will act as the administrator of the trust under an administration agreement. SLC may transfer or subcontract some or all of its obligations as administrator. See
"Servicing and Administration--Administration Agreement" in the prospectus and has transferred or subcontracted many of its obligations to CitiMortgage, Inc.

SERVICER AND SUB-SERVICER

     Under the servicing agreement, SLC will service the trust student loans on behalf of the trust. Under the circumstances described in the prospectus, the servicer may transfer or subcontract its obligations to other entities. See
"Servicing and Administration" in the prospectus.

     Under the sub-servicing agreement, Citibank USA, National Association will sub-service the trust student loans on behalf of the trust. SLC has outsourced a substantial portion of its operations, including the origination and servicing of its student loan portfolio, to Citibank USA, National Association. Citibank
USA, National Association has a facility located in Sioux Falls, South Dakota.
Employees located at this facility assist with the origination and servicing of student loans and also provide credit card services to Citigroup customers. This arrangement with Citibank USA, National Association allows SLC to utilize the substantial employee base that Citibank USA, National Association has in place to service its credit card customers and creates certain operational and personnel line-balancing efficiencies that would not otherwise be afforded SLC if SLC's loan portfolio were originated and serviced by its own employees. As of
September 30, 2004, Citibank USA, National Association and its affiliates had approximately 3,200 employees located at the Sioux Falls facility. More than 700 employees located at the Sioux Falls facility or other facilities service student loans on behalf of SLC. As of September 30, 2004, Citibank USA, National
Association serviced approximately $19.5 billion in student loans.

     Citibank USA, National Association is an indirect wholly-owned subsidiary of Citigroup. Another affiliate of Citigroup, Citibank, N.A., owns 80% of the outstanding common stock of SLC. A number of significant transactions are carried out between SLC, Citigroup and Citigroup's affiliates, including cash management, data processing, income tax payments, loan servicing, employee benefits, payroll administration and facilities management.

OWNER TRUSTEE

     Wilmington Trust Company will be the owner trustee under the trust agreement.

IRISH LISTING AGENT AND PAYING AGENT

     McCann FitzGerald Listing Services Limited will act as the Irish listing agent and Custom House Administration and Corporate Services Limited will act as the paying agent in Ireland for the class A notes. The depositor will at all times maintain an Irish paying agent with a specific office in Dublin, Ireland.
The Irish paying agent will make no representations as to the validity or sufficiency of the class A notes, the trust student loans, this prospectus supplement, the accompanying prospectus or other related documents.

INFORMATION ABOUT THE TRUST

     Formation of the Trust

     The trust is a Delaware statutory trust created under a trust agreement dated as of November 10, 2004.

     The only activities of the trust are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes, and other related activities. See "Formation of the
Trust--The Trust" in this prospectus supplement. The trust is not required by
Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to deliver to the indenture trustee and each rating agency, within 90 days after the end of each fiscal year of the trust
(commencing with the fiscal year ending December 31, 2004), a certificate of the administrator on behalf of the trust stating that (i) a review of the activities of the trust during that year and of performance under the indenture has been made under the administrator's

                                      S-7

supervision, and (ii) to the best of the administrator's knowledge, based on that review, the trust has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to the administrator and the nature and status of that default.

     The depositor is SLC Student Loan Receivables I, Inc., a Delaware
corporation and a bankruptcy remote, wholly-owned special purpose subsidiary of
SLC. On the closing date, the depositor will acquire the student loans from SLC and will sell them to the trust. Citibank, N.A., as eligible lender trustee, will hold legal title to the student loans for the depositor pursuant to an eligible lender trust agreement.

     Its Assets

     The assets of the trust will include:

     o    the trust student loans;

     o    collections and other payments on the trust student loans; and

     o    funds it will hold from time to time in its trust accounts, including the collection account, the reserve account and the capitalized interest account.

     The rest of this section describes the trust student loans and trust accounts more fully.

     o    Trust Student Loans. The trust student loans are education loans to students and parents of students made under the Federal Family
          Education Loan Program, known as FFELP. All of the trust student loans are consolidation loans. Consolidation loans are used to combine a borrower's obligations under various federally authorized student loan programs into a single loan.

     The trust student loans had an initial pool balance of approximately
$1,465,934,280 as of the statistical cutoff date.

     As of the statistical cutoff date, the weighted average annual borrower interest rate of the trust student loans was approximately 4.36% and their weighted average remaining term to scheduled maturity was approximately 228 months.

     SLC originated or acquired the trust student loans in the ordinary course of its student loan financing business. The depositor will acquire the trust student loans from SLC on or prior to the closing date. Guarantee agencies described in this document guarantee all of the trust student loans. They are reinsured by the United States Department of Education.

     The trust student loans have been selected from the consolidation student loans owned by SLC based on the criteria established by the depositor, as described in this prospectus supplement and the prospectus.

     Any special allowance payments on the trust student loans are based on the three-month financial commercial paper rate.

     o    Collection Account. The indenture administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee. The indenture administrator will deposit collections on the trust student loans, interest subsidy payments and special allowance payments, and amounts received from SLC in respect of borrower benefits, into the collection account, as described in this prospectus supplement and the prospectus.

     o    Reserve Account. The indenture administrator will establish and maintain the reserve account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds from the sale of the notes into the reserve account on the closing date. The deposit will be in cash or eligible investments equal to $3,713,868.

                                      S-8

     Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made. See "Description of the Notes--Distributions" in this prospectus supplement.

     Amounts in the reserve account on any distribution date in excess of the specified reserve account balance, after the payments described below, will be deposited into the collection account for distribution on that distribution date.

     The specified reserve account balance is the amount required to be maintained in the reserve account.

     The specified reserve account balance for any distribution date will be equal to the greater of:

     o    0.25% of the pool balance at the end of the related collection period;
          and

     o    $2,250,000.

     A collection period is the three-month period ending on the last day of
January, April, July or October, in each case for the distribution date in the following month. However, the first collection period will be the period from the closing date through January 31, 2005.

     The specified reserve account balance will be subject to adjustment as described in this prospectus supplement. In no event will it exceed the outstanding balance of the notes.

     The reserve account will be available on each distribution date to cover any shortfalls in payments of the primary servicing fee, the class A noteholders' interest distribution amount and the class B noteholders' interest distribution amount.

     In addition, the reserve account will be available:

     o    on the maturity date for each class of class A notes and upon termination of the trust, to cover shortfalls in payments of the class
          A noteholders' principal and accrued interest; and

     o    on the class B maturity date and upon termination of the trust, to pay the class B noteholders the unpaid principal balance on the class B notes and accrued interest and to pay the servicer any carryover servicing fee.

     The reserve account enhances the likelihood of payment to noteholders. In certain circumstances, however, the reserve account could be depleted. This depletion could result in shortfalls in distributions to noteholders.

     If amounts on deposit in the reserve account on any distribution date are sufficient to pay the remaining principal and interest accrued on the notes and any carryover servicing fee, those amounts will be so applied on that distribution date. See "Description of the Notes--Credit Enhancement-- Reserve
Account" in this prospectus supplement.

     o    Capitalized Interest Account. The indenture administrator will establish and maintain the capitalized interest account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account on the closing date. The deposit will be in cash or eligible investments equal to $7,302,491.

     On or prior to the February 2007 distribution date, funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to the class A noteholders and, after that, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account. Funds in the capitalized interest account will not be replenished. All remaining funds on deposit in the capitalized interest account on the February 2007 distribution date will be transferred to the collection account and included in available funds on that distribution date.

                                      S-9

     The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the February 2007 distribution date.
Because it will not be replenished, in certain circumstances the capitalized interest account could be depleted. This depletion could result in shortfalls in interest distributions to noteholders.

     Capitalization of the Trust

     As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes before deducting expenses of the offering will be as follows:

        CLASS              CAPITALIZATION

        A-1 Notes          $  119,450,000
        A-2 Notes          $  247,050,000
        A-3 Notes          $  153,500,000
        A-4 Notes          $  269,200,000
        A-5 Notes          $  230,800,000
        A-6 Notes          $  130,000,000
        A-7 Notes          $  290,980,000
        B Notes            $   44,567,000
             Total         $1,485,547,000

ADMINISTRATION OF THE TRUST

     Distributions

     The administrator will instruct the indenture administrator to withdraw funds on deposit in the collection account and, to the extent required, the reserve account and the capitalized interest account. These funds will be applied monthly to the payment of the primary servicing fee and on each applicable distribution date first to pay or reimburse the indenture trustee and the indenture administrator for all amounts due to it under the indenture for the related distribution date, next to pay or reimburse the owner trustee for all amounts due to it under the trust agreement for the related distribution date, next to pay or reimburse the eligible lender trustee for all amounts due to it under the eligible lender trust agreements for the related distribution date (these amounts payable to the indenture administrator, the indenture trustee, the owner trustee and the eligible lender trustee not to exceed $30,000 per annum in the aggregate), and then generally as shown in the chart below.

                                      S-10

                                [GRAPHIC OMITTED]

                                                                                        COLLECTION ACCOUNT

                                   1st                                                       SERVICER
                                                                                    (Primary Servicing Fee and
                                                                                       Administration Fee)

                                                                                        CLASS A NOTEHOLDERS
                                   2nd                                                 (Class A Noteholders'
                                                                                    Interest Distribution Amount)

                                   3rd                                                 CLASS B NOTEHOLDERS
                  (if the Class B Interest Subordination                              (Class B Noteholders'
                       Condition is not in effect)                                 Interest Distribution Amount)

                                   4th
 (first to class A-1 until paid in full, then to class A-2 until paid in               CLASS A NOTEHOLDERS
 full, then to class A-3 until paid in full, then to class A-4 until paid             (Class A Noteholders'
  in full, then to class A-5 until paid in full, then to class A-6 until           Principal Distribution Amount)
         paid in full, and then to class A-7 until paid in full)

                                   5th                                                 CLASS B NOTEHOLDERS
      (if the Class B Interest Subordination Condition is in effect)                  (Class B Noteholders'
                                                                                   Interest Distribution Amount)

                                   6th
      (provided that (x) if the distribution date is on or after the                    CLASS B NOTEHOLDERS
       Stepdown Date, (y) a Trigger Event has occurred and (z) any                     (Class B Noteholders'
       class A notes are outstanding, then the remaining Available                  Principal Distribution Amount)
    Funds will be distributed sequentially to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7
    noteholders, in that order, until each such class is paid in full)

                                                                                           RESERVE ACCOUNT
                                                                                    (Amount, if any, necessary to
                                   7th                                              reinstate the Reserve Account
                                                                                   balance to the Specified Reserve
                                                                                           Account Balance)

                                   8th                                                        SERVICER
                                                                                  (Carryover Servicing Fee, if any)

                                   9th                                                 INDENTURE ADMINISTRATOR
              (pro rata, for all amounts due to them and not                             INDENTURE TRUSTEE
            previously paid for the related distribution date)                              OWNER TRUSTEE
                                                                                      ELIGIBLE LENDER TRUSTEE

                                                                                           HOLDER OF TRUST
                                   10th                                                      CERTIFICATE
                                                                                       (any remaining amounts)

                                      S-11

     Transfer of the Assets to the Trust

     Under a sale agreement, the depositor will sell the trust student loans to the trust. The eligible lender trustee will hold legal title to the trust student loans on behalf of the trust.

     If the depositor breaches a representation under the sale agreement regarding a trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

     Servicing of the Assets

     Under a servicing agreement, The Student Loan Corporation, as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans. It will also bill and collect payments from the guarantee agencies and the Department of Education. See "Servicing and
Administration--Servicing Procedures" and "Servicing and
Administration--Administration Agreement" in the prospectus. Under some circumstances, the servicer may transfer its obligations as servicer. See
"Servicing and Administration--Certain Matters Regarding the Servicer" in the
prospectus.

     If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach.
See "The Trust Student Loan Pool--Insurance of Student Loans; Guarantors of
Student Loans" in this prospectus supplement.

     Under a sub-servicing agreement, Citibank USA, National Association, as sub-servicer, will agree to perform some or most all of the servicer's obligations under the servicing agreement on the trust student loans, and the servicer will compensate Citibank USA, National Association, out of its own
account.

     In 2003, SLC was designated as an Exceptional Performer by the Department of Education in recognition of its exceptional level of performance in servicing
FFELP loans. As a result, instead of receiving the standard rate of 98%, SLC receives 100% reimbursement on all eligible FFELP default claims filed for reimbursement after December 31, 2003 on loans that SLC services including the trust student loans, causing SLC and the trust not to be subject to the 2%
risk-sharing loss for eligible claims filed after that date. However, this 100%
reimbursement rate could be reduced as a result of a variety of factors, including changes in FFELP or in SLC's servicing performance.

     Compensation of the Servicer

     The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

     The primary servicing fee for any month is equal to 1/12 of 0.50% of the outstanding principal amount of the trust student loans calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month. The servicer will pay the administrator an administration fee as compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses. The administrator will be solely responsible for the payment of fees due to the sub-administrator.

     The primary servicing fee will be payable in arrears out of available funds and amounts on deposit in the reserve account on the 15th of each month, or if the 15th is not a business day, then on the next business day, beginning in
December 2004. Fees will include amounts from any prior monthly servicing payment dates that remain unpaid.

     The carryover servicing fee will be payable to the servicer on each distribution date out of available funds in the order and priority described above.

                                      S-12

     The carryover servicing fee is the sum of:

     o    the amount of specified increases in the costs incurred by the servicer;

     o    the amount of specified conversion, transfer and removal fees;

     o    any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

     o    interest on any unpaid amounts.

     See "Description of the Notes--Servicing Compensation" in this prospectus supplement.

TERMINATION OF THE TRUST

     The trust will terminate upon:

     o    the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

     o    the payment of all amounts required to be paid to the noteholders.

     See "The Student Loan Pools--Termination" in the prospectus.

     Optional Purchase

     The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the first distribution date when the pool balance is 10% or less of the initial pool balance. The exercise of this purchase option will result in the early retirement of the remaining notes. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

     This prescribed minimum purchase amount is the amount that would be sufficient to:

     o    pay to noteholders the interest payable on the related distribution date; and

     o    reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero.

     Auction of Trust Assets

     If the servicer does not purchase or arrange for the purchase of all remaining trust student loans on the first distribution date after the date on which the pool balance is 10% or less of the initial pool balance, the indenture administrator will engage a third-party financial advisor, which may be an affiliate of SLC and which may include an underwriter of the securities or the administrator, to try to auction any trust student loans remaining in the trust.
Only third parties unrelated to SLC may make bids to purchase these trust student loans on the trust auction date. The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right.
The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee, the indenture trustee and the indenture administrator, in writing, that it intends to exercise its purchase option before the financial advisor, on behalf of the indenture administrator, accepts a bid to purchase the trust student loans.

     If at least two bids are received, the financial advisor, on behalf of the indenture administrator, will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The financial advisor, on behalf of the indenture administrator, will accept the highest of the remaining bids if it equals or exceeds the minimum purchase amount described under "Optional Purchase" above.

                                      S-13

     If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the financial advisor will not complete the sale. The indenture administrator and the financial advisor will be entitled to the reimbursement of all of their and their respective agents' fees, expenses and costs whether or not such auction sale is consummated.

     The net proceeds of any auction sale will be used to retire any outstanding notes on the related distribution date.

     If the sale is not completed as described above, the financial advisor, on behalf of the indenture administrator, will continue to solicit and re-solicit bids for sale of the trust student loans upon the same terms described above, including the servicer's waiver of its option to purchase the remaining trust student loans, until the financial advisor has received at least one bid that equals or exceeds the minimum purchase amount described under "Optional
Purchase" above.

     The financial advisor may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

     If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture administrator to distribute the amount of the excess as accelerated payments of note principal.

     Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the securityholders, will be transferred to the reserve account and paid as provided under "Description of the
Notes--Credit Enhancement--Reserve Account".

U.S. FEDERAL INCOME TAX CONSIDERATIONS

     Cadwalader, Wickersham & Taft LLP will deliver an opinion that, for federal income tax purposes, the class A notes will be and, although not free from doubt, the class B notes will be treated as indebtedness, as described under
"U.S. Federal Income Tax Consequences" in the prospectus.

CERTAIN ERISA CONSIDERATIONS

     If the notes are treated as indebtedness without substantial equity features, the notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangement, individual retirement accounts and Keogh
Plans, subject to the considerations discussed under "Certain ERISA
Considerations" in the prospectus, and only if an exemption from the prohibited transaction rules applies. Each fiduciary who purchases any note will be deemed to represent that such an exemption exists and applies to the purchase and holding of the notes by the plan.

     See "Certain ERISA Considerations" in this prospectus supplement and the prospectus for additional information concerning the application of ERISA.

RATINGS OF THE NOTES

     The notes are required to be rated as follows:

          Class            Rating Agency
                           (Moody's / S&P / Fitch)
          A-1 Notes        Aaa/AAA/AAA
          A-2 Notes        Aaa/AAA/AAA
          A-3 Notes        Aaa/AAA/AAA
          A-4 Notes        Aaa/AAA/AAA
          A-5 Notes        Aaa/AAA/AAA
          A-6 Notes        Aaa/AAA/AAA
          A-7 Notes        Aaa/AAA/AAA
          B Notes          Aa1/AA/AA+

     See "Ratings of the Notes" in this prospectus supplement.

                                      S-14

LISTING INFORMATION

     Application will be made to the Irish Stock Exchange for the class A notes to be admitted to the Daily Official List. There can be no assurance that such a listing will be obtained. You may consult with the Irish listing agent to determine their status.

     The notes have been accepted for clearance and settlement by Clearstream,
Luxembourg and Euroclear.

RISK FACTORS

     Some of the factors you should consider before making an investment in the notes are described in this prospectus supplement and in the prospectus under
"Risk Factors."

CUSIP NUMBERS

     o    Class A-1 notes: 784423AA3

     o    Class A-2 notes: 784423AB1

     o    Class A-3 notes: 784423AC9

     o    Class A-4 notes: 784423AD7

     o    Class A-5 notes: 784423AE5

     o    Class A-6 notes: 784423AF2

     o    Class A-7 notes: 784423AG0

     o    Class B notes: 784423AH8

EUROPEAN COMMON CODES

     o    Class A-1 notes: 020594454

     o    Class A-2 notes: 020594519

     o    Class A-3 notes: 020594535

     o    Class A-4 notes: 020594560

     o    Class A-5 notes: 020594845

     o    Class A-6 notes: 020594888

     o    Class A-7 notes: 020594926

     o    Class B notes: 020594977

INTERNATIONAL SECURITIES IDENTIFICATION NUMBERS (ISIN)

     o    Class A-1 notes: US784423AA30

     o    Class A-2 notes: US784423AB13

     o    Class A-3 notes: US784423AC95

     o    Class A-4 notes: US784423AD78

     o    Class A-5 notes: US784423AE51

     o    Class A-6 notes: US784423AF27

     o    Class A-7 notes: US784423AG00

     o    Class B notes: US784423AH82

                                      S-15

                                  RISK FACTORS

     You should carefully consider the following factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes. Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note. The prospectus describes additional risk factors that you should also consider beginning on page 15 of the prospectus. These risk factors could affect your investment in or return on the notes.

SUBORDINATION OF THE CLASS B NOTES AND SEQUENTIAL PAYMENT OF THE NOTES MAY
RESULT IN A GREATER RISK OF LOSS

     Class B noteholders bear a greater risk of loss than do class A noteholders because:

     o    On each distribution date, distributions of interest on the class B notes will be subordinate to the payment of interest on the class A notes and distributions of principal of the class B notes will be subordinate to the payment of both interest and principal on the class
          A notes; and

     o    No principal will be paid to the class B noteholders until all principal due to the class A noteholders on each distribution date has been paid in full.

     Holders of later maturing class A notes bear a greater risk of loss than do holders of earlier maturing class A notes because, prior to an event of default, no principal will be paid to any class A noteholders until each class of the class A notes having an earlier maturity has been paid in full.

INVESTORS IN THE CLASS B NOTES BEAR GREATER RISK OF LOSS BECAUSE THE PRIORITY OF
  PAYMENT OF INTEREST AND THE TIMING OF PRINCIPAL PAYMENTS ON THE CLASS B NOTES
  MAY CHANGE DUE TO THE VARIABILITY OF CASH FLOWS

     Interest on the class B notes generally will be paid prior to principal on the class A notes. However, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon, and amounts then on deposit in the reserve account in excess of the specified reserve account balance, would be less than the outstanding principal balance of the class A notes, interest on the class B notes will be subordinated to the payment of principal on the class A notes on that distribution date.

     Principal on the class B notes will not begin to be paid until the stepdown date. However, if a trigger event is in effect on any distribution date, the class B notes will not receive any payments of principal on any distribution date occurring or after the stepdown date unless the class A notes have been paid in full.

     Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal and/or interest on the class B notes.

THE CHARACTERISTICS OF THE TRUST STUDENT LOANS MAY CHANGE

     The statistical information in this prospectus supplement reflects only the characteristics of the trust student loans as of the statistical cutoff date.
The trust student loans actually sold to the trust on the closing date will have characteristics that differ somewhat from the characteristics of the trust student loans as of the statistical cutoff date due to payments received and other changes in these loans that occur during the period from the statistical cutoff date to the closing date. We do not expect the characteristics of the trust student loans actually sold to the trust on the closing date to differ materially from the characteristics of the trust student loans as of the statistical cutoff date. However, in making your investment decision, you should assume that the trust student loans will vary somewhat from the trust student loans presented in this prospectus supplement.

BECAUSE THE INITIAL PRINCIPAL BALANCE OF THE NOTES EXCEEDS THE TRUST ASSETS, YOU
   MAY BE ADVERSELY AFFECTED BY A HIGH RATE OF PREPAYMENTS

     The expected pool balance as of the closing date plus the sum of accrued interest, the capitalized interest account balance and the specified reserve account balance is approximately 99.6% of the aggregate principal balance of the notes. Noteholders must rely primarily on interest payments on the trust student loans and other trust

                                      S-16

assets, in excess of servicing, trustee and administration fees and interest payable on the notes, to reduce the aggregate principal balance of the notes to the pool balance. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. Prepayments may increase when borrowers further consolidate or reconsolidate their student loans (which tends to occur more frequently when interest rates are lower than when such student loans were originated or initially consolidated), from borrower defaults and from voluntary full or partial prepayments, among other things. In addition, the principal balance of the trust student loans on which interest will be collected will be less than the principal balance of the notes for some period.

YOU MAY INCUR LOSSES OR DELAYS IN PAYMENTS ON YOUR NOTES IF BORROWERS DEFAULT ON
   THE STUDENT LOANS

     SLC, which was designated as an Exceptional Performer by the Department of
Education in recognition of its exceptional level of performance in servicing
FFELP loans, receives 100% reimbursement, instead of the standard rate of 98%, on all eligible FFELP default claims filed for reimbursement after December 31,
2003 on loans that SLC services. However, this 100% reimbursement rate could be reduced as a result of a variety of factors, including changes in FFELP or in
SLC's servicing performance. If this 100% reimbursement rate is so reduced, the majority of the student loans owned by the trust will be less than 100%
guaranteed. If a borrower defaults on a student loan that is less than 100%
guaranteed, the related trust will experience a loss of the difference between
100% and the actual percentage rate of reimbursement (such percentage rate of reimbursement not to be below 98%) of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in this prospectus supplement is insufficient, you may suffer a delay in payment or losses on your notes.

YOUR NOTES MAY HAVE A DEGREE OF BASIS RISK, WHICH COULD COMPROMISE THE TRUST'S
   ABILITY TO PAY PRINCIPAL AND INTEREST ON YOUR NOTES

     There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans adjust on the basis of specified indices and those of the notes adjust on the basis of a different index. If a shortfall were to occur, the trust's ability to pay your principal and/or interest on the notes could be compromised.

CHANGES IN LAW MAY AFFECT STUDENT LOANS AND MAY IMPACT THE YIELD AND EXPECTED
   TERM TO MATURITY OF YOUR SECURITIES

     Several bills have been introduced in the U.S. House of Representatives and
U.S. Senate that, if enacted into law, would permit borrowers with outstanding consolidation loans to refinance those loans. Any legislation that permits borrowers to refinance existing consolidation loans could significantly increase the rate of repayments on the student loans, lower the yield with respect to the student loans and shorten the expected term to maturity for any class of securities that then bears interest at a floating rate. In addition, if the legislation referred to above or any similar legislation is enacted into law, the length of time that the securities are outstanding and their weighted average lives may be shortened significantly.

                                  DEFINED TERMS

     In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement. These terms appear in BOLD FACE on their first use and in initial capital letters in all cases.

                             FORMATION OF THE TRUST

THE TRUST

     The SLC Student Loan Trust 2004-1 is a statutory trust newly formed under
Delaware law.

     After its formation, the trust will not engage in any activity other than:

     o    acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

     o    issuing the notes;

                                      S-17

     o    making payments on the notes; and

     o    engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

     The net proceeds from the sale of the notes will be used by the trust to make the initial deposits into the capitalized interest account and the reserve account, and to purchase the trust student loans. It will purchase the trust student loans from the depositor under a sale agreement to be dated as of the closing date, among the depositor, the trust and the eligible lender trustee. On the closing date, the depositor will use the net proceeds it receives from the sale of the trust student loans to pay to SLC the purchase price of the trust student loans acquired from it under the purchase agreement between the depositor and SLC.

     The property of the trust will consist of:

     o    the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

     o    all funds collected on trust student loans, including any special allowance payments and interest subsidy payments, on or after the cutoff date;

     o    all moneys and investments from time to time on deposit in the trust accounts;

     o    its rights under the transfer and servicing agreements, including the right to require SLC, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions; and

     o    its rights under the guarantee agreements with guarantors.

     The notes will be secured by the property of the trust. The collection account will be maintained by the indenture administrator in the name of the indenture trustee for the benefit of the noteholders. The reserve account and the capitalized interest account will be maintained in the name of the indenture trustee for the benefit of the noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

     The trust's principal offices are in New York, New York, in care of
Wilmington Trust Company, as owner trustee.

ELIGIBLE LENDER TRUSTEE

     Citibank, N.A. is the eligible lender trustee for the trust under the trust agreement. Citibank, N.A. is a national banking association whose corporate trust offices are located in New York, New York. The eligible lender trustee will acquire on behalf of the trust legal title to all the trust student loans acquired under the sale agreement. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher
Education Act and the guarantee agreements. Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and
Department of Education payments on the trust student loans. See "Appendix
A--Federal Family Education Loan Program--Eligible Lenders, Students and
Educational Institutions" in the prospectus.

     The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the trust agreement and the sale agreement. See "Description of the Notes" in this prospectus supplement and "Transfer and Servicing
Agreements" in the prospectus. Affiliates of the depositor maintain banking relations with the eligible lender trustee.

                                      S-18

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SOURCES OF CAPITAL AND LIQUIDITY

     The trust's primary sources of capital will be the net proceeds from the sale of the notes. See "Formation of the Trust--Capitalization of the Trust" in
this prospectus supplement.

     The trust's primary sources of liquidity will be collections on the trust student loans, as supplemented by:

     o    through the February 2007 distribution date, amounts on deposit in the capitalized interest account; and

     o    amounts on deposit in the reserve account.

RESULTS OF OPERATIONS

     The trust is newly formed and, accordingly, has no results of operations as of the date of this prospectus supplement. Because the trust does not have any operating history, we have not included in this prospectus supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the trust student loans and other assets owned by the trust and the interest costs of the notes will determine the trust's results of operations in the future. The income generated from the trust's assets will pay operating costs and expenses of the trust and interest and principal on the notes. The principal operating expenses of the trust are expected to be, but are not limited to, servicing and administration fees.

                                 USE OF PROCEEDS

     The trust will use the net proceeds of $1,481,226,472 from the sale of the notes to make the initial deposits into the reserve account and the capitalized interest account, and to purchase the trust student loans from the depositor on the closing date under the sale agreement. The depositor will then use the proceeds paid to the depositor by the trust to pay to SLC the purchase price due to SLC for the trust student loans purchased by the depositor. Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor.

                           THE TRUST STUDENT LOAN POOL

     The eligible lender trustee, on behalf of the trust, will purchase the pool of trust student loans from the depositor on the closing date, and the trust will be entitled to collections on and proceeds of the trust student loans on and after that date. Unless otherwise specified, all information with respect to the trust student loans is presented herein as of September 30, 2004, which is the statistical cutoff date.

     The depositor will purchase the trust student loans from SLC under the purchase agreement. SLC originated or acquired the trust student loans.

     The trust student loans were selected from SLC's portfolio of consolidation student loans by employing several criteria, including requirements that each trust student loan as of the statistical cutoff date:

     o    is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

     o    contains terms in accordance with those required by FFELP, the guarantee agreements and other applicable requirements;

     o    is more than 180 days past the final disbursement;

     o    is not more than 210 days past due;

     o    does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

     o    has special allowance payments, if any, based on the three-month financial commercial paper rate.

                                      S-19

     No trust student loan as of the statistical cutoff date was subject to any prior obligation to sell that loan to a third party.

     The following tables provide a description of specified characteristics of the trust student loans as of the statistical cutoff date. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of $5,177,422 as of the statistical cutoff date.

     The distribution by weighted average interest rate applicable to the trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans. Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the statistical cutoff date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or the granting of deferral and forbearance periods on any of the trust student loans.

     The following tables also contain information concerning the total number of loans and the total number of borrowers in the portfolio of trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan. The following tables reflect those loan segments within the number of loans. Percentages and dollar amounts in any table may not total 100% or the trust student loan balance, as applicable, due to rounding.

                     COMPOSITION OF THE TRUST STUDENT LOANS
                        AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance....................... $1,465,934,280
Number of Borrowers...........................................         57,062
Average Outstanding Principal Balance Per Borrower............ $       25,690
Number of Loans...............................................         98,507
Average Outstanding Principal Balance Per Loan................ $       14,882
Weighted Average Remaining Term to Scheduled Maturity.........     228 months
Weighted Average Annual Borrower Interest Rate................          4.36%
Weighted Average Margin--Commercial Paper.....................          2.64%

     We determined the weighted average remaining term to maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools--The Student Loan Corporation's Student
Loan Business" in the prospectus.

     Any special allowance payments on the trust student loans are based on the three-month financial commercial paper rate. For this purpose, the three-month financial commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication
H.15 (or its successor) for that calendar quarter.

                                      S-20

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
          BY BORROWER INTEREST RATES AS OF THE STATISTICAL CUTOFF DATE

                                                                                                  PERCENT OF
                                                                                 AGGREGATE         POOL BY
                                                                                OUTSTANDING      OUTSTANDING
                                                                                 PRINCIPAL        PRINCIPAL
                     INTEREST RATES                         NUMBER OF LOANS       BALANCE          BALANCE
--------------------------------------------------------   -----------------  -----------------  -------------

Less than 3.50%......................................                 3,396   $    61,479,789            4.19%
3.50% to 3.99%.......................................                26,496       411,700,380           28.08%
4.00% to 4.49%.......................................                30,428       411,787,137           28.09%
4.50% to 4.99%.......................................                27,885       383,066,515           26.13%
5.00% to 5.49%.......................................                 6,167       107,156,098            7.31%
Greater than 5.49%...................................                 4,135        90,744,361            6.19%
                                                           -----------------  -----------------  -------------
    Total.............................................               98,507   $ 1,465,934,280          100.00%
                                                           =================  =================  ==============

     We determined the interest rates shown in the table above using the interest rates applicable to the trust student loans as of the statistical cutoff date. See Appendix A to the prospectus and "The Student Loan Pools--The
Student Loan Corporation's Student Loan Business" in the prospectus.

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
                  BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER
                        AS OF THE STATISTICAL CUTOFF DATE

                                                                                                  PERCENT OF
                                                                                 AGGREGATE         POOL BY
                                                                                OUTSTANDING      OUTSTANDING
                  RANGE OF OUTSTANDING                         NUMBER OF         PRINCIPAL        PRINCIPAL
                    PRINCIPAL BALANCE                          BORROWERS          BALANCE          BALANCE
--------------------------------------------------------   -----------------  -----------------  -------------

Less than $500.00.....................................                  14    $         2,797             ***
$500.00 - $999.00.....................................                  15             11,768             ***
$1,000.00 - $1,999.00.................................                  38             56,052             ***
$2,000.00 - $2,999.00.................................                  60            154,050            0.01%
$3,000.00 - $3,999.00.................................                  83            289,710            0.02%
$4,000.00 - $5,999.00.................................                 326          1,679,101            0.11%
$6,000.00 - $7,999.00.................................                 708          5,069,526            0.35%
$8,000.00 - $9,999.00.................................               3,031         27,960,660            1.91%
$10,000.00 - $14,999.00...............................              13,862        174,394,790           11.90%
$15,000.00 - $19,999.00...............................              12,929        223,364,747           15.24%
$20,000.00 - $24,999.00...............................               7,747        172,528,754           11.77%
$25,000.00 - $29,999.00...............................               4,479        122,383,591            8.35%
$30,000.00 - $34,999.00...............................               3,169        102,535,731            6.99%
$35,000.00 - $39,999.00...............................               2,434         90,803,995            6.19%
$40,000.00 - $49,999.00...............................               2,996        133,558,320            9.11%
$50,000.00 - $59,999.00...............................               1,792         97,900,381            6.68%
$60,000.00 - $69,999.00...............................               1,003         64,509,973            4.40%
$70,000.00 - $79,999.00...............................                 700         52,511,992            3.58%
$80,000.00 - $89,999.00...............................                 404         34,186,918            2.33%
$90,000.00 - $99,999.00...............................                 291         27,616,987            1.88%
$100,000.00 - $109,999.00.............................                 200         20,936,765            1.43%
$110,000.00 - $119,999.00.............................                 186         21,318,601            1.45%
$120,000.00 - $129,999.00.............................                 157         19,607,104            1.34%
$130,000.00 - $139,999.00.............................                  88         11,867,876            0.81%
$140,000.00 - $149,999.00.............................                  84         12,161,442            0.83%
$150,000.00 and greater...............................                 266         48,522,653            3.31%
                                                           -----------------  -----------------  -------------
    Total.............................................              57,062    $ 1,465,934,280          100.00%
                                                           =================  =================  =============

*** Represents a percentage greater than 0.00% but less than 0.01%.

                                      S-21

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
    BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL CUTOFF DATE

                                                                                                   PERCENT OF
                                                                                                    POOL BY
                                                                                   AGGREGATE      OUTSTANDING
               NUMBER OF MONTHS REMAINING                                         OUTSTANDING      PRINCIPAL
                  TO SCHEDULED MATURITY                     NUMBER OF LOANS    PRINCIPAL BALANCE    BALANCE
--------------------------------------------------------   -----------------   -----------------  --------------

0 to 24..............................................                   142    $        269,406            0.02%
25 to 36.............................................                   496           2,706,626            0.18%
37 to 48.............................................                   618           3,690,502            0.25%
49 to 60.............................................                   550           4,001,781            0.27%
61 to 72.............................................                   672           5,065,101            0.35%
73 to 84.............................................                   539           4,165,670            0.28%
85 to 96.............................................                 4,915          49,663,840            3.39%
97 to 108............................................                 4,661          45,960,087            3.14%
109 to 120...........................................                 1,540          15,429,896            1.05%
121 to 132...........................................                   537           3,688,906            0.25%
133 to 144...........................................                   519           3,313,974            0.23%
145 to 156...........................................                12,401         106,656,321            7.28%
157 to 168...........................................                16,987         163,021,374           11.12%
169 to 180...........................................                 7,762          75,768,827            5.17%
181 to 192...........................................                   126           1,348,701            0.09%
193 to 220...........................................                17,264         252,393,798           17.22%
221 to 260...........................................                13,586         206,828,037           14.11%
261 to 300...........................................                 9,007         227,431,587           15.51%
301 to 330...........................................                    55           1,454,723            0.10%
331 to 360...........................................                 6,130         293,075,124           19.99%
                                                             ----------------- ------------------  -------------
    Total............................................                98,507    $  1,465,934,280          100.00%
                                                             ================= ==================  =============

     We have determined the numbers of months remaining to scheduled maturity shown in the table from the statistical cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools--The Student Loan Corporation's Student
Loan Business" in the prospectus.

                     DISTRIBUTION OF THE TRUST STUDENT LOANS
      BY CURRENT BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

                                                                                                       PERCENT OF
                                                                                                         POOL BY
                                                                                     AGGREGATE         OUTSTANDING
                                                                                    OUTSTANDING         PRINCIPAL
              CURRENT BORROWER PAYMENT STATUS                 NUMBER OF LOANS    PRINCIPAL BALANCE       BALANCE
--------------------------------------------------------     -----------------   -----------------    -------------

Deferral...............................................                13,309    $     206,704,013           14.10%
Forbearance............................................                 5,936          114,600,924            7.82%
Repayment
   First year in repayment.............................                     0                    0            0.00%
   Second year in repayment............................                39,970          596,448,273           40.69%
   Third year in repayment.............................                39,292          548,181,070           37.39%
                                                             -----------------   ------------------   -------------
      Total............................................                98,507    $   1,465,934,280          100.00%
                                                             =================   =================    =============

     See Appendix A to the prospectus and "The Student Loan Pools--The Student
Loan Corporation's Student Loan Business" in the prospectus.

     The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 24, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the statistical cutoff date.

                                      S-22

          SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE
             TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS
                        AS OF THE STATISTICAL CUTOFF DATE

                                                                       SCHEDULED MONTHS IN STATUS
                                                       --------------------------------------------------------------
          CURRENT BORROWER PAYMENT STATUS                  DEFERRAL            FORBEARANCE           REPAYMENT
--------------------------------------------------     --------------------  -----------------  ---------------------

Deferral........................................                       16.3               --                    232.9
Forbearance.....................................                       --                  5.5                  265.6
Repayment.......................................                       --                 --                    223.8

     We have determined the scheduled months in status shown in the table without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools--The
Student Loan Corporation's Student Loan Business" in the prospectus.

                                      S-23

                         GEOGRAPHIC DISTRIBUTION OF THE
              TRUST STUDENT LOANS AS OF THE STATISTICAL CUTOFF DATE

                                                                                                      PERCENT OF
                                                                                                        POOL BY
                                                                                     AGGREGATE        OUTSTANDING
                                                                                    OUTSTANDING        PRINCIPAL
                         LOCATION                             NUMBER OF LOANS    PRINCIPAL BALANCE      BALANCE
----------------------------------------------------------  ------------------- --------------------- ----------------

Alabama...................................................              1,114    $     16,717,232               1.14%
Alaska....................................................                157           2,314,910               0.16%
Arizona...................................................              1,552          24,895,054               1.70%
Arkansas..................................................                411           5,731,670               0.39%
California................................................              9,514         157,199,068              10.72%
Colorado..................................................              1,531          21,956,638               1.50%
Connecticut...............................................              1,383          20,958,148               1.43%
Delaware..................................................                275           4,641,905               0.32%
District of Columbia......................................                426           7,796,748               0.53%
Florida...................................................              4,036          65,601,190               4.48%
Georgia...................................................              3,500          52,913,040               3.61%
Hawaii....................................................                272           4,245,019               0.29%
Idaho.....................................................                689           8,920,061               0.61%
Illinois..................................................              4,362          64,147,799               4.38%
Indiana...................................................              1,157          16,481,422               1.12%
Iowa......................................................              1,116          14,132,998               0.96%
Kansas....................................................                743           9,932,467               0.68%
Kentucky..................................................                791          10,840,087               0.74%
Louisiana.................................................                827          13,111,592               0.89%
Maine.....................................................                491           6,793,987               0.46%
Maryland..................................................              2,397          38,569,736               2.63%
Massachusetts.............................................              2,989          42,956,695               2.93%
Michigan..................................................              3,114          43,520,292               2.97%
Minnesota.................................................              2,896          39,565,384               2.70%
Mississippi...............................................                738          11,205,781               0.76%
Missouri..................................................              1,142          16,320,910               1.11%
Montana...................................................                272           3,484,936               0.24%
Nebraska..................................................                536           7,454,298               0.51%
Nevada....................................................                445           6,617,263               0.45%
New Hampshire.............................................                519           6,688,555               0.46%
New Jersey................................................              3,660          52,807,774               3.60%
New Mexico................................................                339           5,651,888               0.39%
New York..................................................             12,025         189,470,612              12.92%
North Carolina............................................              3,814          49,637,056               3.39%
North Dakota..............................................                 94           1,312,032               0.09%
Ohio......................................................              6,025          84,329,110               5.75%
Oklahoma..................................................                595           8,527,906               0.58%
Oregon....................................................              1,384          19,131,071               1.31%
Pennsylvania..............................................              4,345          63,885,336               4.36%
Puerto Rico...............................................                 67           1,266,809               0.09%
Rhode Island..............................................                405           6,199,310               0.42%
South Carolina............................................              1,482          21,059,234               1.44%
South Dakota..............................................                177           2,541,881               0.17%
Tennessee.................................................              1,018          15,833,401               1.08%
Texas.....................................................              4,106          62,267,278               4.25%
Utah......................................................                270           4,543,693               0.31%
Vermont...................................................                172           2,214,445               0.15%
Virgin Islands............................................                  9             149,461               0.01%
Virginia..................................................              3,159          47,105,815               3.21%
Washington................................................              2,057          29,611,978               2.02%
West Virginia.............................................                428           6,452,964               0.44%
Wisconsin.................................................              3,111          40,132,838               2.74%
Wyoming...................................................                 92           1,460,897               0.10%
Other.....................................................                278           4,626,609               0.32%
                                                             ------------------- --------------------- ----------------
    Total...............................................               98,507    $  1,465,934,280             100.00%
                                                             =================== ===================== ================

                                      S-24

     We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer's records as of the statistical cutoff date.

     Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment.
If a late fee is applied, such payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

     In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

     SLC currently offers two incentive programs to borrowers of student loans it holds. One incentive program allows for a 0.25% interest rate reduction to borrowers who elect to have their installments deducted automatically from their bank accounts. Another incentive program provides a 1.00% interest rate reduction to borrowers who pay a specified number of consecutive installments on time, starting with their first installment. This benefit is lost if a borrower is delinquent with respect to any subsequent installment. If any such incentive programs not required by the Higher Education Act are in effect for the trust student loans on any distribution date on or after the February 2007 distribution date when the outstanding principal balance of the notes exceeds the ADJUSTED POOL BALANCE, the seller either will contribute funds to the collection account in an amount equal to the interest that otherwise would have been paid on such trust student loans in the absence of the borrower incentive programs or terminate the borrower incentive programs.

     In addition, through the servicer, SLC makes payment terms available to borrowers of student loans it holds that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by
SLC provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase-in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. SLC also offers, through the servicer, an income-sensitive repayment plan, under which repayments are based on the borrower's income, and an extended repayment plan, under which certain borrowers may extend their repayment term up to 25 years.

     The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

                            DISTRIBUTION OF THE TRUST
          STUDENT LOANS BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                                                                                                     PERCENT OF POOL
                                                                                     AGGREGATE        BY OUTSTANDING
                                                                                    OUTSTANDING         PRINCIPAL
                         LOAN TYPE                            NUMBER OF LOANS    PRINCIPAL BALANCE       BALANCE
----------------------------------------------------------  ------------------- --------------------- ----------------

Subsidized...............................................             49,489     $    732,827,132               49.99%
Unsubsidized.............................................             49,018          733,107,149               50.01%
                                                            ------------------- --------------------- ----------------
   Total.................................................             98,507     $  1,465,934,280              100.00%
                                                            =================== ===================== ================

                                      S-25

                            DISTRIBUTION OF THE TRUST
       STUDENT LOANS BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

                                                                                                     PERCENT OF POOL
                                                                                     AGGREGATE        BY OUTSTANDING
                                                                                    OUTSTANDING         PRINCIPAL
                    LOAN REPAYMENT TERMS                      NUMBER OF LOANS    PRINCIPAL BALANCE       BALANCE
----------------------------------------------------------  ------------------- --------------------- ----------------

Level Payment............................................             83,275     $ 1,208,666,720                82.45%
Other Repayment Options(1)...............................             15,232         257,267,560                17.55%
                                                            ------------------- --------------------- ----------------
   Total.................................................             98,507     $ 1,465,934,280               100.00%
                                                            =================== ===================== ================

---------------------------
(1) Includes, among others, graduated repayment, income-sensitive and interest-only period loans.

     The servicer, at the request of SLC and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the statistical cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the securities could be lengthened.

     The following table provides information about the trust student loans regarding date of disbursement.

                            DISTRIBUTION OF THE TRUST
     STUDENT LOANS BY DATE OF DISBURSEMENT AS OF THE STATISTICAL CUTOFF DATE

                                                                                                     PERCENT OF POOL
                                                                                     AGGREGATE        BY OUTSTANDING
                                                                NUMBER OF           OUTSTANDING         PRINCIPAL
                     DISBURSEMENT DATE                            LOANS          PRINCIPAL BALANCE       BALANCE
----------------------------------------------------------  ------------------- --------------------- ----------------

Pre-October 1, 1993......................................                  0    $             0                 0.00%
October 1, 1993 and thereafter...........................             98,507      1,465,934,280               100.00%
                                                            ------------------- --------------------- ----------------
   Total.................................................             98,507    $ 1,465,934,280               100.00%
                                                            =================== ===================== ================

     Student Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable guarantor, and reinsured against default by the Department of
Education. Student loans disbursed on or after October 1, 1993 are 98%
guaranteed by the applicable guarantor, and reinsured against default by the
Department of Education. However, SLC, which was designated as an Exceptional
Performer by the Department of Education in recognition of its exceptional level of performance in servicing FFELP loans, currently receives 100% reimbursement, instead of the standard rate of 98%, on all eligible FFELP default claims filed for reimbursement after December 31, 2003 on loans that SLC services. See "Risk
Factors--You May Incur Losses or Delays in Payments on Your Notes if Borrowers
Default on the Student Loans" in this prospectus supplement and "Appendix
A--Federal Family Education Loan Program--Guarantee Agencies under the FFELP" in the prospectus.

                            DISTRIBUTION OF THE TRUST
            STUDENT LOANS BY NUMBER OF DAYS OF DELINQUENCY AS OF THE
                            STATISTICAL CUTOFF DATE

                                                                                                     PERCENT OF POOL
                                                                                  AGGREGATE           BY OUTSTANDING
                                                                NUMBER OF        OUTSTANDING            PRINCIPAL
                      DAYS DELINQUENT                             LOANS       PRINCIPAL BALANCE          BALANCE
----------------------------------------------------------  ------------------- --------------------- ----------------

0-30.....................................................             94,814    $ 1,411,879,898            96.31%
31-60....................................................              1,621         24,830,814             1.69%
61-90....................................................                809         12,301,704             0.84%
91-120...................................................                437          5,614,946             0.38%
121-150..................................................                315          4,387,173             0.30%
151-180..................................................                302          4,052,354             0.28%
181-210..................................................                209          2,867,392             0.20%
                                                            ------------------- --------------------- ----------------
   Total.................................................             98,507    $ 1,465,934,280           100.00%
                                                            =================== ===================== ================

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

     General. Each trust student loan is required to be guaranteed as to at least 98% of the principal and interest by one of the guarantee agencies described below and reinsured by the Department of Education under the Higher
Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the Department of
Education.

                                      S-26

     No insurance premium is charged to a borrower or a lender in connection with a consolidation loan. However, FFELP lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999. The trust will pay this consolidation loan rebate prior to calculating AVAILABLE FUNDS.

     Guarantee Agencies for the Trust Student Loans. The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

     Under the Higher Education Amendments of 1992, if the Department of
Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department of
Education and the Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. However, the Department of
Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above. We cannot assure you that the Department of Education would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See "Appendix A--Federal
Family Education Loan Program--Guarantee Agencies under the FFELP" in the prospectus.

     The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor:

                   DISTRIBUTION OF THE TRUST STUDENT LOANS BY
               GUARANTEE AGENCY AS OF THE STATISTICAL CUTOFF DATE

                                                                                                       PERCENT OF
                                                                                      AGGREGATE          POOL BY
                                                                                     OUTSTANDING       OUTSTANDING
                                                                     NUMBER OF        PRINCIPAL         PRINCIPAL
                                                                       LOANS          BALANCE OF         BALANCE
                    NAME OF GUARANTEE AGENCY                        GUARANTEED     LOANS GUARANTEED    GUARANTEED
----------------------------------------------------------  ------------------- --------------------- ----------------

California Student Aid Commission...........................              5,702    $    98,596,031               6.73%
Educational Credit Management Corp. of Virginia ............                  7             28,652                ***
Illinois Student Assistance Commission......................              1,647         25,577,124               1.74%
Nebraska Student Loan Program...............................                  6            124,231               0.01%
New York State Higher Education Services Corporation........             67,229        943,643,446              64.37%
Rhode Island Higher Education Assistance Authority..........                  6             73,286                ***
Tennessee Student Assistance Corporation....................                  2             20,617                ***
Texas Guaranteed Student Loan Corporation...................              2,788         41,921,654               2.86%
United Student Aid Funds, Inc. .............................             21,120        355,949,239              24.28%
                                                            ------------------- --------------------- ----------------
   Total....................................................             98,507    $ 1,465,934,280             100.00%
                                                            =================== ===================== ================

*** Represents a percentage greater than 0.00% but less than 0.01%.

     Some historical information about each of the guarantee agencies that guarantees trust student loans comprising at least 10% of the initial POOL
BALANCE is provided below. For purposes of the following tables we refer to these guarantee agencies as the "SIGNIFICANT GUARANTORS". The information shown for the Significant Guarantors relates to all student loans, including but not limited to trust student loans, guaranteed by the Significant Guarantor.

     We obtained the information in these tables from various sources, including from the Significant Guarantors themselves or, if not available from the
Significant Guarantors, from Department of Education publications and data. None of the depositor, SLC or the underwriters have audited or independently verified this information for accuracy or completeness.

                                      S-27

     Guarantee Volume. The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by the Significant Guarantors and by all guarantee agencies, including but not limited to those guaranteeing trust student loans, in each of the five federal fiscal years shown:

                                                               LOANS GUARANTEED
                          -----------------------------------------------------------------------------------------
                                                              FEDERAL FISCAL YEAR
                          -----------------------------------------------------------------------------------------
NAME OF GUARANTEE AGENCY         1999              2000               2001              2002              2003
------------------------  ------------------ ----------------- ----------------- ----------------- ----------------

New York State Higher
   Education Services
   Corporation........      $ 1,622,000,000   $ 1,932,000,000    $ 1,925,524,251   $ 2,155,537,213   $ 2,414,000,000
United Student Aid            6,473,000,000     6,840,000,000      7,379,000,000     8,162,000,000     9,571,000,000
   Funds, Inc. .......
All Guarantee Agencies      $22,923,325,576   $25,656,043,912    $28,355,601,253   $32,749,370,030   $38,864,942,462

     Reserve Ratio. A Significant Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. For this purpose:

     o    Cumulative cash reserves are cash reserves plus (1) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (2) uses of funds, including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees.

     o    The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the guarantor from other guarantors.

     The following table shows the Significant Guarantors' reserve ratios for the last five federal fiscal years as well as the average reserve ratio for all guarantors for the same periods for which information is available:

                                                                        RESERVE RATIO AS OF CLOSE OF
                                                                             FEDERAL FISCAL YEAR
                                                        --------------------------------------------------------------
                      GUARANTORS                            1999         2000        2001        2002        2003
------------------------------------------------------  ----------  -----------  ----------  ---------   -------------

New York State Higher Education Services                   1.7%         1.4%        0.9%        0.4%        0.3%
   Corporation.......................................
United Student Aid Funds, Inc. ......................      1.2%         1.0%        0.7%        0.6%        0.4%
All Guarantee Agencies...............................      1.6%         1.0%        0.8%*       0.6%*       N/A

* Excludes data from guarantors that do not report a reserve ratio pursuant to the terms of their voluntary flexible agreements with the Department of
Education.

     Recovery Rates. A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor. The table below shows the cumulative recovery rates for the Significant Guarantors for the last five federal fiscal years for which information is available:

                                                                                RECOVERY RATE
                                                                             FEDERAL FISCAL YEAR
                                                        --------------------------------------------------------------
                      GUARANTORS                            1999         2000        2001        2002        2003
------------------------------------------------------  ----------  -----------  ----------  ---------   -------------

New York State Higher Education Services                    58.4%        62.9%       65.0%       65.6%       65.8%
   Corporation.......................................
United Student Aid Funds, Inc. ......................       52.5%        64.2%       73.3%       82.4%       86.7%

     Claims Rate.  The  following  table shows the claims  rates of the  Significant  Guarantors  for the last five federal fiscal years:
---------------------------------------------------------------------------------------------------------------------------

                                                                                 CLAIMS RATE
                                                                             FEDERAL FISCAL YEAR
                                                        --------------------------------------------------------------
                      GUARANTORS                            1999         2000        2001        2002        2003
------------------------------------------------------  ----------  -----------  ----------  ---------   -------------

New York State Higher Education Services Corporation.        1.9%         1.5%        1.6%        1.5%        1.7%
United Student Aid Funds, Inc. ......................        2.6%         2.0%        2.5%        2.0%        1.4%

                                      S-28

     The Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default. This requirement is subject to specified reductions when the guarantor's claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year. See "Appendix A--Federal
Family Education Loan Program" to the prospectus.

     Each guarantee agency's guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

     o    the origination and servicing of the trust student loan being performed in accordance with the FFELP the Higher Education Act, the guarantee agency's rules and other applicable requirements;

     o    the timely payment to the guarantee agency of the guarantee fee payable on the trust student loan; and

     o    the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

     Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

     Prospective investors may consult the Department of Education Data Books for further information concerning the guarantors.

CURE PERIOD FOR TRUST STUDENT LOANS

     SLC, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. For purposes of trust student loans the cure period will be 210 days. However, in the case of breaches that may be cured by the reinstatement of the guarantor's guarantee of the trust student loan, the cure period will be 360 days. In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer's receipt of the guarantor reject transmittal form with respect to the trust student loan. The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

     Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of such a breach exceeds 1% of the Pool Balance, then the servicer or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the owner trustee or the indenture trustee, such affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the Pool Balance. The trust student loans to be purchased by the servicer or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first. See
"Servicing and Administration--Servicer Covenants" and "Transfer and Servicing
Agreements--Sale of Student Loans to the Trust; Representations and Warranties
of the Depositor" and "--Purchase of Student Loans by the Depositor;
Representations and Warranties of The Student Loan Corporation" in the
prospectus.

CONSOLIDATION OF FEDERAL BENEFIT BILLINGS AND RECEIPTS AND GUARANTOR CLAIMS WITH
OTHER TRUSTS

     Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the Department of Education lender identification number applicable to the trust. In that event, the billings submitted to the Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the
Department

                                      S-29

of Education in lump sum form. These lump sum payments would then be allocated among the various trusts using the same lender identification number.

     In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guarantee agencies in lump sum form. In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

     The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or guarantee agencies resulting from the eligible lender trustee's activities in the FFELP. As a result, if the
Department of Education or a guarantee agency were to determine that the eligible lender trustee owes a liability to the Department of Education or a guarantee agency on any student loan included in a trust using the shared lender identification number, the Department of Education or that guarantee agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

     In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the interest subsidy and special allowance payments payable by the Department of Education on the loans in the other trusts, resulting in the consolidated payment from the
Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department of Education on the loans in the trust for that quarter.

     The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department of Education or a guarantee agency arising from the student loans held by the eligible lender trustee on the trust's behalf.

                            DESCRIPTION OF THE NOTES

GENERAL

     The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement is a part. The issuance of the notes was authorized by a resolution of the Board of Directors of the Depositor. The following summary describes some terms of the notes, the indenture and the trust agreement. The prospectus describes other terms of the notes. See "Description of the Notes" and "Certain Information
Regarding the Securities" in the prospectus. The following summary does not cover every detail and is subject to the provisions of the notes, the indenture and the trust agreement.

THE NOTES

     The Class A Notes.

     Distributions of Interest. Interest will accrue on the outstanding principal balances of the class A notes at their respective interest rates.
Interest will accrue during each applicable accrual period and will be payable to the class A noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of CLASS A NOTE
INTEREST SHORTFALL in the Glossary. Interest payments on the class A notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement
(subject to all prior required distributions). See "--Distributions" and
"--Credit Enhancement" in this prospectus supplement. If these sources are insufficient to pay the CLASS A NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT for
that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes.

                                      S-30

     The interest rate for each class of class A notes for each accrual period will be equal to three-month LIBOR, except for the first accrual period, plus or minus the following applicable spread:

                            CLASS OF NOTES                            SPREAD
------------------------------------------------------------------ -------------
Class A-1.........................................................   minus 0.02%
Class A-2.........................................................    plus 0.01%
Class A-3.........................................................    plus 0.06%
Class A-4.........................................................    plus 0.11%
Class A-5.........................................................    plus 0.13%
Class A-6.........................................................    plus 0.16%
Class A-7.........................................................    plus 0.23%

     LIBOR for the first accrual period will be determined by the following formula:

     x + 23/31 x (y - x)

     where:

     x = two-month LIBOR, and

     y = three-month LIBOR.

The administrator will determine LIBOR for the specified maturity for each accrual period on the second business day before the beginning of that accrual period, as described under "--Determination of LIBOR" below.

     Distributions of Principal. Principal payments will be made to the class A noteholders on each distribution date in an amount generally equal to the
PRINCIPAL DISTRIBUTION AMOUNT multiplied by the CLASS A PERCENTAGE for that distribution date, until the principal balance of each class of the class A notes is reduced to zero. Principal payments on the class A notes will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "--Distributions," "--Credit Enhancement" and "--The Class B
Notes--Subordination of the Class B Notes" in this prospectus supplement. If these sources are insufficient to pay the CLASS A NOTEHOLDERS' PRINCIPAL
DISTRIBUTION AMOUNT for a distribution date, the shortfall will be added to the principal payable to the class A noteholders with respect to principal on subsequent distribution dates. Amounts on deposit in the reserve account, other than amounts in excess of the SPECIFIED RESERVE ACCOUNT BALANCE, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

     Principal payments will be applied on each distribution date in the priorities set forth under "--Distributions" below.

     However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes will be made pro rata, without preference or priority.

     The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in "You Will Bear Prepayment and Extension Risk Due To
Actions Taken By Individual Borrowers And Other Variables Beyond Our Control"
under "Risk Factors" in the prospectus.

     The Class B Notes.

     Distributions of Interest. Interest will accrue on the principal balance of the class B notes at the class B interest rate. Interest will accrue during each accrual period and will be payable to the class B noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate.
Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required

                                      S-31

distributions). See "--Distributions," "--Credit Enhancement-- Reserve Account"
and "--The Class B Notes--Subordination of the Class B Notes" below.

     The interest rate for the class B notes with respect to each accrual period will be equal to three-month LIBOR plus 0.29%, except for the first accrual period. The administrator will determine LIBOR for the class B notes for each accrual period in the same manner as for the class A notes.

     Distributions of Principal. Principal payments will be made to the class B noteholders on each distribution date on and after the STEPDOWN DATE, provided that a TRIGGER EVENT has not occurred and is continuing, in an amount generally equal to the CLASS B NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT for that distribution date. Principal payable on any distribution date will generally be funded from the portion of Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust. See "--Distributions" and
"--Credit Enhancement--Reserve Account" in this prospectus supplement.

     The outstanding principal balance of the class B notes will be due and payable in full on the class B maturity date. The actual date on which the final distribution on the class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors.

     Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes, and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes.
Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee and, through the February 2007 distribution date, amounts on deposit in the capitalized interest account will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on such distribution date until the class A notes have been retired.

         Notwithstanding the foregoing, if

         (1) on any distribution date following distributions under clauses (a)
through (j) under "--Distributions--Distributions from the Collection Account"
to be made on that distribution date, the outstanding principal balance of the class A notes, would be in excess of:

     o    the outstanding principal balance of the trust student loans as of the last day of the related collection period plus

     o    any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus

     o    the balance of the capitalized interest account on the distribution date following those distributions made with respect to clauses (b)
          and (c) (or clauses (b) and (e) if a CLASS B INTEREST SUBORDINATION
          CONDITION is in effect) under "--Distributions--Distributions from the
          Collection Account" below pluS

     o    the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (j)
          "--Distributions--Distributions from the Collection Account" below minus

     o    the Specified Reserve Account Balance for that distribution date, or

         (2) an event of default relating to payment or bankruptcy under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the CLASS A NOTEHOLDERS'
DISTRIBUTION AMOUNT before any amounts are applied to the payment of the CLASS B
NOTEHOLDERS' DISTRIBUTION AMOUNT.

                                      S-32

DETERMINATION OF LIBOR

     LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00
a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR
Determination Date, to prime banks in the London interbank market by the
Reference Banks, The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

     For this purpose:

     o    "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period.

     o    "Telerate Page 3750" means the display page so designated on the
          Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

     o    "Reference Banks" means four major banks in the London interbank market selected by the administrator.

     For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. Interest due for any accrual period will always be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

NOTICE OF INTEREST RATES

     Information concerning the past and current LIBOR and the interest rates applicable to the notes will be available on SLC's website at
http://www.studentloan.com or by telephoning the administrator at (800) 967-2400 between the hours of 9 a.m. and 4 p.m. Eastern time on any business day and will also be available through Moneyline Telerate Service or Bloomberg L.P.

ACCOUNTS

     The indenture administrator will establish and maintain the collection account for the benefit of the noteholders, in the name of the indenture trustee, into which all payments on the trust student loans will be deposited.
The indenture administrator will also establish the reserve account and the capitalized interest account for the benefit of the noteholders, in the name of the indenture trustee.

     The indenture administrator will invest funds in the collection account, the capitalized interest account and the reserve account in eligible investments as provided in the indenture. Eligible investments will be limited to the investments set forth in the definition of "Eligible Investments" in the indenture. Subject to some conditions, eligible investments may include debt instruments or other obligations (including asset-backed securities) issued by
SLC, the depositor or their affiliates, other trusts originated by the depositor or their affiliates or third parties and repurchase obligations of such persons with respect to federally guaranteed student loans that are serviced by the servicer or an affiliate thereof. Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee.

SERVICING COMPENSATION

     The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee will be payable on each monthly servicing payment date and will be paid solely out of Available Funds and

                                      S-33

amounts on deposit in the reserve account on that date. The carryover servicing fee will be payable to the servicer on each distribution date out of Available
Funds after payment on that distribution date of clauses (a) through (g) under
"--Distributions--Distributions from the Collection Account" in this prospectus supplement. The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates. The servicer will be solely responsible for the payment of fees due to the sub-servicer and the administrator.

DISTRIBUTIONS

     Deposits into the Collection Account. On or before the third business day immediately prior to each distribution date, the servicer and the administrator will provide the indenture administrator with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased by SLC, the depositor or the servicer.

     Except as provided in the next paragraph, the servicer will deposit all payments on student loans and all proceeds of student loans collected by it during each collection period into the collection account within two business days of receipt. Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the collection account within two business days of receipt.

     Distributions from the Collection Account. On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture administrator to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

         On or before each distribution date, the administrator will instruct the indenture administrator to first pay or reimburse itself and the indenture trustee for all amounts due to it and the indenture trustee under the indenture for the related distribution date, next to pay or reimburse the owner trustee for all amounts due to it under the trust agreement for the related distribution date, next to pay or reimburse the eligible lender trustee for all amounts due to it under the eligible lender trust agreements for the related distribution date (these amounts payable to the indenture administrator, the indenture trustee, the owner trustee and the eligible lender trustee not to exceed $30,000 per annum in the aggregate) and then make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under "Description of the Notes--The Notes--The Class B
Notes--Subordination of the Class B Notes" and "--The Notes--The Class A
Notes--Distributions of Principal", to the extent of the Available Funds for that distribution date, amounts transferred from the capitalized interest account through the February 2007 distribution date with respect to clauses (b)
and (c) below (or clauses (b) and (e) below if a Class B Interest Subordination
Condition is in effect) for that distribution date and amounts transferred from the reserve account with respect to that distribution date:

     (a)  to the servicer, the primary servicing fee due on that distribution date;

     (b)  to the class A noteholders, the Class A Noteholders' Interest
          Distribution Amount, pro rata, based on the amounts payable as Class A
          Noteholders' Interest Distribution Amount;

     (c)  if the Class B Interest Subordination Condition is not in effect, to the class B noteholders, the CLASS B NOTEHOLDERS' INTEREST
          DISTRIBUTION AMOUNT;

     (d)  sequentially, to the class A-1, class A-2, class A-3, class A-4, class
          A-5, class A-6 and class A-7 noteholders, in that order, until each such class is paid in full, the Class A Noteholders' Principal
          Distribution Amount;

     (e)  if the Class B Interest Subordination Condition is in effect, to the class B noteholders, the Class B Noteholders' Interest Distribution
          Amount;

     (f)  to the class B noteholders until paid in full, the Class B
          Noteholders' Principal Distribution Amount; provided that (x) if the distribution date is on or after the Stepdown Date, (y) a Trigger
          Event has occurred and is continuing and (z) any class A notes are outstanding, then the remaining Available Funds will be distributed sequentially to the class A-1, class A-2, class A-3, class A-4, class
          A-5, class A-6 and class A-7 noteholders, in that order, until each such class is paid in full;

                                      S-34

     (g)  to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account
          Balance;

     (h)  to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

     (i)  to the indenture administrator, the indenture trustee, the owner trustee, the eligible lender trustee, the Irish paying agent and the
          Irish Stock Exchange in respect of its fees, pro rata, for all amounts due to each and not previously paid for the related distribution date;
          and

     (j)  to the holder of the trust certificate (initially, the depositor or an affiliate thereof), any remaining amounts after application of the preceding clauses.

     Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the initial Pool Balance, the administrator will direct the indenture administrator to distribute as accelerated payments of principal on the notes all amounts that would otherwise be paid to the holder of the trust certificate.

VOTING RIGHTS AND REMEDIES

     Noteholders will have the voting rights and remedies described in the prospectus. See "Transfer and Servicing Agreements--Amendments to Transfer and
Servicing Agreements", "Servicing and Administration--Servicer Default",
"Servicing and Administration--Rights Upon Servicer Default", "Servicing and
Administration--Waiver of Past Defaults", "Servicing and
Administration--Administrator Default", "Servicing and Administration--Rights
Upon Adminstrator Default", "Description of the Notes--The
Indenture--Modification of Indenture", "Description of the Notes--The
Indenture--Events of Default; Rights Upon Event of Default" and "Certain
Information Regarding the Securities--Definitive Securities" in the prospectus.

CREDIT ENHANCEMENT

     Reserve Account. The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $3,713,868. The reserve account may be replenished on each distribution date, by deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account
Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (f) under
"--Distributions--Distributions from the Collection Account" in this prospectus supplement.

     If the market value of securities and cash in the reserve account on any distribution date is sufficient to pay the remaining principal balance of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.

     If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, the administrator will instruct the indenture administrator to deposit the amount of the excess into the collection account for distribution on that distribution date.

     Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds and the amount on deposit in the capitalized interest account on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (c) (or clauses (a), (b) and (e) if a Class B Interest Subordination Condition is in
effect) under "--Distributions--Distributions from the Collection Account"
above. These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (d) and (f) and, in the case of the final distribution upon termination of the trust, clause (h) under "--Distributions--Distributions from the Collection Account" above. These funds will be paid from the reserve account to the persons and in the order of priority specified above for distributions out of the collection account.

     The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Except on the final distribution upon termination of the trust, amounts on

                                      S-35

deposit in the reserve account, other than amounts in excess of the Specified
Reserve Account Balance, will not be available to cover any carryover servicing fees. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee and carry-over amounts on the final distribution upon termination of the trust.

     Capitalized Interest Account. The capitalized interest account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $7,302,491. The initial deposit will not be replenished.

     Amounts held from time to time in the capitalized interest account will be held for the benefit of the class A noteholders and the class B noteholders, as applicable. If on any distribution date through the February 2007 distribution date, the amount of Available Funds is insufficient to pay or allocate any of the items specified in clauses (b) and (c) (or clauses (b) and (e) if a Class B
Interest Subordination Condition is in effect) under
"--Distributions--Distributions from the Collection Account" above, amounts on deposit in the capitalized interest account on that distribution date will be withdrawn by the indenture administrator to cover such shortfalls, to the extent of funds on deposit therein, and will be allocated in the same order of priority shown under "--Distributions--Distributions from the Collection Account" above.

     All remaining funds on deposit in the capitalized interest account on the
February 2007 distribution date will be transferred to the collection account and included in Available Funds on that distribution date.

     The capitalized interest account is intended to enhance the likelihood of timely distributions of interest to the noteholders through the February 2007 distribution date.

     Subordination of the Class B Notes. On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and distributions of principal on the class B notes will be subordinated to the payment of both interest and principal on all of the class A notes. See "Description of the Notes--The Notes--The Class B
Notes--Subordination of the Class B Notes" in this prospectus supplement.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

     Cadwalader, Wickersham & Taft LLP will deliver an opinion that, for federal income tax purposes, the class A notes will be and, although not free from doubt, the class B notes will be treated as indebtedness, as described under
"U.S. Federal Income Tax Consequences" in the prospectus.

           EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

     On June 3, 2003, the European Council of Economics and Finance Ministers
(ECOFIN) agreed on proposals under which MEMBER STATES will be required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period, Belgium, Luxembourg and Austria will instead be required to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). The proposals are expected to take effect from July 1, 2005.

     The Directive has been enacted into Irish legislation. Since January 1,
2004, where any person in the course of a business or profession carried on in
Ireland makes an interest payment to, or secures an interest payment for the immediate benefit of, the beneficial owner of that interest, where that beneficial owner is an individual, that person must, in accordance with the methods prescribed in the legislation, establish the identity and residence of that beneficial owner. Where such a person makes such a payment to a "residual entity" then that interest payment is a "deemed interest payment" of the
"residual entity" for the purpose of this legislation. A "residual entity", in relation to "deemed interest payments", must, in accordance with the methods prescribed in the legislation, establish the identity and residence of the beneficial owners of the interest payments received that are comprised in the
"deemed interest payments".

     "Residual entity" means a person or undertaking established in Ireland or in another Member State or in an "associated territory" to which an interest payment is made for the benefit of a beneficial owner that is an individual, unless that person or undertaking is within the charge to corporation tax or a tax corresponding to corporation tax, or it has, in the prescribed format for the purposes of this legislation, elected to be treated in the same manner as an undertaking for collective investment in transferable securities within the meaning of the UCITS Directive

                                      S-36

85/611/EEC, or it is such an entity or it is an equivalent entity established in an "associated territory", or it is a legal person (not being an individual)
other than certain Finish or Swedish legal persons that are excluded from the exemption from this definition in the European Union Directive on the Taxation of Savings Income.

     Procedures relating to the reporting of details of payments of interest (or similar income) made by any person in the course of a business or profession carried on in Ireland, to beneficial owners that are individuals or to residual entities resident in another Member State or an "associated territory" and procedures relating to the reporting of details of deemed interest payments made by residual entities where the beneficial owner is an individual resident in another Member State or an "associated territory", will apply from a date not earlier than January 1, 2005 to be specified by the Minister for Finance of
Ireland. For the purposes of these paragraphs "associated territory" means
Aruba, Netherlands Antilles, Jersey, Guernsey, Isle of Man, Anguilla, British
Virgin Islands, Cayman Islands, Montserrat and Turks and Caicos Islands.

     PROSPECTIVE INVESTORS IN THE NOTES SHOULD CONSULT THEIR PROFESSIONAL
ADVISERS ON THE TAX IMPLICATIONS OF THE PURCHASE, HOLDING, REDEMPTION OR SALE OF
THE NOTES AND THE RECEIPT OF INTEREST THEREON UNDER THE LAWS OF THEIR COUNTRY OF
RESIDENCE, CITIZENSHIP OR DOMICILE.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan's investment in these plans or arrangements (including certain insurance company general accounts) (collectively, "PLANS").

     ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code
("PARTIES IN INTEREST"). Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or excise tax) imposed pursuant to ERISA or the Code unless a statutory or administrative exemption is available.

     Although there can be no certainty in this regard, the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulations, as further described in the prospectus.
However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust or any owner of an equity interest therein or the seller is a Party in Interest. Accordingly, before making an investment in the notes, a Plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan, will be deemed to have represented that, the Plan's purchase and holding of the notes will not constitute or otherwise result in a prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code
which is not covered by a class or other applicable exemption from the prohibited transaction rules as described in the prospectus.

     Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover such transaction, each Plan fiduciary should take into account, among other considerations:

     o    whether the fiduciary has the authority to make the investment;

     o    the diversification by type of asset of the Plan's portfolio;

     o    the Plan's funding objectives; and

     o    whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the
          Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA), and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are

                                      S-37

not subject to Title I of ERISA. However, such plans may be subject to the provisions of applicable federal, state or local law ("SIMILAR LAW") materially similar to the foregoing provisions of ERISA or the Code. Fiduciaries of such plans should consider applicable Similar Law when investing in the notes. Each fiduciary of such a plan will be deemed to represent that the plan's acquisition and holding of the notes will not result in a non-exempt violation of applicable
Similar Law.

                           REPORTS TO SECURITYHOLDERS

     Quarterly and annual reports concerning the trust will be delivered to noteholders. The first such quarterly distribution report is expected to be available on or about February 15, 2005. See "Reports to Securityholders" in the
prospectus.

     Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of DTC and registered holder of the notes. See "Certain Information
Regarding the Securities--Book-Entry Registration" in the prospectus.

                                  UNDERWRITING

     The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System, on or about November 23, 2004 against payment in immediately available funds.

     Subject to the terms and conditions in the underwriting agreement dated
November 10, 2004, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

               UNDERWRITER                   CLASS A-1 NOTES   CLASS A-2 NOTES    CLASS A-3 NOTES   CLASS A-4 NOTES
-----------------------------------------   ----------------- ----------------- ------------------ ----------------

Citigroup Global Markets Inc. .........      $ 80,031,500      $165,523,500      $102,845,000       $180,364,000
Lehman Brothers Inc. ..................         9,556,000        19,764,000        12,280,000         21,536,000

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated........................        29,862,500        61,762,500        38,375,000         67,300,000
                                            ----------------- ----------------- ------------------ ----------------
    Total...........................         $119,450,000      $247,050,000      $153,500,000       $269,200,000
                                            ================= ================= ================== ================

               UNDERWRITER                   CLASS A-5 NOTES   CLASS A-6 NOTES    CLASS A-7 NOTES    CLASS B NOTES
-----------------------------------------   ----------------- ----------------- ------------------ ----------------

Citigroup Global Markets Inc. .........      $154,636,000        $ 87,100,000      $194,956,600     $   29,859,890
Lehman Brothers Inc. ..................        18,464,000          10,400,000        23,278,400          3,565,360

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated........................        57,700,000          32,500,000        72,745,000         11,141,750
                                            ----------------- ----------------- ------------------ ----------------
    Total...........................         $230,800,000        $130,000,000      $290,980,000     $   44,567,000
                                            ================= ================= ================== =================

     The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.

                                   INITIAL PUBLIC     UNDERWRITING     PROCEEDS TO
                                   OFFERING PRICE       DISCOUNT      THE DEPOSITOR      CONCESSION     REALLOWANCE
                                -------------------  -------------  ----------------  ---------------- -------------------

Per Class A-1 Note........           100.0%               0.170%            99.830%          0.1020%         0.0510%
Per Class A-2 Note........           100.0%               0.200%            99.800%          0.1200%         0.0600%
Per Class A-3 Note........           100.0%               0.225%            99.775%          0.1350%         0.0675%
Per Class A-4 Note........           100.0%               0.250%            99.750%          0.1500%         0.0750%
Per Class A-5 Note........           100.0%               0.350%            99.650%          0.2100%         0.1050%
Per Class A-6 Note........           100.0%               0.350%            99.650%          0.2100%         0.1050%
Per Class A-7 Note........           100.0%               0.400%            99.600%          0.2400%         0.1200%
Per Class B Note..........           100.0%               0.400%            99.600%          0.2400%         0.1200%
    Total.................  $ 1,485,547,000         $   4,320,52    $ 1,481,226,472

                                      S-38

     The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date. The proceeds shown are before deducting estimated expenses of
$1,160,000 payable by the depositor.

     The depositor and SLC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The notes are new issues of securities with no established trading market.
The depositor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

     Citigroup Global Markets Inc. is an affiliate of SLC. Affiliates of the issuer expect to enter into market-making transactions in the securities and may act as principal or agent in any of these transactions. Any such purchases or sales will be made at prices related to prevailing market prices at the time of sale. This prospectus supplement and the prospectus may be used by the affiliates of the issuer in connection with these transactions.

     In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with SLC, the depositor and their affiliates.

     The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

     During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

     The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

     In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

     In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

     Each underwriter has represented and agreed that:

     o    it has not offered or sold and will not offer or sell any notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations
          1995, as amended (the "POS REGS");

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

                                      S-39

     No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required.
Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver the notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

     The depositor has not authorized any offer of the notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United
Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

                         LISTING AND GENERAL INFORMATION

     Application will be made to the Irish Stock Exchange for the class A notes to be admitted to the Daily Official List. There can be no assurances that such listing will be granted. In connection with the listing of the class A notes on the Irish Stock Exchange, this prospectus supplement and the accompanying prospectus will be filed with the Registrar of Companies of Ireland pursuant to
Regulation 13 of the European Communities (Stock Exchange) Regulations, 1984 of
Ireland.

     For fourteen days following the date of this prospectus supplement, all of the material contracts referred to herein and in the accompanying prospectus, including the indenture, the sale agreement, the purchase agreement, the servicing agreement and the administration agreement will be made available for inspection at the registered offices of the Irish paying agent in Dublin,
Ireland and at the registered office of the depositor, where copies thereof may be obtained upon request.

     The notes, the indenture, the sale agreement, the purchase agreement, the servicing agreement and the administration agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware.

     As of the date of this prospectus supplement, none of the trust, the eligible lender trustee, the indenture trustee or the indenture administrator is involved in any litigation or arbitration proceeding relating to the issuance of the notes. The depositor is not aware of any proceedings relating to the issuance of the notes, whether pending or threatened.

     The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the attached prospectus is true and accurate in all material respects. In relation to the depositor, the trust, SLC and the notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and the attached prospectus.
Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the attached prospectus, when taken as a whole.

     The depositor confirms that there has been no material adverse change in the assets of the trust since September 30, 2004, which is the statistical cutoff date, and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.

                                      S-40

                              RATINGS OF THE NOTES

     The notes are required to be rated as follows:

          Class            Rating Agency
                           (MOODY'S / S&P / FITCH)
          A-1 Notes        Aaa/AAA/AAA
          A-2 Notes        Aaa/AAA/AAA
          A-3 Notes        Aaa/AAA/AAA
          A-4 Notes        Aaa/AAA/AAA
          A-5 Notes        Aaa/AAA/AAA
          A-6 Notes        Aaa/AAA/AAA
          A-7 Notes        Aaa/AAA/AAA
          B Notes          Aa1/AA/AA+

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                  LEGAL MATTERS

     Cadwalader, Wickersham & Taft LLP, as counsel to the trust, SLC, the servicer, the depositor and the administrator, will give opinions on specified legal matters for the trust, SLC, the depositor, the servicer and the administrator. Cadwalader, Wickersham & Taft LLP will give an opinion on specified federal income tax matters for the trust. Richards, Layton & Finger,
P.A., as Delaware tax counsel for the trust, will give an opinion on specified
Delaware state income tax matters for the trust. Stroock & Stroock & Lavan LLP also will give opinions on specified legal matters for the underwriters.

                                      S-41

                                    GLOSSARY
                            FOR PROSPECTUS SUPPLEMENT

     "ADJUSTED POOL BALANCE" means, for any distribution date, (i) if the Pool
Balance as of the last day of the related collection period is greater than 40%
of the initial Pool Balance, the sum of that Pool Balance, the CAPITALIZED
INTEREST ACCOUNT BALANCE and the Specified Reserve Account Balance for that distribution date, or (ii) if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, the sum of that Pool Balance and the Capitalized Interest Account Balance.

     "AVAILABLE FUNDS" means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:

     o    all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

          (a) any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

          (b) amounts required by the Higher Education Act to be paid to the
     Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period , if any;

     o    any interest subsidy payments and special allowance payments with respect to the trust student loans during that collection period;

     o    all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer's customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

     o    the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

     o    the aggregate purchase amounts received during that collection period for those trust student loans purchased by SLC;

     o    the aggregate amounts, if any, received from any of SLC, the depositor or the servicer, as the case may be, as reimbursement of
          non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement;

     o    amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

     o    any interest remitted by the administrator to the collection account prior to such distribution date or monthly servicing payment date;

     o    investment earnings for that distribution date earned on amounts on deposit in each trust account;

     o    amounts received by the trust from SLC in respect of borrower benefits;

     o    on the February 2007 distribution date, all funds then on deposit in the capitalized interest account that are transferred into the collection account on that distribution date; and

     o    amounts transferred from the reserve account in excess of the
          Specified Reserve Account Balance as of that distribution date;

                                      S-42

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the capitalized interest account and the reserve account, to pay any of the items specified in clauses (a) through (c) (or clauses (a),
(b) and (e) if a Class B Interest Subordination Condition is in effect) under
"Description of the Notes--Distributions--Distributions from the Collection
Account" (but excluding clause (c) (or clause (e) if a Class B Interest
Subordination Condition is in effect), and including clauses (d) and (e) (or clauses (d) and (f) if a Class B Interest Subordination Condition is in effect), in the event that a condition exists as described in either (1) or (2) under
"Description of the Notes--The Notes--The Class B Notes--Subordination of the
Class B Notes,") then Available Funds for that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.

     "CAPITALIZED INTEREST ACCOUNT BALANCE" means, for any distribution date through and including the February 2007 distribution date:

     o    if neither of conditions (1) and (2) described under "Description of the Notes-- The Notes-- The Class B Notes-- Subordination of the Class
          B Notes" above are in effect, the amount on deposit in the capitalized interest account on the distribution date following those
          distributions with respect to clauses (b) and (c) (or clauses (b) and
          (e) if a Class B Interest Subordination Condition is in effect) under
          "--Distributions-- Distributions from the Collection Account" above;
          or

     o    if either of conditions (1) or (2) described under "Description of the
          Notes-- The Notes-- The Class B Notes-- Subordination of the Class B
          Notes" above is in effect, the excess, if any, of (x) the amount on deposit in the capitalized interest account on the distribution date following those distributions with respect to clause (b) under
          "--Distributions-- Distributions from the Collection Account" above over (y) the Class B Noteholders' Interest Distribution Amount.

     "CLASS A NOTE INTEREST SHORTFALL" means, for any distribution date, the excess of:

     o    the Class A Noteholders' Interest Distribution Amount on the preceding distribution date, over

     o    the amount of interest actually distributed to the class A noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of notes from that preceding distribution date to the current distribution date.

     "CLASS A NOTE PRINCIPAL SHORTFALL" means, as of the close of any distribution date, the excess of:

     o    the Class A Noteholders' Principal Distribution Amount on that distribution date, over

     o    the amount of principal actually distributed to the class A noteholders on that distribution date.

     "CLASS A NOTEHOLDERS' DISTRIBUTION AMOUNT" means, for any distribution date, the sum of the Class A Noteholders' Interest Distribution Amount and the
Class A Noteholders' Principal Distribution Amount for that distribution date.

     "CLASS A NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, for any distribution date, the sum of:

     o    the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to class A noteholders on that preceding distribution date, and

     o    the Class A Note Interest Shortfall for that distribution date.

     "CLASS A NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, for any distribution date, the Principal Distribution Amount multiplied by the Class A
Percentage for that distribution date, plus any CLASS A NOTE PRINCIPAL SHORTFALL as of the close of business on the preceding distribution date; provided that the Class A

                                      S-43

Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes. In addition, on the maturity date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding balance of that class to zero.

     "CLASS A PERCENTAGE" means 100% minus the CLASS B PERCENTAGE.

     "CLASS B INTEREST SUBORDINATION CONDITION" means, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon as of the last day of the related collection period, and amounts then on deposit in the reserve account in excess of the Specified Reserve Account Balance as of such distribution date, would be less than the outstanding principal balance of the class A notes.

     "CLASS B NOTE INTEREST SHORTFALL" means, for any distribution date, the excess of:

     o    the Class B Noteholders' Interest Distribution Amount on the preceding distribution date, over

     o    the amount of interest actually distributed to the class B noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

     "CLASS B NOTE PRINCIPAL SHORTFALL" means, as of the close of any distribution date, the excess of:

     o    the Class B Noteholders' Principal Distribution Amount on that distribution date, over

     o    the amount of principal actually distributed to the class B noteholders on that distribution date.

     "CLASS B NOTEHOLDERS' DISTRIBUTION AMOUNT" means, for any distribution date, the sum of the Class B Noteholders' Interest Distribution Amount and the
Class B Noteholders' Principal Distribution Amount for that distribution date.

     "CLASS B NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, for any distribution date, the sum of:

     o    the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date), after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

     o    the CLASS B NOTE INTEREST SHORTFALL for that distribution date.

     "CLASS B NOTEHOLDERS PRINCIPAL DISTRIBUTION AMOUNT" means, for any distribution date, the Principal Distribution Amount multiplied by the Class B
Percentage for that distribution date, plus any CLASS B NOTE PRINCIPAL SHORTFALL as of the close of business on the preceding distribution date; provided that the Class B Noteholders' Principal Distribution Amount will not exceed the principal balance of the class B notes. In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

     "CLASS B PERCENTAGE" means, with respect to any distribution date:

     o    prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and

     o    on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding notes, immediately prior to that distribution date.

     "DTC" means The Depository Trust Company, or any successor thereto.

     "FITCH" means Fitch, Inc., also known as Fitch Ratings, or any successor rating agency.

                                      S-44

     "MOODY'S" means Moody's Investors Service, Inc., or any successor rating agency.

     "POOL BALANCE" means, for any date, the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, plus amounts on deposit in the Collection Account, as reduced by the principal portion of:

     o    all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

     o    all amounts received by the trust through that date from repurchases of the trust student loans by SLC, the depositor or the servicer;

     o    all liquidation proceeds and REALIZED LOSSES on the trust student loans liquidated through that date;

     o    the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through that date; and

     o    the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, (i) as to the initial distribution date, the amount by which the aggregate outstanding principal balance of the notes exceeds the Adjusted Pool Balance as of the end of the initial collection period, and (ii) as to each subsequent distribution date, the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the
Adjusted Pool Balance for that distribution date.

     "REALIZED LOSS" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc., or any successor rating agency.

     "SIGNIFICANT GUARANTORS" means the guarantee agencies that each guarantee trust student loans comprising at least 10% of the initial Pool Balance.

     "SPECIFIED RESERVE ACCOUNT BALANCE" means, for any distribution date, the greater of:

     (a) 0.25% of the Pool Balance as of the close of business on the last day of the related collection period; and

     (b) $2,250,000;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes.

     "STEPDOWN DATE" means the earlier of (i) the distribution date in February
2010 and (ii) the first date on which no class A notes remain outstanding.

     "TRIGGER EVENT" means, on any distribution date (i) while any of the class
A notes are outstanding, that the outstanding principal balance of the notes, after giving effect to distributions to be made on that distribution date, exceeds the Pool Balance plus the Specified Reserve Account Balance as of the end of the related collection period or (ii) if there has not been an optional purchase or sale of the trust student loans through an auction after the Pool
Balance falls below 10% of the initial Pool Balance.

                                      S-45

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS

                           THE SLC STUDENT LOAN TRUSTS
                         STUDENT LOAN ASSET-BACKED NOTES
                     STUDENT LOAN ASSET-BACKED CERTIFICATES

                               ------------------

                      SLC STUDENT LOAN RECEIVABLES I, INC.
                                    Depositor
                          THE STUDENT LOAN CORPORATION
                       Seller, Servicer and Administrator

                               ------------------

THE DEPOSITOR

SLC Student Loan Receivables I, Inc., a Delaware corporation, is the depositor.
The depositor is a wholly-owned, special-purpose subsidiary of The Student Loan
Corporation.

THE SECURITIES

The depositor intends to form trusts periodically to issue student loan asset-backed securities. These securities may be in the form of notes or certificates. Each issue will have its own characteristics and series designation. We will sell the securities in amounts, at prices and on terms determined at the time of offering and sale.

Each series may include:

     o    one or more classes of certificates that represent ownership interests in the assets of the trust for that issue; and

     o    one or more classes of notes secured by the assets of that trust.

A class of certificates or notes may:

     o    be senior or subordinate to other classes; and

     o    receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of certificates or notes has the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

TRUST ASSETS

The assets of each trust will include:

     o    education loans to students or parents of students made under the
          Federal Family Education Loan Program, known as FFELP; and

     o    other moneys, investments and property.

A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and certificates of each series. The supplement will also give details of the specific student loans, credit enhancement, and other assets of the trust.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS DESCRIBED IN THIS PROSPECTUS
BEGINNING ON PAGE 14 AND IN THE PROSPECTUS SUPPLEMENT THAT ACCOMPANIES THIS
PROSPECTUS.

Each issue of securities represents obligations of, or interests in, the applicable trust only. They do not represent interests in or obligations of The
Student Loan Corporation, the depositor or any of their affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.
                                November 17, 2004

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail:

     o    this prospectus, which provides general information, some of which may not apply to your series of securities; and

     o    the related prospectus supplement that describes the specific terms of your series of securities, including:

          o    the timing of interest and principal payments;

          o    financial and other information about the student loans and the other assets owned by the trust;

          o    information about credit enhancement;

          o    the ratings; and

          o    the method of selling the securities.

     You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of these documents.

     We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

     Purchase of Student Loans by the Depositor; Representations and Warranties of The Student Loan

     Disclosure Requirements for U.S. Holders Recognizing Significant Losses or Experiencing Significant Book-Tax

PROSPECTUS SUMMARY

     This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.

PRINCIPAL PARTIES

Issuer....................................  A Delaware statutory trust to be formed for each series of securities
                                            under a trust agreement between the
                                            depositor and an owner trustee.

Owner Trustee.............................  For each series of securities, the related prospectus supplement will
                                            specify the owner trustee for the
                                            related trust.

Depositor.................................  The depositor is SLC Student Loan
                                            Receivables I, Inc. The depositor is
                                            a wholly-owned, special purpose
                                            subsidiary of The Student Loan
                                            Corporation, formed to acquire
                                            student loans originated or acquired
                                            by The Student Loan Corporation and
                                            to transfer to, and deposit the
                                            student loans in, issuer trusts. An
                                            eligible lender trustee specified in
                                            the prospectus supplement for your
                                            securities will hold legal title to
                                            the student loans on our behalf.
                                            References to the "depositor" also
                                            include the eligible lender trustee
                                            where the context involves the
                                            holding or transferring of legal
                                            title to the student loans.

Eligible Lender Trustee...................  For each series of securities, the related prospectus supplement will
                                            specify the eligible lender trustee
                                            for the related trust. See
                                            "Formation of the Trusts--Eligible
                                            Lender Trustee" in this prospectus.

Servicer..................................  The servicer is The Student Loan
                                            Corporation or another servicer
                                            specified in the prospectus
                                            supplement for your securities.

                                            Under the circumstances described in
                                            this prospectus, the servicer may
                                            transfer its obligations to other
                                            entities. It may also contract with
                                            various other servicers or sub-
                                            servicers. The related prospectus
                                            supplement will describe any sub-
                                            servicers. Actions described in this
                                            prospectus or any prospectus
                                            supplement as being taken by the
                                            servicer may be taken by the sub-
                                            servicer or other servicers on
                                            behalf of the servicer. See
                                            "Servicing and Administration--
                                            Certain Matters Regarding the
                                            Servicer" in this prospectus.

Sub-servicer..............................  For each series of securities, the related prospectus supplement will
                                            specify the sub-servicer for your
                                            securities.

Indenture Trustee.........................  For each series of securities, the related prospectus supplement will
                                            specify the indenture trustee for
                                            the notes. See "Description of the
                                            Notes--The Indenture--The Indenture
                                            Trustee" in this prospectus.

Indenture Administrator...................  For each series of securities, the related prospectus supplement will
                                            specify the indenture administrator.
                                            See "Description of the Notes--The
                                            Indenture--The Indenture
                                            Administrator" in this prospectus.

Administrator.............................  The Student Loan Corporation will act as administrator of each trust.
                                            Under the circumstances described in
                                            this prospectus, it may transfer its
                                            obligations as administrator. See
                                            "Servicing and Administration--
                                            Administration Agreement."

Sub-administrator.........................  The Student Loan Corporation will transfer many of its obligations as
                                            administrator to CitiMortgage, Inc.
                                            Actions described in this prospectus
                                            or any prospectus supplement as
                                            being taken by the administrator may
                                            be taken by the sub-administrator on
                                            behalf of the administrator. See
                                            "Servicing and Administration--
                                            Administration Agreement."

THE NOTES

                                            Each series of securities will
                                            include one or more classes of
                                            student loan asset-backed notes. The
                                            notes will be issued under an
                                            indenture among the trust, the
                                            indenture trustee, the eligible
                                            lender trustee and the indenture
                                            administrator. We may offer each
                                            class of notes publicly or
                                            privately, as specified in the
                                            related prospectus supplement. The
                                            notes will be available for purchase
                                            in the denominations provided in the
                                            related prospectus supplement. They
                                            will be available initially in
                                            book-entry form only. Investors who
                                            hold the notes in book-entry form
                                            will be able to receive definitive
                                            notes only in the limited
                                            circumstances described in this
                                            prospectus or in the related
                                            prospectus supplement. See "Certain
                                            Information Regarding the
                                            Securities--Book-Entry Registration"
                                            and "--Definitive Securities."

                                            Each class of notes will have a
                                            stated principal amount and will
                                            bear interest at a specified rate.
                                            Classes of notes may also have
                                            different interest rates. The
                                            interest rate may be:

                                            o fixed,

                                            o variable,

                                            o adjustable,

                                            o reset,

                                            o auction-determined, or

                                            o any combination of these rates.

                                            The related prospectus supplement
                                            will specify:

                                            o the principal amount of each class
                                              of notes; and

                                            o the interest rate for each class
                                              of notes or the method for
                                              determining the interest rate.

                                            See "Description of the Notes--
                                            Principal and Interest on the
                                            Notes."

                                            If a series includes two or more
                                            classes of notes:

                                            o timing and priority of payments,
                                              seniority, interest rates or
                                              amount of payments of principal or
                                              interest may differ for each
                                              class; or

                                            o payments of principal or interest
                                              on a class may or may not be made,
                                              depending on whether specified
                                              events occur.

                                            The related prospectus supplement
                                            will provide this information.

THE CERTIFICATES

                                            Each series of securities may also
                                            include one or more classes of
                                            certificates. The certificates will
                                            be issued under the trust agreement
                                            for that series. We may offer each
                                            class of certificates publicly or
                                            privately, as specified in the
                                            related prospectus supplement.

                                            If issued, certificates will be
                                            available for purchase in a minimum
                                            denomination of $100,000 and
                                            additional increments of $1,000.
                                            They will be available initially in
                                            book-entry form only. Investors who
                                            hold the certificates in book-entry
                                            form will be able to receive
                                            definitive certificates only in the
                                            limited circumstances described in
                                            this prospectus or in the related
                                            prospectus supplement. See "Certain
                                            Information Regarding the
                                            Securities--Book-Entry Registration"
                                            and "--Definitive Securities."

                                            Each class of certificates will have
                                            a stated certificate balance. The
                                            certificates will yield a return on
                                            that balance at a specified
                                            certificate rate. The rate of return
                                            may be:

                                            o fixed,

                                            o variable,

                                            o adjustable,

                                            o reset,

                                            o auction-determined, or

                                            o any combination of these rates.

                                            The related prospectus supplement
                                            will specify:

                                            o the certificate balance for each
                                              class of certificates; and

                                            o the rate of return for each class
                                              of certificates or the method for
                                              determining the rate of return.

                                            If a series includes two or more
                                            classes of certificates:

                                            o timing and priority of
                                              distributions, seniority,
                                              allocations of losses, certificate
                                              rates or distributions on the
                                              certificate balance may differ for
                                              each class; and

                                            o distributions on a class may or
                                              may not be made, depending on
                                              whether specified events occur.

                                            The related prospectus supplement
                                            will provide this information. See
                                            "Description of the Certificates--
                                            Distributions on the Certificate
                                            Balance."

                                            Distributions on the certificates
                                            may be subordinated in priority of
                                            payment to payments of principal and
                                            interest on the notes. If this is
                                            the case, the related prospectus
                                            supplement will provide this
                                            information.

ASSETS OF THE TRUST

                                            The assets of each trust will
                                            consist primarily of a pool of
                                            education loans to students or
                                            parents of students made under
                                            FFELP.

                                            Student loans owned by a specific
                                            trust are called "trust student
                                            loans".

                                            The assets of the trust will include
                                            rights to receive payments made on
                                            these student loans and any proceeds
                                            related to them.

                                            We will purchase the student loans
                                            from The Student Loan Corporation
                                            under a purchase agreement. We
                                            sometimes refer to The Student Loan
                                            Corporation as SLC. The student
                                            loans will be selected based on
                                            criteria listed in that purchase
                                            agreement. We will sell the student
                                            loans to the trust under a sale
                                            agreement. The related prospectus
                                            supplement will specify the
                                            aggregate principal balance of the
                                            loans sold as of a specified
                                            statistical cutoff date. The
                                            property of each trust also will
                                            include amounts on deposit in
                                            specific trust accounts, including a
                                            collection account, any reserve
                                            account, any pre-funding account and
                                            any other account identified in the
                                            applicable prospectus supplement and
                                            the right to receive payments under
                                            any swap agreements entered into by
                                            the trust. See "Formation of the
                                            Trusts--The Trusts."

                                            Each student loan sold to a trust
                                            will be at least 98% guaranteed--or
                                            100% for student loans disbursed
                                            before October 1, 1993--as to the
                                            payment of principal and interest by
                                            a state guaranty agency or a private
                                            non-profit guarantor. These
                                            guarantees are contingent upon
                                            compliance with specific origination
                                            and servicing procedures as
                                            prescribed by various federal and
                                            guarantor regulations. Each
                                            guarantor is reinsured by the
                                            Department of Education for between
                                            75% and 100% of claims paid by that
                                            guarantor for a given federal fiscal
                                            year. The reinsured amount depends
                                            on a guarantor's claims experience
                                            and the year in which the loans
                                            subject to the claims were
                                            disbursed. The percentage of the
                                            claims paid by a guarantor that are
                                            reinsured could change in the future
                                            by legislation. See "Appendix A--
                                            Federal Family Education Loan
                                            Program--Guarantee Agencies under
                                            FFELP."

                                            A trust may also have among its
                                            assets various agreements with
                                            counterparties providing for swaps,
                                            caps and similar financial
                                            contracts. These agreements will be
                                            described in the prospectus
                                            supplement for that trust.

COLLECTION ACCOUNT

                                            For each trust, the administrator
                                            will establish and maintain one or
                                            more accounts to hold all payments
                                            made on the trust student loans. We
                                            refer to these accounts collectively
                                            as the collection account. The
                                            collection account will be in the
                                            name of the indenture trustee on
                                            behalf of the holders of the notes
                                            and the certificates. The prospectus
                                            supplement will describe the
                                            permitted uses of funds in the
                                            collection account and the
                                            conditions for their application.

PRE-FUNDING ACCOUNT

                                            A prospectus supplement may indicate
                                            that a portion of the net proceeds
                                            of the sale of the securities may be
                                            kept in a pre-funding

                                            account for a period of time and
                                            used to purchase additional student
                                            loans. If a pre-funding account is
                                            established, it will be in the name
                                            of the indenture trustee and will be
                                            an asset of the trust. The
                                            prospectus supplement will describe
                                            the permitted uses of any funds in
                                            the pre-funding account and the
                                            conditions to their application.

RESERVE ACCOUNT

                                            The administrator will establish an
                                            account for each series called the
                                            reserve account. This account will
                                            be in the name of the indenture
                                            trustee and will be an asset of the
                                            trust. On the closing date, we will
                                            make a deposit into the reserve
                                            account, as specified in the
                                            prospectus supplement. The initial
                                            deposit into the reserve account may
                                            also be supplemented from time to
                                            time by additional deposits. The
                                            prospectus supplement will describe
                                            the amount of these additional
                                            deposits.

                                            The prospectus supplement for each
                                            trust will describe how amounts in
                                            the reserve account will be
                                            available to cover shortfalls in
                                            payments due on the securities. It
                                            will also describe how amounts on
                                            deposit in the reserve account in
                                            excess of the required reserve
                                            account balance will be distributed.

CREDIT AND CASH FLOW OR OTHER
  ENHANCEMENT OR DERIVATIVE
  ARRANGEMENTS

                                            Credit or cash flow enhancement for
                                            any series of securities may include
                                            one or more of the following:

                                            o subordination of one or more
                                              classes of securities;

                                            o a reserve account or a cash
                                              collateral account;

                                            o overcollateralization;

                                            o letters of credit, credit or
                                              liquidity facilities;

                                            o surety bonds;

                                            o guaranteed investment contracts;

                                            o interest rate, currency or other
                                              swaps, exchange agreements,
                                              interest rate protection
                                              agreements, re-purchase
                                              obligations, put or call options
                                              and other yield protection
                                              agreements;

                                            o agreements providing for third
                                              party payments; or

                                            o other support, deposit or
                                              derivative arrangements;

                                            If any credit or cash flow
                                            enhancement applies to a trust or
                                            any of the securities issued by that
                                            trust, the related prospectus
                                            supplement will describe the
                                            specific enhancement as well as the
                                            conditions for their application. A
                                            credit or cash flow enhancement may
                                            have limitations and exclusions from
                                            coverage. If applicable, the related
                                            prospectus supplement will describe
                                            these limitations or exclusions.

                                            See "Certain Information Regarding
                                            the Securities--Credit and Cash Flow
                                            or other Enhancement or Derivative
                                            Arrangements" in this prospectus.

PURCHASE AGREEMENTS

                                            For each trust, the depositor will
                                            acquire the related student loans
                                            under a purchase agreement. The
                                            depositor will assign its rights
                                            under the purchase agreement to the
                                            eligible lender trustee on behalf of
                                            the trust. The trust will further
                                            assign these rights to the indenture
                                            trustee as collateral for the notes.
                                            See "Transfer and Servicing
                                            Agreements" in this prospectus.

SALE AGREEMENTS

                                            The depositor will sell the trust
                                            student loans to the trust under a
                                            sale agreement. The eligible lender
                                            trustee will hold legal title to the
                                            trust student loans. The trust will
                                            assign its rights under the sale
                                            agreement to the indenture trustee
                                            as collateral for the notes. See
                                            "Transfer and Servicing Agreements"
                                            in this prospectus.

SERVICING AGREEMENTS

                                            The servicer will enter into one or
                                            more servicing agreements covering
                                            the student loans held by each
                                            trust. Under the servicing
                                            agreement, the servicer will be
                                            responsible for servicing, managing,
                                            maintaining custody of, and making
                                            collections on the trust student
                                            loans. In addition, it will file
                                            with the Department of Education and
                                            the guarantors all appropriate
                                            claims to collect interest subsidy
                                            payments, special allowance payments
                                            and guarantee payments owed on the
                                            trust student loans. See "Servicing
                                            and Administration" in this
                                            prospectus.

                                            The servicer will enter into a sub-
                                            servicing agreement with the sub-
                                            servicer. Under the sub-servicing
                                            agreement, the sub-servicer will
                                            agree to perform some or most all of
                                            the obligations of the servicer
                                            under the servicing agreement. The
                                            servicing agreement and the sub-
                                            servicing agreement are collectively
                                            referred to as the "servicing
                                            agreements."

SERVICING FEE

                                            The servicer will receive a
                                            servicing fee specified in the
                                            related prospectus supplement. The
                                            servicer will also receive
                                            reimbursement for expenses and
                                            charges, as specified in that
                                            prospectus supplement. These amounts
                                            will be payable monthly. The
                                            servicing fee and any portion of the
                                            servicing fee that remains unpaid
                                            from prior dates will be payable
                                            before any payments are made on the
                                            related securities unless any
                                            portion of the servicing fee is
                                            expressly subordinated to payments
                                            on the securities, as specified in
                                            the related prospectus supplement.
                                            See "Servicing and Administration--
                                            Servicing Compensation" in this
                                            prospectus.

ADMINISTRATION AGREEMENT

                                            The Student Loan Corporation, in its
                                            capacity as administrator, will
                                            enter into a separate administration
                                            agreement with each trust, the

                                       10

                                            servicer and the indenture trustee.
                                            Under each agreement, The Student
                                            Loan Corporation will undertake
                                            specific administrative duties for
                                            each trust. See "Servicing and
                                            Administration--Administration
                                            Agreement" in this prospectus.

ADMINISTRATION FEE

                                            The administrator will receive an
                                            administration fee specified in the
                                            related prospectus supplement. It
                                            also may receive reimbursement for
                                            expenses and charges, as specified
                                            in the related prospectus
                                            supplement. These amounts will be
                                            payable before any payments are made
                                            on the related securities, as
                                            specified in the related prospectus
                                            supplement. See "Servicing and
                                            Administration--Administration
                                            Agreement" in this prospectus.

REPRESENTATIONS AND WARRANTIES
  OF THE DEPOSITOR

                                            Under the sale agreement for each
                                            trust, the depositor, as the seller
                                            of the student loans to the trust,
                                            will make specific representations
                                            and warranties to the trust
                                            concerning the student loans. The
                                            depositor will have an obligation to
                                            repurchase any trust student loan if
                                            the trust is materially and
                                            adversely affected by a breach of
                                            these representations or warranties,
                                            unless it can cure the breach within
                                            the period specified in the
                                            applicable prospectus supplement.
                                            Alternatively, the depositor may
                                            substitute qualified substitute
                                            student loans rather than
                                            repurchasing the affected loans.
                                            Qualified substitute student loans
                                            are student loans that comply, on
                                            the date of substitution, with all
                                            of the representations and
                                            warranties made by the depositor in
                                            the sale agreement. Qualified
                                            substitute student loans must also
                                            be substantially similar on an
                                            aggregate basis to the loans they
                                            are being substituted for with
                                            regard to the following
                                            characteristics:

                                            o principal balance;

                                            o status--in-school, grace,
                                              deferment, forbearance or
                                              repayment;

                                            o program type--Unsubsidized
                                              Stafford, Subsidized Stafford,
                                              PLUS, SLS or Consolidation loans;

                                            o school type;

                                            o total return; and

                                            o remaining term to maturity.

                                            Any required repurchase or
                                            substitution will occur no later
                                            than the date the next collection
                                            period ends after the applicable
                                            cure period has expired.

                                            In addition, the depositor will have
                                            an obligation to reimburse the trust
                                            for:

                                            o any shortfall between the balance
                                              of the qualified substitute
                                              student loans and the balance of
                                              the loans being replaced, together
                                              with any unamortized premium on
                                              such shortfall (based on the
                                              percentage premium paid by the
                                              depositor for the loans being
                                              replaced), and

                                       11

                                            o any accrued interest not
                                              guaranteed by, or that is required
                                              to be refunded to, a guarantor and
                                              any program payments lost as a
                                              result of a breach of our
                                              representations and warranties.

                                            See "Transfer and Servicing
                                            Agreements--Sale of Student Loans to
                                            the Trust; Representations and
                                            Warranties of the Depositor."

REPRESENTATIONS AND WARRANTIES OF
  THE STUDENT LOAN CORPORATION
  UNDER THE PURCHASE AGREEMENTS

                                            In each purchase agreement, SLC will
                                            make representations and warranties
                                            to the depositor concerning the
                                            student loans covered by that
                                            purchase agreement. These
                                            representations and warranties will
                                            be similar to the representations
                                            and warranties made by the depositor
                                            under the related sale agreement.
                                            SLC will have repurchase,
                                            substitution and reimbursement
                                            obligations under the purchase
                                            agreement that match those of the
                                            depositor under the sale agreement.
                                            These obligations may be transferred
                                            if certain conditions are satisfied.
                                            See "Transfer and Servicing
                                            Agreements--Purchase of Student
                                            Loans by the Depositor;
                                            Representations and Warranties of
                                            The Student Loan Corporation."

COVENANTS OF THE SERVICER

                                            The servicer will agree to service
                                            the trust student loans in
                                            compliance with the servicing
                                            agreement and the Higher Education
                                            Act, if applicable. It will have an
                                            obligation to purchase from a trust,
                                            or substitute qualified substitute
                                            student loans for, any trust student
                                            loan if the trust is materially and
                                            adversely affected by a breach of
                                            any covenant of the servicer
                                            concerning that student loan. Any
                                            breach that relates to compliance
                                            with the Higher Education Act or the
                                            requirements of a guarantor, but
                                            that does not affect that
                                            guarantor's obligation to guarantee
                                            payment of a trust student loan,
                                            will not be considered to have a
                                            material adverse effect.

                                            If the servicer does not cure a
                                            breach within the period specified
                                            in the applicable prospectus
                                            supplement, the purchase or
                                            substitution will be made no later
                                            than the date the next collection
                                            period ends after the applicable
                                            cure period has expired, or as
                                            described in the related prospectus
                                            supplement.

                                            In addition, the servicer has an
                                            obligation to reimburse the trust
                                            for:

                                            o any shortfall between the balance
                                              of the qualified substitute
                                              student loans and the balance of
                                              the loans being replaced, and

                                            o any accrued interest not
                                              guaranteed by, or that is required
                                              to be refunded to, a guarantor and
                                              any program payments lost as a
                                              result of a breach of the
                                              servicer's covenants.

                                            See "Servicing and Administration--
                                            Servicer Covenants."

                                       12

U.S. FEDERAL INCOME TAX CONSIDERATIONS

                                            SLC will receive an opinion of tax
                                            counsel that the trust will not be
                                            treated as an association (or
                                            publicly traded partnership) taxable
                                            as a corporation. Unless otherwise
                                            specified in the related prospectus
                                            supplement, SLC will receive an
                                            opinion of tax counsel that the
                                            notes will be treated as
                                            indebtedness for federal income tax
                                            purposes.

                                            SLC and the trust will treat the
                                            notes as indebtedness for federal
                                            income tax purposes. By acquiring a
                                            note, you will agree to treat that
                                            note as indebtedness for federal
                                            income tax purposes.

                                            See the discussion under the heading
                                            "U.S. Federal Income Tax
                                            Consequences" in this prospectus.

CERTAIN ERISA CONSIDERATIONS

                                            A fiduciary of any employee benefit
                                            plan or other retirement arrangement
                                            subject to Title I of ERISA or
                                            Section 4975 of the Internal Revenue
                                            Code, should carefully review with
                                            its legal advisors whether the
                                            plan's purchase or holding of any
                                            class of securities could give rise
                                            to a transaction prohibited or
                                            otherwise impermissible under ERISA
                                            or the Internal Revenue Code. See
                                            "Certain ERISA Considerations" in
                                            this prospectus and in the related
                                            prospectus supplement.

RATINGS

                                            All of the securities will be rated
                                            in one of the four highest rating
                                            categories. The related prospectus
                                            supplement will specify the ratings
                                            for the securities.

                                       13

                                  RISK FACTORS

     You should carefully consider the following risk factors in deciding whether to purchase any securities. You should also consider the additional risk factors described in each prospectus supplement. All of these risk factors could affect your investment in or return on the securities.

BECAUSE THE SECURITIES MAY NOT PROVIDE REGULAR OR PREDICTABLE PAYMENTS, YOU MAY
  NOT RECEIVE THE RETURN ON INVESTMENT THAT YOU EXPECTED

     The securities may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on investment that you expected.

IF A SECONDARY MARKET FOR YOUR SECURITIES DOES NOT DEVELOP, THE VALUE OF YOUR
  SECURITIES MAY DIMINISH

     The securities will be a new issue without an established trading market.
We do not intend to list the securities on any national exchange. As a result, we cannot assure you that a secondary market for the securities will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your securities may widen, thereby reducing the net proceeds to you from the sale of your securities.

THE TRUST WILL HAVE LIMITED ASSETS FROM WHICH TO MAKE PAYMENTS ON THE
  SECURITIES, WHICH MAY RESULT IN LOSSES

     The trust will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans, the guarantee agreements, and, if so provided in the related prospectus supplement, a reserve account, any other accounts established in the trust's name, any derivative contracts and other credit or cash flow enhancements.

     Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the trust accounts, amounts received from derivative counterparties and any other credit or cash flow enhancements to repay your securities. If these sources of funds are insufficient to repay your securities, you may experience a loss on your investment.

IF A GUARANTOR OF THE STUDENT LOANS EXPERIENCES FINANCIAL DETERIORATION OR
  FAILURE, YOU MAY SUFFER DELAYS IN PAYMENT OR LOSSES ON YOUR SECURITIES

     All of the student loans will be unsecured. As a result, the primary security for payment of a student loan is the guarantee provided by the applicable guarantor. Student loans acquired by each trust will be subject to guarantee agreements with a number of individual guarantors. A deterioration in the financial status of a guarantor and its ability to honor guarantee claims could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner. A guarantor's financial condition could be adversely affected by a number of factors including:

     o    the continued voluntary waiver by the guarantor of the guarantee fee payable by a borrower upon disbursement of a student loan;

     o    the amount of claims made against that guarantor as a result of borrower defaults;

     o    the amount of claims reimbursed to that guarantor from the Department of Education, which range from 75% to 100% of the 98% guaranteed portion of the loan depending on the date the loan was made and the performance of the guarantor; and

     o    changes in legislation that may reduce expenditures from the
          Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the Department of
          Education.

If the financial condition of a guarantor deteriorates, it may fail to make guarantee payments in a timely manner. In that event, you may suffer delays in payment or losses on your securities.

                                       14

THE DEPARTMENT OF EDUCATION'S FAILURE TO MAKE REINSURANCE PAYMENTS MAY
  NEGATIVELY AFFECT THE TIMELY PAYMENT OF PRINCIPAL AND INTEREST ON YOUR
  SECURITIES

     If a guarantor is unable to meet its guarantee obligations, the trust may submit claims directly to the Department of Education for payment. The
Department of Education's obligation to pay guarantee claims directly is dependent upon it determining that the guarantor is unable to meet its obligations. If the Department of Education delays in making this determination, you may suffer a delay in the payment of principal and interest on your securities. In addition, if the Department of Education determines that the guarantor is able to meet its obligations, the Department of Education will not make guarantee payments to the trust. The Department of Education may or may not make the necessary determination or, if it does, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

YOU WILL BEAR PREPAYMENT AND EXTENSION RISK DUE TO ACTIONS TAKEN BY INDIVIDUAL
  BORROWERS AND OTHER VARIABLES BEYOND OUR CONTROL

     A borrower may prepay a student loan in whole or in part at any time. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy. With respect to Stafford and PLUS loans, the likelihood of prepayments is higher as a result of various loan consolidation programs. In addition, a trust may receive unscheduled payments due to defaults and to purchases by the servicer or the depositor. Because a pool will include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any period. Consequently, the length of time that your securities are outstanding and accruing interest may be shorter than you expect.

     On the other hand, the trust student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. In addition, the amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the student loans. Consequently, the length of time that your securities are outstanding and accruing interest may be longer than you expect.

     Any optional purchase right, any provision for the auction of the student loans, and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to securityholders.

     The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.

YOU MAY BE UNABLE TO REINVEST PRINCIPAL PAYMENTS AT THE YIELD YOU EARN ON THE
  SECURITIES

     Asset-backed securities usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral--student loans in this case--and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you may receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the securities.
Similarly, you may receive less money to reinvest when other investments generally are producing higher yields than the yield on the securities.

A FAILURE TO COMPLY WITH STUDENT LOAN ORIGINATION AND SERVICING PROCEDURES COULD
  JEOPARDIZE GUARANTOR, INTEREST SUBSIDY AND SPECIAL ALLOWANCE PAYMENTS ON THE
  STUDENT LOANS, WHICH MAY RESULT IN DELAYS IN PAYMENT OR LOSSES ON YOUR
  SECURITIES

     The Higher Education Act requires lenders making and servicing student loans and the guarantors guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.

     Failure to follow these procedures may result in:

     o    the Department of Education's refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans; or

     o    the guarantors' inability or refusal to make guarantee payments on the trust student loans.

                                       15

     Loss of any program payments could adversely affect the amount of available funds and the trust's ability to pay principal and interest on your securities.

THE INABILITY OF THE DEPOSITOR OR THE SERVICER TO MEET ITS REPURCHASE OBLIGATION
  MAY RESULT IN LOSSES ON YOUR SECURITIES

     Under some circumstances, the trust has the right to require the depositor or the servicer to purchase or substitute for a trust student loan. This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect on the trust, if the breach is not cured within the applicable cure period. We cannot guarantee you, however, that we or the servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

THE NOTEHOLDERS' RIGHT TO WAIVE DEFAULTS MAY ADVERSELY AFFECT CERTIFICATEHOLDERS

     The noteholders have the ability, with specified exceptions, to waive defaults by the servicer or the administrator, including defaults that could materially and adversely affect the certificateholders.

SUBORDINATION OF THE CERTIFICATES OR SOME CLASSES OF NOTES RESULTS IN A GREATER
  RISK OF LOSSES OR DELAYS IN PAYMENT ON THOSE SECURITIES

     Payments on the certificates may be subordinated to payments due on the notes of that series. In addition, some classes of notes may be subordinate to other classes. Consequently, holders of the certificates and the holders of some classes of notes may bear a greater risk of losses or delays in payment. The prospectus supplement will describe the nature and the extent of any subordination.

THE SECURITIES MAY BE REPAID EARLY DUE TO AN AUCTION SALE OR THE EXERCISE OF THE
  PURCHASE OPTION. IF THIS HAPPENS, YOUR YIELD MAY BE AFFECTED AND YOU WILL BEAR
  REINVESTMENT RISK

     The securities may be repaid before you expect them to be if:

     o    the indenture administrator successfully conducts an auction sale or

     o    the servicer or other applicable entity exercises its option to purchase all the trust student loans.

     Either event would result in the early retirement of the securities outstanding on that date. If this happens, your yield on the securities may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable securities at as high a yield.

THE PRINCIPAL OF THE STUDENT LOANS MAY AMORTIZE FASTER BECAUSE OF INCENTIVE
  PROGRAMS

     Various incentive programs may be available to borrowers from SLC. One incentive program allows for a 0.25% interest rate reduction to borrowers who elect to have their installments deducted automatically from their bank accounts. Another incentive program provides a 1.00% interest rate reduction to borrowers who, starting with their first installment, pay a specified number of installments on time and in succession. This benefit is lost if a borrower is delinquent with respect to any subsequent installment. If these benefits are made available to borrowers with trust student loans, the principal of the affected trust student loans may amortize faster than anticipated.

PAYMENT OFFSETS BY GUARANTORS OR THE DEPARTMENT OF EDUCATION COULD PREVENT THE
  TRUST FROM PAYING YOU THE FULL AMOUNT OF THE PRINCIPAL AND INTEREST DUE ON
  YOUR SECURITIES

     The eligible lender trustee may use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by the depositor. If so, the billings submitted to the Department of Education and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the administrator among the various trusts that reference the same lender identification number.

                                       16

     If the Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the trust for your securities or other trusts, the Department or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the trust. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the trust's ability to pay you principal and interest on the securities.

     The servicing agreement for your securities and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Even with cross-indemnification provisions, however, the amount of funds available to the trust from indemnification would not necessarily be adequate to compensate the trust and investors in the securities for any previous reduction in the available funds.

A SERVICER DEFAULT MAY RESULT IN ADDITIONAL COSTS, INCREASED SERVICING FEES BY A
  SUBSTITUTE SERVICER OR A DIMINUTION IN SERVICING PERFORMANCE, ANY OF WHICH MAY
  HAVE AN ADVERSE EFFECT ON YOUR SECURITIES

     If a servicer default occurs, the indenture trustee or the noteholders in a given series of securities may remove the servicer without the consent of the eligible lender trustee or any of the certificateholders of that series. Only the indenture trustee or the noteholders, and not the eligible lender trustee or the certificateholders, have the ability to remove the servicer if a servicer default occurs. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

     o    the cost of the transfer of servicing to the successor,

     o    ability of the successor to perform the obligations and duties of the servicer under the servicing agreement, or

     o    the servicing fees charged by the successor.

     In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer, including defaults that could materially and adversely affect the certificateholders.

THE BANKRUPTCY OF THE DEPOSITOR OR THE STUDENT LOAN CORPORATION COULD DELAY OR
  REDUCE PAYMENTS ON YOUR SECURITIES

     We have taken steps to assure that the voluntary or involuntary application for relief by SLC under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of SLC. However, we cannot guarantee that our activities will not result in a court concluding that our assets and liabilities should be consolidated with those of SLC in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the securities or reductions in these amounts could result.

     SLC and the depositor intend that each transfer of student loans to the depositor will constitute a true sale. If a transfer constitutes a true sale, the student loans and their proceeds would not be property of SLC should it become the subject of any insolvency proceeding.

     If SLC were to become subject to an insolvency proceeding, and a creditor, a trustee-in-bankruptcy or SLC were to take the position that the sale of student loans should instead be treated as a pledge of the student loans to secure a borrowing of SLC, delays in payments on the securities could occur. In addition, if the court ruled in favor of this position, reductions in the amounts of these payments could result.

     If the transfer of student loans by SLC to us is treated as a pledge instead of a sale, a tax or government lien on the property of SLC arising before the transfer of those student loans to us may have priority over that trust's interest in the student loans.

THE INDENTURE TRUSTEE MAY HAVE DIFFICULTY LIQUIDATING STUDENT LOANS AFTER AN
  EVENT OF DEFAULT

     Generally, if an event of default occurs under an indenture, the indenture trustee may sell the trust student loans, without the consent of the certificateholders. However, the indenture trustee may not be able to find a purchaser for

                                       17

the trust student loans in a timely manner or the market value of those loans may not be high enough to make securityholders whole, especially certificateholders.

THE FEDERAL DIRECT STUDENT LOAN PROGRAM COULD RESULT IN REDUCED REVENUES FOR THE
  SERVICER AND THE GUARANTORS

     The federal direct student loan program, established under the Higher
Education Act, may result in reductions in the volume of loans made under FFELP.
If so, the servicer may experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the trust student loans. This increased competition from the federal direct student loan program could also reduce revenues of the guarantors that would otherwise be available to pay claims on defaulted student loans. The level of demand currently existing in the secondary market for loans made under FFELP could be reduced, resulting in fewer potential buyers of the student loans and lower prices available in the secondary market for those loans. The Department of Education also has implemented a direct consolidation loan program, which may reduce the volume of loans outstanding under FFELP and result in prepayments of student loans held by the trust.

PROPOSED CHANGES TO THE HIGHER EDUCATION ACT MAY RESULT IN INCREASED PREPAYMENTS
  ON, OR OTHER ADVERSE CHANGES TO, THE STUDENT LOANS

     The Higher Education Act in the past has been the subject of many changes and amendments that have affected its programs. The Higher Education Act is currently subject to reauthorization. During that process, which is ongoing, proposed amendments to the Higher Education Act are more commonplace and a number of proposals have been introduced in Congress. As part of such process, the Chairman of the House Education and Workforce Committee has recently introduced HR 4283, which, if enacted in its present form, would make various changes to the Higher Education Act in the future, including changing loan limits, changing interest rate provisions and decreasing origination and loan fees. Bills also have been introduced in the House of Representatives that, if enacted into law, would permit borrowers under most consolidation loans to refinance their student loans at lower interest rates.

     Any legislation that permits borrowers to refinance existing consolidation loans at lower interest rates could increase the rate of prepayments on the financed student loans. A faster rate of prepayments would decrease the amount of excess interest available to redeem notes. In addition, if the legislation described above or any similar legislation is enacted into law, the length of time that the notes are outstanding and their weighted average lives may be shortened significantly.

     It is not possible to predict whether or when any of such proposals, including HR 4283, may be adopted, in what form they may be adopted, or the final content of any such proposals and their effect upon the financed student loans.

A DECLINE IN THE FINANCIAL HEALTH OF A DERIVATIVE PRODUCT PROVIDER COULD REDUCE
  THE AMOUNT OF FUNDS AVAILABLE TO PAY PRINCIPAL AND INTEREST ON YOUR NOTES

     Our ability to make principal and interest payments on the notes may be affected by the ability of a derivative product provider to meet its payment obligation under a derivative product, such as an interest rate cap agreement or a swap. Developing an effective strategy for dealing with movements in interest rates is complex, and no strategy can completely insulate a trust estate from risks associated with interest rate fluctuations. As a result, there can be no assurance that the derivative product agreement will effectively mitigate interest rate exposure.

THE USE OF MASTER PROMISSORY NOTES MAY COMPROMISE THE INDENTURE TRUSTEE'S
  SECURITY INTEREST IN CERTAIN STUDENT LOANS

     Beginning for loans disbursed on or after July 1, 1999, a master promissory note may evidence any Federal Stafford student loan made to a borrower under
FFELP. The master promissory note may be used for Federal PLUS Loans for loans disbursed beginning on or after July 1, 2003, and must be used for all Federal
PLUS Loans for loans disbursed beginning on or after July 1, 2004, or for any
Federal PLUS Loan certified on or after July 1, 2004, regardless of the loan period. If a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

                                       18

     Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected through filing of a financing statement. Prior to the master promissory note, each student loan made under
FFELP was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

     Federal consolidation loans are not originated with master promissory notes. Each of those loans are made under standard loan applications and promissory notes required by the Department of Education.

     It is possible that student loans transferred to a trust may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee's lien, that third party may also claim an interest in the student loan. It is possible that the third party's interest could be prior to or on a parity with the interest of the indenture trustee.

THE SECURITIES MAY BE ISSUED ONLY IN BOOK-ENTRY FORM

     We expect that each class of securities of each series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, and will not be registered in your name or the name of your nominee. If we elect to issue definitive securities registered in the name of the holder for a class or series of the securities, we will so state in the related prospectus supplement. Unless and until definitive securities are issued, holders of the securities will not be recognized by the indenture trustee or the indenture administrator as registered owners as that term is used in the related indenture. Unless and until definitive securities are issued, holders of the securities will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company and its participating organizations. See "Certain Information Regarding the Securities--
Book-Entry Registration" in this prospectus.

WITHDRAWAL OR DOWNGRADE OF INITIAL RATINGS MAY DECREASE THE PRICES OF YOUR
  SECURITIES

     The prospectus supplement for your securities will specify the required ratings for the securities. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may revise, withdraw or qualify its rating at any time if it believes circumstances have changed. A subsequent downward change in rating is likely to decrease the price a subsequent purchaser will be willing to pay for your securities.

CERTAIN ACTIONS CAN BE TAKEN WITHOUT NOTEHOLDER APPROVAL

     The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of confirmation from each of the rating agencies then rating the notes that the then current ratings assigned by such rating agencies will not be impaired by those actions. To the extent those actions are taken after issuance of the notes, investors in the notes will be depending on the evaluation by the rating agencies of those actions and the impact of those actions on credit quality.

THE UNITED STATES MILITARY BUILD-UP MAY RESULT IN DELAYED PAYMENTS FROM
  BORROWERS CALLED TO ACTIVE MILITARY SERVICE

     The recent build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief
Act, as amended, or the Relief Act, was signed into law by the President on
December 19, 2003 and updates and replaces the Solders' and Sailors' Civil
Relief Act of 1940. The Relief Act limits the ability of a lender under FFELP to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. In addition, the United States Department of Education has issued guidelines that would extend the in-school status, in school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty.

     We do not know how many student loans have been or may be affected by the application of the Relief Act and the United States Department of Education's
guidelines. Payments on student loans acquired by us may be delayed as a result of these requirements, which may reduce the funds available to us to pay principal and interest on the notes.

                                       19

     The Higher Education Relief Opportunities for Students Act of 2003 (HEROES
Act of 2003) authorizes the Secretary of Education, during the period ending
September 30, 2005, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher
Education Act as the Secretary deems necessary to ensure that student loan borrowers who: are servicing on active military duty during a war or other military operation or national emergency, are serving on National Guard duty during a war or other military operation or national emergency, reside or are employed in an area that is declared by any federal, state, or local official to be a disaster area in connection with a national emergency, or suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary, to ensure that such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance, to ensure that administrative requirements in relation to that assistance are minimized, to ensure that calculations used to determine need for such assistance accurately reflect the financial condition of such individuals, to provide for amended calculations of overpayment, and to ensure that institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable. The
Secretary was given this same authority under Public Law 107-122, signed by the
President on January 15, 2001 but the Secretary has yet to use this authority to provide specific relief to servicepersons with loan obligations who are called to active duty.

     The number and aggregate principal balance of student loans that may be affected by the application of the HEROES Act of 2003 is not known at this time.
Accordingly, payments received by us on financed student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers of the financial student loans become eligible for the relief provided under the HEROES Act of 2003, there could be an adverse effect on the total collections on the financed student loans and our ability to pay interest in the notes if there are insufficient funds in the reserve account.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Statements in this prospectus and the prospectus supplement relating to your securities, including those concerning our expectations as to our ability to acquire eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement relating to your securities, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of
1995. Actual results may vary materially from our expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus and in the prospectus supplement relating to your securities.

                                       20

                             FORMATION OF THE TRUSTS

THE TRUSTS

     The depositor will establish a separate trust for each series of securities. Each trust will be formed under a trust agreement. It will perform only the following activities:

     o    acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

     o    issue the securities;

     o    make payments on the securities; and

     o    engage in other incidental or related activities.

     Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee will use the net proceeds from the sale of the related securities to purchase the trust student loans.

     Following the purchase of the trust student loans, the assets of the trust will include:

     o    the trust student loans themselves, legal title to which the eligible lender trustee will hold;

     o    all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor and
          Department of Education payments;

     o    all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

     o    rights under the related transfer and servicing agreements, including the right to require The Student Loan Corporation, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions;

     o    rights under the guarantee agreements with guarantors; and

     o    any other property described in the prospectus supplement.

     The certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee.

ELIGIBLE LENDER TRUSTEE

     The eligible lender trustee for a trust will be the bank or trust company specified in the related prospectus supplement. It will acquire legal title to all trust student loans on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

     The liability of the eligible lender trustee in connection with the issuance and sale of any securities will consist solely of its express obligations in the trust agreement and sale agreement. An eligible lender trustee may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove an eligible lender trustee if the eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of an eligible lender trustee and appointment of a successor will become effective only when a successor accepts its appointment.

     The prospectus supplement will specify the principal office of each trust and eligible lender trustee.

                                       21

                                 USE OF PROCEEDS

     On the closing date specified in the applicable prospectus supplement, the eligible lender trustee, on behalf of the trust, will use the net proceeds of the sale of the securities to purchase student loans from us and make an initial deposit into the collection account, the reserve account and any other account specified in the related prospectus supplement. The eligible lender trustee may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general company purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

                 THE STUDENT LOAN CORPORATION, THE DEPOSITOR AND
                        THE SERVICER AND THE SUB-SERVICER

THE SELLER, SERVICER AND ADMINISTRATOR

     The Student Loan Corporation, the seller, servicer and administrator, originates, manages and services federally insured student loans through a trust agreement with Citibank USA, National Association (CBNA), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup). The Student Loan Corporation is
one of the nation's largest originators and holders of student loans guaranteed under FFELP, authorized by the U.S. Department of Education (the Department)
under the Federal Higher Education Act of 1965, as amended (the Act). Student
Loan Corporation also holds student loans that are not insured under the Act, primarily CitiAssist Loans.

     The Student Loan Corporation was incorporated in Delaware on November 4,
1992 and commenced operations on December 22, 1992. For more than 25 years prior to December 22, 1992, The Student Loan Corporation operated as a division of
Citibank (New York State) (CNYS). On December 22, 1992, the assets of the division were exchanged with CNYS for 20 million shares of The Student Loan
Corporation's common stock and The Student Loan Corporation's agreement to pay approximately $2.8 billion to CNYS and to assume certain obligations of CNYS. On
December 23, 1992, CNYS sold four million shares of its holdings of The Student
Loan Corporation's common stock in an initial public offering, retaining an 80%
ownership interest in The Student Loan Corporation. In August 2003, CNYS merged with CBNA, and CBNA succeeded CNYS as the principal shareholder of The Student
Loan Corporation. At the effective date of the merger, CBNA became a party to all intercompany agreements that The Student Loan Corporation had previously entered into with CNYS. CBNA succeeded to all of the rights and assumed all of the obligations of CNYS under such intercompany agreements.

THE DEPOSITOR

     SLC Student Loan Receivables I, Inc., the depositor, is a bankruptcy remote wholly-owned, special purpose subsidiary of The Student Loan Corporation, formed to purchase student loans originated or acquired by The Student Loan Corporation and to transfer these student loans to the trust. Because the depositor is not an institution eligible to hold legal title to student loans, an eligible lender trustee specified in the related prospectus supplement will hold legal title to the student loans on behalf of the depositor.

     By forming the depositor to acquire the student loans being transferred to the trust, The Student Loan Corporation has taken steps intended to prevent any application for relief under any insolvency law from resulting in consolidation of the assets and liabilities of the depositor with those of The Student Loan
Corporation. As a separate, limited-purpose entity, the depositor's incorporation documents contain limitations including:

     o    restrictions on the nature of its business; and

     o    a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

     Among other things, the depositor will maintain its separate corporate identity by:

     o    maintaining records and books of accounts separate from those of The
          Student Loan Corporation;

     o    refraining from commingling its assets with the assets of The Student
          Loan Corporation; and

     o    refraining from holding itself out as having agreed to pay, or being liable for, the debts of The Student Loan Corporation.

                                       22

     We have structured the transactions described in this prospectus to assure that the transfer of the student loans by The Student Loan Corporation to the depositor constitutes a "true sale" of the student loans to the depositor. If the transfer constitutes a "true sale" the student loans and related proceeds would not be property of The Student Loan Corporation should it become subject to any insolvency proceeding.

     Upon each issuance of securities, the transferring depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by The Student Loan
Corporation to the depositor would be characterized as a "true sale" and the student loans and related proceeds would not be property of The Student Loan
Corporation under the insolvency laws.

     The transferring depositor will also represent and warrant that each transfer of student loans by the depositor to the trust is a valid sale and contribution of those loans. The transferring depositor and The Student Loan
Corporation will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans while they are held beneficially by either the depositor or the trust.

THE SUB-SERVICER

     For each series of securities, SLC is expected to contract with a sub-servicer to sub-service the trust student loans on behalf of the related trust. The related prospectus supplement will specify the sub-servicer for your securities.

THE SUB-ADMINISTRATOR

     CitiMortgage, Inc. will act as sub-administrator of each trust.
CitiMortgage, Inc. will provide various notices and perform other administrative obligations required by the administration agreement and the indenture. These services include directing the indenture administrator to make the required distributions from the trust accounts, preparing and providing, based on periodic data received from the servicer, periodic distribution statements to the owner trustee, the eligible lender trustee, the indenture trustee and the indenture administrator and providing any related federal income tax reporting information.

     CitiMortgage, Inc. was incorporated in Delaware in 1979 and began making mortgage loans in 1980. On March 1, 2003, following Citigroup's 2002 acquisition of Golden State Bancorp, First Nationwide Mortgage Corporation, which had been a subsidiary of Golden State Bancorp, was merged into CitiMortgage, Inc.
CitiMortgage, Inc. derives income primarily from interest on mortgages that it owns, secondary mortgage market sales, mortgage loan servicing fees and mortgage origination fees and charges. CitiMortgage, Inc. has been approved as a mortgagee and seller/servicer by the Federal Housing Administration, the
Veterans Administration, Fannie Mae, Ginnie Mae, and Freddie Mac.

     The prospectus supplement for a series may contain additional information concerning the administrator, the sub-administrator, the depositor, the servicer or the sub-servicer.

                             THE STUDENT LOAN POOLS

     The depositor will purchase the trust student loans from The Student Loan
Corporation out of the portfolio of student loans held by SLC. Unless otherwise specified in the related prospectus supplement for any trust, the trust student loans must meet several criteria, including:

     o    Each loan is guaranteed as to principal and interest by a guarantor and is reinsured by the Department of Education under FFELP.

     o    Each loan was originated in the United States, its territories or its possessions in accordance with a FFELP program.

     o    Each loan contains terms required by the program and the applicable guarantee agreements.

     o    Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

     o    Each loan satisfies any other criteria described in the related prospectus supplement.

                                       23

     The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

     o    the composition of the pool,

     o    the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

     o    the borrowers' states of residence, and

     o    the percentages of the student loans guaranteed by the applicable guarantors.

THE STUDENT LOAN CORPORATION'S STUDENT LOAN BUSINESS

     SLC originates, manages and services student loans insured under federally sponsored programs. "Appendix A--Federal Family Education Loan Program" to this prospectus describes these federally sponsored programs.

     Student Loans. SLC's student loan portfolio is composed of both FFELP loans and loans originated through alternative programs, such as CitiAssist. SLC is currently eligible to make the following types of FFELP loans: subsidized
Federal Stafford, unsubsidized Federal Stafford, Federal Parent Loans to
Undergraduate Students (PLUS) and Federal Consolidation Loans. Subsidized
Federal Stafford Loans are generally made to students who pass certain need criteria. Unsubsidized Federal Stafford Loans are designed for students who do not qualify for subsidized Federal Stafford Loans due to parental and/or student income and assets in excess of permitted amounts or whose need exceeds the basic
Stafford limit. Federal PLUS Loans are made to parents of students who are dependents. The Federal Consolidation Loan Program allows multiple federal loans, including those of both FFELP and the Federal Direct Student Loan
Program, to be combined into one single aggregate insured loan. Federal
Consolidation Loans may include government-guaranteed loans formerly held by other lenders. Prior to consolidation, any loan balances that are not already owned by SLC are purchased at face value from other lenders. A Federal
Consolidation Loan is allowed an extended repayment term of up to 30 years, depending on the loan balance.

     In addition, SLC's portfolio includes Federal Supplemental Loans for
Students (SLS Loans). SLS Loans were originated prior to July 1994, when new loan disbursements through this program were discontinued. Federal SLS Loans include loans to graduate, professional and independent undergraduate students, and, under certain circumstances, dependent undergraduate students. In 1994, the
SLS Program was replaced with an expanded unsubsidized Federal Stafford Loan program. SLC also owns a portfolio of Health Education Assistance Loans (HEAL
Loans), composed of guaranteed student loans for borrowers in designated health professions under a federally insured loan program administered by the U.S.
Department of Health and Human Services. Although no new loans are being originated under this program, SLC has pursued acquisition of HEAL Loans from other holders.

     The Department administers FFELP under Title IV of the Act. In order to comply with the provisions of the Act, all of SLC's FFELP loans are held, and all new FFELP loans are originated, by SLC through a trust established solely for the benefit of SLC. An institution, such as SLC, that does not fall within the Act's definition of "eligible lender" may hold and originate FFELP loans only through a trust or similar arrangement with an eligible lender. SLC's trust agreement is with CBNA, a national banking association and an eligible lender under the provisions of the Act.

     SLC's alternative loan programs, such as CitiAssist, are available for students who either do not qualify for government student loan programs or need additional financial assistance beyond that available through government programs. Alternative loans are offered based on the borrower's or co-signer's creditworthiness, in addition to financial need as established by the educational institution. Most are insured by private insurers.

     SLC also participates in the secondary student loan market through purchases of loans that consist of subsidized Federal Stafford Loans, unsubsidized Federal Stafford Loans, PLUS Loans, Federal Consolidation Loans and
HEAL Loans. Most Federal Consolidation Loans are generated through third party marketing channels. Loans acquired through these channels generally have lower yields than student loans sourced through school lender lists and other primary channels.

                                       24

     Origination of FFELP Loans. SLC is one of the nation's largest originators and holders of student loans guaranteed under FFELP. SLC's student loan volume primarily results from SLC's marketing efforts, repeat borrowers, Internet leads and college fair participants.

     A student must attend an eligible educational institution in order to participate in FFELP. Eligible institutions can be divided into three categories: four-year colleges and universities, two-year institutions and proprietary (vocational) schools. In addition to other criteria, school eligibility is determined by the default rate on guaranteed loans to its students. Under the Act, eligible lenders, subject to certain restrictions, may choose not to make loans to students attending certain schools, defined by school type, geographic location or default experience.

     For Stafford Loans, the student and school complete a Master Promissory
Note and send it either to SLC or directly to the guaranty agency (guarantor).
For PLUS Loans, the school, parent and student complete a combined application/promissory note. The loan application process is either completed online at www.studentloan.com or through submission of a paper application. Both the guarantor and SLC must approve the loan request. Upon guarantor approval, the guarantor sends a notice of guarantee to SLC. After receiving the notice of guarantee, SLC makes disbursements of the loan directly to the school and sends a disclosure statement to the borrower confirming the terms of the loan.

     SLC also originates loans under "blanket guarantee" agreements with certain guarantors, under which SLC is eligible to retain guarantees on certain loan originations without having to obtain loan approval on each individual loan.

     Origination of CitiAssist Loans. In order to comply with certain legal requirements, CitiAssist Loans are originated by CBNA, SLC 's principal shareholder, and are serviced by SLC or a related party servicer. Expenses incurred by SLC to underwrite, disburse and service CitiAssist Loans for CBNA are charged to CBNA in an origination and servicing fee in accordance with the provisions of an intercompany agreement. Following full disbursement, SLC purchases all qualified CitiAssist Loans at the amount of CBNA's carrying value at the time of purchase, plus contractual fees.

     The CitiAssist Loan program is designed to assist undergraduate, graduate, and health professions students, as well as others, by providing education financing in addition to financial aid available under FFELP. In order to meet the needs of medical students, additional products, such as the CitiAssist
Health Professions Loan and the CitiAssist Health Professions Residency Loan are
also available. The CitiAssist K-12 Loan program was designed to assist parents in financing their children's private primary or secondary school education. The
CitiAssist Bar Study Loan is offered to law students in their final year of law school and for a certain post-graduation period.

     CitiAssist Loans are installment loans that are credit based and subject to state laws and federal consumer banking regulations. Most loans are insured by a private insurer and are not reinsured by the federal government.

     Students and co-signers, if applicable, complete and submit CitiAssist Loan applications either online at www.studentloan.com or by mail. In addition to general eligibility criteria, a certification of enrollment from the school is required and a co-signer may also be necessary. Upon initial credit approval by
SLC, most loans are submitted to a private third party insurer, which insures
SLC against loss in cases of default, bankruptcy or death of the borrower. These insured loans are subject to risk-sharing losses of 5% - 20% of the default claim amount, depending on the insurer and the type of loan. Some CitiAssist
Loans are not insured against loss. However, approximately two-thirds of the carrying amounts of the uninsured CitiAssist Loans are supported by risk-sharing agreements with investment-grade universities. SLC is at risk for the non-insured and non-risk-shared portions of the CitiAssist Loan portfolio. SLC makes the majority of the loan disbursements directly to the school and sends a disclosure statement to the borrower and co-signer confirming the terms of the loan.

DELINQUENCIES, DEFAULTS, CLAIMS AND NET LOSSES

     Information about delinquencies, defaults, guarantee claims and net losses on student loans is available in the Department of Education's Loan Programs
Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of trust student loans may not be comparable to this information.

                                       25

PAYMENT OF NOTES

     Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders under the related sale agreement.

TERMINATION

     For each trust, the obligations of the servicer, the depositor, the administrator, the eligible lender trustee and the indenture trustee under the transfer and servicing agreements will terminate upon:

     o    the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

     o    the payment to the securityholders of all amounts required to be paid to them.

     If the outstanding pool balance is 10% or less than the initial pool balance or otherwise on a date described in the related prospectus supplement, the servicer or another entity specified in the related prospectus supplement may, at its option, purchase, or arrange for the purchase of, or the indenture trustee may auction for sale, all remaining trust student loans. Either of the exercise of the purchase option or the auction will result in the early termination of the securities issued by that trust. The related prospectus supplement will describe the procedures relating to the purchase option and the auction.

                        TRANSFER AND SERVICING AGREEMENTS

GENERAL

     The following is a summary of the important terms of the sale agreements under which the trusts will purchase student loans from the depositor, and the purchase agreements under which the depositor will acquire the student loans from SLC. We have filed forms of the sale agreement and purchase agreement as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to all of the provisions of the sale agreements and the purchase agreements. We refer to the purchase agreements, the sale agreements, the servicing agreements and the administration agreements collectively as the "transfer and servicing agreements."

PURCHASE OF STUDENT LOANS BY THE DEPOSITOR; REPRESENTATIONS AND WARRANTIES OF
  THE STUDENT LOAN CORPORATION

     On the closing date, The Student Loan Corporation will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the prospectus supplement. An exhibit to the purchase agreement will list each student loan.

     In each purchase agreement, SLC will make representations and warranties concerning the student loans. These include, among other things, that:

     o    each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened,

     o    the information provided about the student loans is true and correct as of the cutoff date,

     o    each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by FFELP or under any guarantee agreement; and

     o    each student loan is guaranteed by the applicable guarantor.

     Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, SLC will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan,

                                       26

SLC may, in its discretion, substitute qualified substitute student loans for that loan. In addition, SLC will have an obligation to reimburse the depositor for any shortfall between:

     o    the purchase amount of the qualified substitute student loans;

     o    the purchase amount of the trust student loans being replaced; and

     o    for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

     The repurchase or substitution and reimbursement obligations of SLC constitute the sole remedy available to the depositor for any uncured breach.
SLC's repurchase or substitution and reimbursement obligations are contractual obligations that the depositor or trust may enforce against SLC, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of
Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

SALE OF STUDENT LOANS TO THE TRUST; REPRESENTATIONS AND WARRANTIES OF THE
  DEPOSITOR

     On the closing date, the depositor will sell to the eligible lender trustee, on behalf of that trust, without recourse, its entire interest in the student loans acquired by the depositor from SLC. Each student loan will be listed in an exhibit to the sale agreement. The eligible lender trustee concurrently with that sale will issue the certificates and notes. The trust will apply net proceeds from the sale of the notes and certificates to purchase the student loans from the depositor.

     In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related trust for the benefit of securityholders, including representatives and warranties that are substantially the same as those made by SLC to the depositor.

     Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of SLC.

     The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the securityholders for any uncured breach. The depositor's repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the
Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

CUSTODIAN OF PROMISSORY NOTES

     To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes, in physical or electronic form, through its own facilities or through other sub-custodians, representing the student loans and any other related documents. The depositor's and the servicer's records will reflect the sale by SLC of the student loans to the depositor and their subsequent sale by the depositor to the trust.

ADDITIONAL FUNDINGS

     The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. The prospectus supplement will also indicate:

     o    the amount in the pre-funding account on the closing date,

     o    the length of the funding period, and

     o    the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.

                                       27

     If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the securityholders will receive any remaining amounts.

AMENDMENTS TO TRANSFER AND SERVICING AGREEMENTS

     The parties to the transfer and servicing agreements may amend them without the consent of securityholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee, the amendment will not materially and adversely affect the interests of the noteholders or certificateholders. The parties also may amend the transfer and servicing agreements with the consent of a majority in interest of noteholders and certificateholders. However, such an amendment may not (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to trust student loans or distributions that shall be required to be made for the benefit of the noteholders or (b) reduce the aforesaid percentage of the outstanding principal balance of the notes, the noteholders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates.

                          SERVICING AND ADMINISTRATION

GENERAL

     The following is a summary of the important terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

ACCOUNTS

     For each trust, the administrator will establish one or more collection accounts into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.

     For any series of securities, the indenture administrator will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the administration agreement and the indenture. The administrator will instruct the indenture administrator concerning investment decisions.

     In general, eligible investments will be those which would not result in the downgrading or withdrawal of any rating of any of the securities. They will mature on the dates specified in the related prospectus supplement. A portion of these eligible investments may mature after the next distribution date if so provided in the related prospectus supplement.

     Each trust account will be either:

     o    a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating as set forth in the indenture or (B) a short-term unsecured debt rating or certificate of deposit rating as set forth in the indenture; or

     o    a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

SERVICING PROCEDURES

     Under the servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices.
It must use the same standard of care as it uses to service similar student loans owned by SLC and its affiliates and in compliance with the Higher
Education Act, the guarantee agreements and all other applicable federal and state laws.

                                       28

     The duties of the servicer include the following:

     o    collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

     o    responding to inquiries from borrowers;

     o    attempting to collect delinquent payments; and

     o    sending out statements and payment coupons to borrowers.

     In addition, the servicer will keep ongoing records on the loans and its collection activities, and it will furnish periodic statements to the indenture trustee, the eligible lender trustee, the indenture administrator and the securityholders, in accordance with the servicer's customary practices and as specifically required in the servicing agreement.

     Under the sub-servicing agreement, the sub-servicer will agree to perform some or most all of the obligations of the servicer under the servicing agreement.

PAYMENTS ON STUDENT LOANS

     The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of its receipt.

     However, for so long as no administrator default has occurred and is continuing, and any other condition to making deposits less frequently than daily as described in the related prospectus supplement is satisfied, the servicer will remit these amounts to the administrator within two business days of receipt. The administrator will deposit these amounts in the collection account by the business day preceding each monthly servicing payment date.

     A business day for this purpose is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New
York are authorized or obligated by law, regulation or executive order to remain closed.

     The administrator may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances as specified in the related prospectus supplement. The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by us or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

SERVICER COVENANTS

     For each trust, the servicer will agree that:

     o    it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

     o    it will not permit any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to in writing by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50;

     o    it will do nothing to impair the rights of the certificateholders and noteholders in the trust student loans; and

     o    it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the loans.

                                       29

     Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase that trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor's obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. In addition, a finding by the Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

     The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the
Higher Education Act--currently either 98% or 100%--plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust's interest in that purchased trust student loan will be assigned to the servicer or its designee.
Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

     In addition, the servicer will be obligated to reimburse the related trust:

     o    for the shortfall, if any, between

          (1)  the purchase amount of any qualified substitute student loans and

          (2)  the purchase amount of the trust student loans being replaced;
               and

     o    for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

     The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach.
The servicer's purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

SERVICING COMPENSATION

     For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

     o    a specified annual percentage of the pool balance;

     o    a unit amount based on the number of accounts and other activity or event related fees;

     o    any combination of these; or

     o    any other formulation described in the related prospectus supplement.

     The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the securities, to the extent specified in the applicable prospectus supplement.

     The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

     o    collecting and posting all payments,

     o    responding to inquiries of borrowers on the trust student loans,

                                       30

     o    investigating delinquencies,

     o    pursuing, filing and collecting any program payments,

     o    accounting for collections,

     o    furnishing monthly and annual statements to the trustees, and

     o    paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

NET DEPOSITS

     As an administrative convenience, unless the servicer must remit collections daily to the collection account, the administrator will deposit collections for any collection period net of servicing and administration fees for the same period. The administrator may make a single, net transfer to the collection account on the business day preceding each distribution date. The administrator, however, will account to the indenture trustee, the indenture administrator, the eligible lender trustee, the noteholders and the certificateholders as if all deposits, distributions and transfers were made individually.

EVIDENCE AS TO COMPLIANCE

     The administration agreement will provide that a firm of independent public accountants will furnish to the trust, the indenture trustee and the indenture administrator an annual report attesting to the servicer's compliance with the terms of that administration agreement, the servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

     The administration agreement will require the servicer to deliver to the trust, the indenture trustee and the indenture administrator, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the servicing agreement. If there has been a material default, the officer's certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and eligible lender trustee notice of servicer defaults under the servicing agreement.

     You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.

     The servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture administrator or a successor servicer has assumed the servicer's duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

     o    the successor to the servicer's operations assumes in writing all of the obligations of the servicer,

     o    the sale or transfer and the assumption comply with the requirements of the servicing agreement, and

     o    the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and certificates.

     The servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to securityholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:

                                       31

     o    its obligation to purchase trust student loans from a trust as required in the servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the Department of
          Education refuses to pay, or requires the trust to refund, as a result of the servicer's actions, or

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties or because of reckless disregard of its obligations and duties.

     In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

     Under the circumstances specified in the servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

SERVICER DEFAULT

     A servicer default under the servicing agreement will consist of:

     o    any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice from the indenture trustee or the eligible lender trustee or five business days after discovery of such failure by an officer of the servicer;

     o    any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the servicing agreement, or any other agreement to which the servicer is a signatory, that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given (1) to the servicer by the indenture trustee, the eligible lender trustee or the administrator or (2) to the servicer, the indenture trustee and the eligible lender trustee by holders of
          50% or more of the notes or certificates;

     o    the occurrence of an insolvency event involving the servicer; and

     o    any failure by the servicer to comply with any requirements under the
          Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

     An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

     A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer's actions.

RIGHTS UPON SERVICER DEFAULT

     As long as a servicer default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes may terminate all the rights and obligations of the servicer, except for the obligation to purchase a trust student loan as a result of a covenant breach or to indemnify under certain circumstances. Only the indenture trustee or the noteholders and not the eligible lender trustee or the certificateholders will have the ability to remove the servicer if a default occurs while the notes are outstanding.
Following a termination, a successor servicer appointed by the indenture administrator or the indenture administrator itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then ratings of the notes and certificates. If the indenture administrator is unwilling or legally unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the bankruptcy trustee or similar official may have the power to prevent the indenture administrator or the noteholders from effecting the transfer.

                                       32

WAIVER OF PAST DEFAULTS

     For each trust, the holders of a majority of the outstanding notes or a majority of the outstanding certificates in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders may, on behalf of all noteholders and certificateholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts (or giving instruction regarding the same) in accordance with the servicing agreement. Therefore, the noteholders have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the certificateholders. No waiver will extend to any subsequent default or impair the noteholders' or certificateholders' rights as to such subsequent defaults.

ADMINISTRATION AGREEMENT

     The Student Loan Corporation, as administrator, will enter into an administration agreement with each trust, the depositor, the servicer, the eligible lender trustee, the indenture trustee and the indenture administrator.
Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

     o    directing the indenture administrator to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

     o    preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the eligible lender trustee, the indenture trustee and the indenture administrator and any related federal income tax reporting information; and

     o    providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.

     As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, SLC may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed SLC's duties under the administration agreement.

     Each administration agreement will provide that SLC may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and the certificates.

ADMINISTRATOR DEFAULT

  An administrator default under the administration agreement will consist of:

     o    any failure by the administrator to deliver to the indenture administrator for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

     o    any failure by the administrator to direct the indenture administrator to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

     o    any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure, requiring the failure to be remedied, is given:

          (1)  to the administrator by the indenture trustee, the indenture administrator or the eligible lender trustee, or

          (2)  to the administrator, the indenture trustee, the indenture administrator and the eligible lender trustee by holders of 50%
               or more of the notes or certificates; and

     o    the occurrence of an insolvency event involving the administrator.

                                       33

RIGHTS UPON ADMINISTRATOR DEFAULT

     As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes, by written notice to the administrator, may terminate all the rights and obligations of the administrator, except for certain indemnification obligations of the administrator pursuant to the administration agreement. Only the indenture trustee or the noteholders and not the eligible lender trustee or the certificateholders may remove the administrator if an administrator default occurs while the notes, are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture administrator or the indenture administrator itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement and will be entitled to similar compensation arrangements. The indenture administrator may make arrangements for compensation to be paid, which compensation may not be greater than the compensation to the administrator under the administration agreement unless the compensation arrangements will not result in a downgrading or withdrawal of the ratings on the notes and the certificates. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the bankruptcy trustee or similar official may have the power to prevent the indenture administrator or the noteholders from effecting the transfer. If the indenture administrator is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans.

STATEMENTS TO INDENTURE TRUSTEE, INDENTURE ADMINISTRATOR AND TRUST

     Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee, the indenture administrator and the eligible lender trustee as of the end of the preceding collection period. The statement will include:

     o    the amount of principal distributions for each class;

     o    the amount of interest distributions for each class and the applicable interest rates;

     o    the pool balance at the end of the preceding collection period;

     o    the outstanding principal amount and the note pool factor for each class of the notes and the certificate balance and the certificate pool factor for each class of the certificates for that distribution date;

     o    the servicing and the administration fees for that collection period;

     o    the interest rates, if available, for the next period for each class;

     o    the amount of any aggregate realized losses for that collection period;

     o    the amount of any note interest shortfall, note principal shortfall, certificate return shortfall and certificate balance shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

     o    the amount of any carryover servicing fee for that collection period;

     o    the amount of any note interest carryover and certificate return carryover, if applicable, for each class of securities, and any changes in these amounts from the preceding statement;

     o    the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer or SLC from the trust in that collection period;

     o    the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period; and

     o    the balance of any reserve account, after giving effect to changes in the balance on that distribution date.

                                       34

EVIDENCE AS TO COMPLIANCE

     The administration agreement will provide that a firm of independent public accountants will furnish to the trust, the indenture trustee and the indenture administrator an annual report attesting to the administrator's compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

     The administration agreement will require the administrator to deliver to the trust, the indenture trustee and the indenture administrator, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default, the officer's certificate will describe the default. The administrator has agreed to give the indenture trustee, the indenture administrator and the eligible lender trustee notice of administrator defaults under the administration agreement.

     You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee.

                               TRADING INFORMATION

     The weighted average lives of the notes and the certificates of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

     o    default of the borrower;

     o    the death, bankruptcy or permanent, total disability of the borrower;

     o    closing of the borrower's school prior to the end of the academic period;

     o    false certification by the borrower's school of his eligibility for the loan; and

     o    an unpaid school refund.

     All of the student loans are prepayable at any time, in whole or in part, without penalty.

     A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

     On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guarantee payments.

     The servicing agreements will provide that the servicer may offer, at the request of SLC, incentive payment programs or repayment programs currently or in the future made available by SLC. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. See "The Student Loan Pools--The
Student Loan Corporation's Student Loan Business--Incentive Programs."

     In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

                                       35

POOL FACTORS

     The pool factor for each class of securities will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class. Your portion of the aggregate outstanding balance of a class of securities will be the product of:

     o    the original denomination of your note or certificate; and

     o    the applicable pool factor.

     Securityholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See "Certain Information Regarding the
Securities--Reports to Securityholders" in this prospectus.

                            DESCRIPTION OF THE NOTES

GENERAL

     Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

     Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company. The notes will be available for purchase in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes.

PRINCIPAL AND INTEREST ON THE NOTES

     The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, reset, auction-determined rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also "Certain Information Regarding the Securities--Fixed Rate
Securities" and "--Floating Rate Securities." One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor's exercising its option to purchase the related trust student loans.

     Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See "Certain Information
Regarding the Securities--Distributions" and "--Credit and Cash Flow or other
Enhancement or Derivative Arrangements."

     In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

                                       36

THE INDENTURE

     General. The notes will be issued under and secured by an indenture entered into by the trust, the eligible lender trustee, the indenture trustee and the indenture administrator.

     Modification of Indenture. With the consent of the holders of a majority of the outstanding notes of the related series, the indenture trustee and the eligible lender trustee may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of the noteholders.

     However, without the consent of the holder of each affected note, no supplemental indenture will:

     o    change the due date of any installment of principal of or interest on any note or reduce its principal amount, interest rate or redemption price;

     o    change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;

     o    change the place of payment or the payment currency for any note;

     o    impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

     o    reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture, waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

     o    modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;

     o    reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

     o    modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

     o    modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes;
          or

     o    permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

     The trust, the indenture trustee and the indenture administrator may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.

     Events of Default; Rights Upon Event of Default. An "event of default"
under the indenture will consist of the following:

     o    a default for five days or more in the due or punctual payment of interest on any note when due;

     o    a default in the due or punctual payment of the principal of any note at maturity;

     o    a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes; or

     o    the occurrence of an insolvency event involving the trust.

     The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the

                                       37

failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

     If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes. No such rescission shall affect any subsequent default or impair any right of the noteholders as a consequence of such default.

     If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

     o    exercise remedies as a secured party against the trust student loans and other properties of the trust that are subject to the lien of the indenture,

     o    sell those properties; or

     o    elect to have the eligible lender trustee maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.

     However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

     o    the holders of all the outstanding notes consent to the sale,

     o    the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes at the date of the sale,
          or

     o    the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66?% of the outstanding notes.

     Such a sale also requires the consent of the holders of a majority of the outstanding certificates unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the certificates.

     Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

     No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

     o    the holder previously has given to the indenture trustee written notice of a continuing event of default,

     o    the holders of not less than 25% of the outstanding notes have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,

     o    the holder or holders have offered the indenture trustee reasonable indemnity,

     o    the indenture trustee has for 60 days after receipt of notice, request and offer of indemnity failed to institute the proceeding, and

     o    no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes.

     In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                                       38

     The indenture trustee, SLC, the depositor, the administrator, the servicer, the indenture administrator, the eligible lender trustee in its individual capacity, the certificateholders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

     Certain Covenants. Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

     o    the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the
          District of Columbia,

     o    the surviving entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

     o    no default will occur and be continuing immediately after the merger or consolidation,

     o    the trust has been advised that the ratings of the notes and the certificates would not be reduced or withdrawn as a result of the merger or consolidation, and

     o    the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse federal or Delaware state tax consequences to the trust or to any holder of the notes or certificates.

     Each trust will not:

     o    except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,

     o    claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,

     o    except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part,

     o    permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture,
          or

     o    permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.

     No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the
Trust--The Trust." In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

     Indenture Trustee's Annual Report. Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

                                       39

     The Indenture Trustee. The prospectus supplement will specify the indenture trustee for each series. The indenture trustee may resign at any time, in which event the eligible lender trustee must appoint a successor. Holders of a majority of the outstanding notes may also remove the indenture trustee by notifying the indenture trustee and appointing a successor. The trust shall remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the trust must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment.

     The Indenture Administrator. The prospectus supplement will specify the indenture administrator for each series. The indenture administrator will act solely as agent for the indenture trustee, including, without limitation, as paying agent for the notes.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     For each trust, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

     If issued, the certificates will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. DTC's nominee,
Cede & Co., is expected to be the holder of record of the certificates that are in book-entry form. Unless definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no investor will be entitled to receive a physical certificate. All references in this prospectus and in the related prospectus supplement to actions by holders of certificates in book-entry form refer to actions taken by
DTC upon instructions from the participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to holders of certificates in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee.
Certificates of a given series owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that their certificates will be deemed not to be outstanding for the purpose of disapproving the termination of the related trust upon the occurrence of an insolvency event involving us.

DISTRIBUTIONS ON THE CERTIFICATE BALANCE

     The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates.
Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, or any combination of the foregoing.

     The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate.
Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

     The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

     Each class of securities may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

                                       40

FIXED RATE SECURITIES

     Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. See "Description of the Notes--Principal and Interest on the Notes" and "Description of the
Certificates" in this prospectus.

FLOATING RATE SECURITIES

     Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate.

     Floating rate securities also may have either or both of the following:

     o    a maximum limitation, or ceiling, on its interest rate, and

     o    a minimum limitation, or floor, on its interest rate.

     In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

     Each trust that issues a class of floating rate securities will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the eligible lender trustee, the indenture trustee or the indenture administrator for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1%, or .0000001, with five one-millionths of a percentage point being rounded upward.

AUCTION RATE SECURITIES

     Each class of auction rate securities will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate securities will initially consist of the number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate securities will be reset at the interest rate determined pursuant to the auction procedures described in the applicable prospectus supplement, but the rate will not exceed the maximum rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate securities will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate securities will be payable on the first business day following the expiration of each interest period for the notes.

     Determination of Note Interest Rate. The procedures that will be used in determining the interest rates on the auction rate securities are summarized in the following paragraphs.

     The interest rate on each class of auction rate securities will be determined periodically by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate securities they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate securities. Auction rate securities will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. For each series of securities, the related prospectus supplement will specify the auction agent and the broker-dealer(s), unless otherwise specified in the related prospectus supplement.

                                       41

     In the auction, the following types of orders may be submitted:

     o    "bid/hold orders"--specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate securities for the upcoming interest period;

     o    "sell orders"--an order by a current investor to sell a specified principal amount of auction rate securities, regardless of the upcoming interest rate; and

     o    "potential bid orders"--specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate securities, is willing to accept in order to buy a specified principal amount of auction rate securities.

     If an existing investor does not submit orders with respect to all its auction rate securities, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate securities for which no order was received.

     The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate securities.

     (a) Assumptions:

         1.  Denominations (Units)              = $50,000
         2.  Interest period                    = 28 days
         3.  Principal amount outstanding       = $50 Million (1000 Units)

     (b) Summary of all orders received for the auction:

                  BID/HOLD ORDERS                 SELL ORDERS             POTENTIAL BID ORDERS
         -------------------------------- -------------------------- ------------------------------

             20 Units at 2.90%                   100 Units Sell              40 Units at 2.95%
             60 Units at 3.02%                   100 Units Sell              60 Units at 3.00%
            120 Units at 3.05%                   200 Units Sell             100 Units at 3.05%
                                          ==========================
            200 Units at 3.10%                   400 Units                  100 Units at 3.10%
            200 Units at 3.12%                                              100 Units at 3.11%
         ================================
         600 Units                                                          100 Units at 3.14%
                                                                            200 Units at 3.15%
                                                                    ==============================
                                                                           700 Units

     The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units), less any units held by investors not submitting a bid (in this case 0 units).

     (c) Auction agent organizes orders in ascending order:

                                 CUMULATIVE
                   NUMBER OF       TOTAL                                     NUMBER OF     CUMULATIVE
 ORDER NUMBER        UNITS        (UNITS)        PERCENT     ORDER NUMBER      UNITS      TOTAL (UNITS)    PERCENT
---------------  -------------  -------------  -----------  --------------  -----------  ---------------  ------------

1.                   20 (W)           20           2.90%     7.               200(W)        600             3.10%
2.                   40 (W)           60           2.95%     8.               100(W)        700             3.10%
3.                   60 (W)          120           3.00%     9.               100(W)        800             3.11%
4.                   60 (W)          180           3.02%     10.              200(W)       1000             3.12%
5.                  100 (W)          280           3.05%     11.              100(L)                        3.14%
6.                  120 (W)          400           3.05%     12.              200(L)                        3.15%

---------------------------

(W)  Winning Order         (L)  Losing Order

     Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the applicable prospectus supplement.

                                       42

     The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate securities offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum rate.
Also, if all the auction rate securities are subject to hold orders (i.e., each holder of auction rate securities wishes to continue holding its auction rate securities, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%, or as otherwise specified in the related prospectus supplement.

     If a payment default has occurred, the rate will be the non-payment rate, which will be specified in the related prospectus supplement.

     Maximum Rate and Interest Carryovers. If the auction rate for a series of auction rate securities is greater than the maximum rate described in the related prospectus supplement or the net loan rate, then the interest rate applicable to those auction rate securities will be the lesser of the maximum rate or the net loan rate.

     In such event, if the interest rate for a series of auction rate securities is set at the net loan rate, the excess of the lower of the auction rate and the maximum rate over the net loan rate will be carried over for that series of auction rate securities. If there are insufficient bid orders to purchase all the auction rate securities of a series offered for sale in an auction and the interest rate for that series is set at the net loan rate, the excess of the maximum rate over the net loan rate will be carried over for that series of auction rate securities. The carryover amount will bear interest calculated at the One-Month LIBOR rate, or as otherwise specified in the related prospectus supplement. The rating of the notes does not address the payment of carryover amounts or interest on carryover amounts.

     The carryover amount, and interest accrued thereon, for a class of auction rate securities will be paid on an interest payment date if there are sufficient moneys in the Revenue Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carryover on more senior notes. Any carryover amount, and any interest accrued on the carryover amount, due on any auction rate note which is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available. The prospectus supplement for a series of notes will specify whether or not the carryover amount will be included in the redemption price if an auction rate security is redeemed.

     Changes in the Auction Period. We may, from time to time, change the length of the auction period for a class of auction rate securities in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate securities. We will initiate the auction period adjustment by giving written notice to the indenture administrator, the auction agent, the applicable broker-dealer, each rating agency and the registered owners of the notes at least 10 days prior to auction date for the notes. Any adjusted auction period will be at least 7 days but not more than 366 days. The auction period adjustment will take effect only if approved by the market agent and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum rate.

     Changes in the Auction Date. The applicable broker-dealer, with the written consent of the administrator on behalf of the trust, may specify a different auction date for a class of auction rate securities in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate securities. If the administrator consents to the change, the broker-dealer agent will provide notice of its determination to specify an earlier auction date in writing at least 10 days prior to the proposed changed auction date to the indenture administrator, the auction agent, the trust, each rating agency and the registered owner.

DISTRIBUTIONS

     Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of securities.

                                       43

CREDIT AND CASH FLOW OR OTHER ENHANCEMENT OR DERIVATIVE ARRANGEMENTS

     General. The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

     o    subordination of one or more classes of securities,

     o    reserve accounts,

     o    capitalized interest accounts,

     o    overcollateralization,

     o    letters of credit, credit or liquidity facilities,

     o    cash collateral accounts,

     o    financial insurance,

     o    commitment agreements,

     o    surety bonds,

     o    guaranteed investment contracts,

     o    swaps, including interest rate and currency swaps and cap agreements,

     o    exchange agreements,

     o    interest rate protection agreements,

     o    repurchase obligations,

     o    put or call options,

     o    yield protection agreements,

     o    other agreements providing for third party payments,

     o    any combination of the foregoing, or

     o    other support, cash deposit, derivative or other arrangements described in the related prospectus supplement.

     The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

     Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

     Reserve Account. If so provided in the related prospectus supplement, the administrator will establish a reserve account for each series of securities.
The indenture administrator will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. The increase will be funded by deposits into the reserve account of the amount of any collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

                                       44

BOOK-ENTRY REGISTRATION

     Investors in securities in book-entry form may, directly or indirectly, hold their securities through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream Banking, societe anonyme
(known as Clearstream, Luxembourg), formerly known as Cedelbank, societe anonyme, or the Euroclear System in Europe.

     Cede & Co., as nominee for DTC, will hold one or more global notes and certificates. Unless the related prospectus supplement provides otherwise,
Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositories, which in turn will hold these positions in the depositories' names on the books of DTC.
Transfers between DTC participants will occur in accordance with DTC rules.
Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and
Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant
Euroclear or Clearstream participant on that business day. Cash received in
Clearstream or Euroclear as a result of sales of securities by or through a
Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see Appendix B in this prospectus.

     DTC has advised us that it is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee, the indenture administrator or the eligible lender trustee, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC's nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders or certificateholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities.
Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers

                                       45

and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

     DTC has advised us that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited.
DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

     Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Clearstream has advised us that it is organized under the laws of
Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in
Clearstream in numerous currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United
States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with
DTC described above. The Euroclear System is operated by Euroclear Bank
S.A./N.V.

     Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian
Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking
Commission.

     All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the
Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to securities held through Clearstream or
Euroclear will be credited to the cash accounts of Clearstream participants or
Euroclear participants in accordance with the relevant system's rules and

                                       46

procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences" in this prospectus.
Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream and
Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

DEFINITIVE SECURITIES

     The notes and the certificates of a given series will be issued in fully registered, certificated form to noteholders or certificateholders or their nominees, rather than to DTC or its nominee, only if:

     o    the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the securities and the administrator is unable to locate a successor;

     o    the administrator, at its option, elects to terminate the book-entry system through DTC; or

     o    after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes or the certificates, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these securities.

     Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable securityholders, through DTC participants, of the availability of definitive securities. When DTC surrenders the definitive securities, the applicable trustee will reissue to the securityholders the corresponding securities as definitive securities upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive securities will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

     However, the final payment on any definitive security will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final distribution.

     Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

LIST OF SECURITYHOLDERS

     Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

     Three or more certificateholders of any series or one or more holders of certificates of that series evidencing at least 25% of the certificate balance of those certificates may, by written request to the owner trustee, obtain access to the list of all certificateholders for the purpose of communicating with other certificateholders regarding their rights under the trust agreement or under the certificates.

                                       47

REPORTS TO SECURITYHOLDERS

     On each distribution date, the administrator will provide to securityholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under "Servicing and
Administration--Statements to the Indenture Trustee and the Trust" in this prospectus. Those statements will be filed with the SEC during the period required by Rule 15d-1 under the Securities Exchange Act. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. See "U.S. Federal Income Tax Consequences" in this prospectus.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

TRANSFER OF STUDENT LOANS

     SLC intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the eligible lender trustee on behalf of each trust will also constitute a valid sale and assignment of those loans.
Nevertheless, if the transfer of the student loans by SLC to the depositor, or the transfer of those loans by us to the eligible lender trustee, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected under the provisions of the Higher Education Act by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly,

     o    A financing statement or statements covering the student loans naming
          The Student Loan Corporation, as debtor, will be filed under the UCC to protect the interest of the depositor in the event that the transfer by SLC is deemed to be an assignment of collateral as security; and

     o    A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the eligible lender trustee in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

     If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related eligible lender trustee's interest. A tax or other government lien on property of SLC or the depositor arising before the time a student loan comes into existence may also have priority over the interest of the depositor or the eligible lender trustee in the student loan. Under the purchase agreement and sale agreement, however, SLC or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the eligible lender trustee free and clear of the lien of any third party. In addition, SLC and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the eligible lender trustee.

     Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of
SLC, the depositor and the servicer will be marked to indicate the sale and although SLC and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

     o    purchased the student loans in the ordinary course of its business,

     o    took possession of the student loans, and

     o    acquired the student loans for new value and without actual knowledge of the related eligible lender trustee's interest,

then that purchaser might acquire an interest in the student loans superior to the interest of the depositor and the eligible lender trustee.

                                       48

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from SLC or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust's rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see "Transfer and Servicing Agreements--Sale of Student Loans to the
Trust; Representations and Warranties of the Depositor" and "Servicing and
Administration--Servicer Covenants" in this prospectus.

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

     The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1)
completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower's responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

     The servicer will perform collection and servicing procedures on behalf of the trusts. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the Department of Education's refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

     Student loans are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, which is based on the advice of Cadwalader,
Wickersham & Taft LLP, federal tax counsel, summarizes certain of the U.S.
federal income tax consequences of the purchase, ownership and disposition of notes. Except as provided below under "U.S. Federal Income Tax Treatment of
Non-U.S. Holders of Notes," this summary deals only with a beneficial owner of notes that is (i) a citizen or resident of the United States, (ii) a corporation
(or other entity that is treated as a corporation for U.S. federal tax purposes)
that is created or organized in or under the laws of the United States or any
State thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
(iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S.
HOLDER"). If a partnership (including any entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of notes that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of holding and disposing of the notes. A "NON-U.S. HOLDER" is a beneficial owner of a note that is not a U.S. Holder.

     This discussion does not address the U.S. federal income tax consequences of the purchase, ownership and disposition of certificates, which will be discussed in the applicable prospectus supplement.

                                       49

     This discussion is based on interpretations of the Internal Revenue Code of
1986, as amended (the "CODE"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. Holders that purchase notes at initial issuance and beneficially own such notes as capital assets and not as part of a "straddle,"
"hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as banks, thrifts, insurance companies, retirement plans, real estate investment trusts, regulated investment companies, securities dealers, investors whose functional currency is not the U.S. dollar, or tax-exempt investors that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, qualified group legal services plans, or parent title-holding corporations). Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state and local tax consequences of investing in the notes, as well as any consequences arising under the laws of any other taxing jurisdiction to which they may be subject.

TAX CHARACTERIZATION OF THE TRUST

     In the opinion of federal tax counsel, the trust, which issues one or more classes of securities to investors and all of the equity interests of which are retained by a single beneficial owner, will not be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the trust agreement and related documents will be complied with.

     However, if one or more classes of notes are treated as equity rather than indebtedness for federal income tax purposes the trust could be treated as a partnership or publicly traded partnership taxable as a corporation, as described below.

TAX CONSEQUENCES TO U.S. HOLDERS

     Treatment of the Notes as Indebtedness. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of notes with terms substantially the same as the terms of the notes. The Indenture requires the trust and all noteholders to treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes. Based on a number of factors including certain representations of the trust, certain information provided by the underwriters regarding the student loans to be acquired by the trust, and the assumption that the noteholders will in fact treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, in the opinion of federal tax counsel, the notes will be treated as indebtedness for U.S. federal income tax purposes. However, because no specific authority exists with respect to the characterization for
U.S. federal income tax purposes of notes having terms substantially similar to the notes, the Internal Revenue Service (the "IRS") could assert, and a court could ultimately hold, that the notes constitute equity in the trust for U.S.
federal income tax purposes. If the notes are treated as equity in, rather than debt of, the trust for U.S. federal tax purposes, the trust could be treated as a publicly traded partnership that would be taxable as a corporation. In this case, the trust would be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by student loans. An entity-level tax could result in reduced distributions to noteholders.

     Furthermore, even if the trust is not taxable as a corporation, the treatment of notes as equity interests in a partnership could have adverse tax consequences to noteholders. For example, income from classes of notes to tax-exempt entities (including pension funds) might be "unrelated business taxable income," individual U.S. Holders might be subject to limitations on their ability to deduct their share of trust expenses, and U.S. Holders would be required to report income from the trust for each of their own taxable years in which the taxable year of the trust ends. In addition, a U.S. Holder that is a cash basis taxpayer would be required to report income with respect to the trust when it accrues, rather than under the cash method of accounting.

     The trust's characterization of the notes as indebtedness for U.S. federal income tax purposes will be binding on U.S. Holders. Except as otherwise indicated, the balance of this summary assumes that the notes are treated as indebtedness for U.S. federal, state and local income and franchise tax purposes.

     Stated Interest. Except as otherwise provided in a related prospectus supplement, stated interest on the notes will be taxable to a U.S. Holder as ordinary interest income as the interest accrues or is paid (in accordance with the U.S. Holder's method of tax accounting).

                                       50

     Original Issue Discount. If so provided in a related prospectus supplement, a note may be issued with original issue discount. A debt instrument has original issue discount to the extent its "stated redemption price at maturity"
exceeds its "issue price" (each as defined below) by more than a de minimis amount (generally 0.25% of the note's stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the notes and weighing each payment by reference to the number of full years elapsed from the closing date to the anticipated date of such payment). A note's "stated redemption price at maturity" includes all payments thereon other than payments of "qualified stated interest," and its
"remaining stated redemption price at maturity" at any time is the sum of all future payments to be made thereon other than payments of "qualified stated
interest." Except as otherwise provided in a related prospectus supplement, all stated interest on the notes will be treated as qualified stated interest. The term "issue price" generally means the first price (excluding any pre-issuance accrued interest) at which a substantial portion of such debt instruments is sold to investors other than placement agents, underwriters, brokers, or wholesalers.

     U.S. Holders generally will be required to include non-de minimis original issue discount on the notes in income as it accrues, without regard to the timing of receipt of the cash attributable to such income or to the U.S.
Holder's method of accounting. Such discount would accrue under a constant yield method based on the original yield to maturity of the instrument calculated by reference to its issue price. The amount of original issue discount generally includible in income is the sum of the daily portions of original issue discount with respect to a note for each day during the taxable year or portion thereof in which the U.S. Holder holds the note. Special provisions apply to notes on which payments may be accelerated due to prepayments of other obligations securing those notes. Under these provisions, the computation of original issue discount on the notes is determined by taking into account both the prepayment assumption, if any, used in pricing the notes and the actual prepayment experience. As a result of these special provisions, the amount of original issue discount on the notes that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate.

     If a U.S. Holder is considered to purchase a note issued with original issue discount at a price that exceeds its "adjusted issue price" (as defined below), the U.S. Holder is treated as acquiring the note with "acquisition premium" and may reduce its original issue discount income by the proportion of the aggregate amount of original issue discount remaining to be accrued as of the time of the purchase that is represented by such excess. No amount of original issue discount need be included in income if the purchase price equals or exceeds the remaining stated redemption price at maturity. The "adjusted issue price" of notes at any time is the sum of their issue price and the amount of previously accrued original issue discount, reduced by the sum of all prior payments of amounts other than qualified stated interest.

     Premium and Market Discount. In the event that a note is treated as purchased by a U.S. Holder at a price greater than its remaining stated
redemption price at maturity, the note will be considered to have been purchased with amortizable bond premium. The U.S. Holder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the note. Special rules apply to determine the amount of premium on a "variable rate debt instrument" and certain other debt instruments.
Prospective U.S. Holders should consult their tax advisors regarding the amortization of bond premium.

     In the event that a note is treated as purchased by a U.S. Holder at a price that is lower than its stated redemption price at maturity, or in the case of notes issued with original issue discount, their adjusted issue price, by more than a de minimis amount (generally 0.25% of their stated redemption price at maturity multiplied by the number of remaining complete years to maturity (or weighted average maturity in the case of notes paying any amounts other than qualified stated interest prior to maturity), the notes will be considered to have "market discount" in the hands of such U.S. Holder. In that event, unless the U.S. Holder elects to include such market discount in income as it accrues, gain realized by the U.S. Holder on the sale or retirement of the notes will be treated as ordinary income to the extent of the market discount that accrued thereon while it was considered to be held by such U.S. Holder. In addition, the
U.S. Holder could be required to defer the deduction of all or a portion of the interest paid on any indebtedness incurred or continued to purchase or carry the note unless the U.S. Holder has made an election to include market discount in income currently. Such an election applies to all debt instruments held by a taxpayer and may not be revoked without the consent of the IRS. In general terms, market discount on notes will accrue ratably over the term of such notes or, at the election of the U.S. Holder, under a constant yield method.

                                       51

     Election to Treat All Interest as Original Issue Discount. A U.S. Holder
may elect to include in income all interest and discount (including de minimis
OID and de minimis market discount), as adjusted by any acquisition premium with respect to the note, as original issue discount on a constant yield method, as described above under "--Original Issue Discount." The election is made for the taxable year in which the U.S. Holder acquired the note, and it may not be revoked without the consent of the IRS. If the election is made with respect to a note having market discount, the U.S. Holder will be deemed to have elected currently to include market discount on a constant yield basis with respect to all debt instruments having market discount acquired during the year of election or thereafter. If the election made with respect to a note having amortizable bond premium, the U.S. Holder will be deemed to have made an election to amortize premium generally with respect to all debt instruments having amortizable bond premium held by the U.S. Holder during the year of election or thereafter.

     Tax Basis. A U.S. Holder's initial tax basis in the notes will equal the purchase price, and generally will be increased by any amounts of original issue discount or market discount includible in income with respect thereto, and reduced by any payments other than qualified stated interest and any amortized premium with respect thereto.

     Sale, Exchange and Retirement of Notes. Upon the sale, exchange or retirement of notes, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the notes and the U.S. Holder's tax basis in the notes.

     Except as discussed above with respect to market discount, gain or loss recognized by a U.S. Holder in respect of the sale, exchange, redemption or other disposition of notes generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder is treated as having held the notes for more than one year at the time of such disposition. The ability to use capital losses to offset ordinary income in determining taxable income generally is limited.

     Waivers and Amendments. An indenture for a series may permit securityholders to waive an event of default or rescind an acceleration of the securities in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the securities, could be treated for federal income tax purposes as a constructive exchange by a holder of the securities for new securities, upon which gain or loss might be recognized.

TAX-EXEMPT ORGANIZATIONS

     Except as otherwise provided in a related prospectus supplement, income or gain from the notes held by a tax-exempt organization will not be subject to the tax on unrelated business taxable income if the notes are not "debt financed"
property.

FOREIGN INVESTORS

     Treatment of Interest. Non-U.S. Holders will not be subject to U.S. federal income or withholding tax in respect of interest income or gain on the notes if
(1) the Non-U.S. Holder provides an appropriate statement, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person, and (2) the Non-U.S.
Holder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to each trust, unless certain exceptions apply. To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder. In the latter case, such Non-U.S. Holder will be subject to U.S. federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers.

     Treatment of Disposition of Notes. Generally, a Non-U.S. Holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or other disposition of a debt instrument unless such Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is effectively connected with the conduct of a trade or business in the United
States by such Non-U.S. Holder. If the gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, such Non-U.S. Holder will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, and a Non-U.S. Holder that is a corporation could be subject to a branch profits tax on such income as well.

                                       52

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding tax and certain information reporting requirements may apply to payments of principal, premium and interest (including any original issue discount) made to, and the proceeds of disposition of a note by, a noteholder. Backup withholding will apply only if (i) the noteholder fails to furnish its Taxpayer Identification Number to the payor in the manner required,
(ii) the IRS notifies the payor that the noteholder has furnished an incorrect
Taxpayer Identification Number, (iii) the IRS notifies the payor that the noteholder has failed to report properly payments of interest and dividends, or
(iv) under certain circumstances, the noteholder fails to certify, under penalty of perjury, that it has both furnished a correct Taxpayer Identification Number and not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

     Backup withholding tax is not an additional tax. The amount of any backup withholding from a payment to a noteholder will be allowed as a credit against the noteholder's federal income tax liability and may entitle the noteholder to a refund, provided that the required information is furnished to the IRS.

DISCLOSURE REQUIREMENTS FOR U.S. HOLDERS RECOGNIZING SIGNIFICANT LOSSES OR
EXPERIENCING SIGNIFICANT BOOK-TAX DIFFERENCES

     A U.S. Holder that claims significant losses in respect of a note
(generally (i) $10 million or more in a taxable year or $20 million or more in any combination of taxable years for corporations or partnerships all of whose partners are corporations or (ii) $2 million or more in a taxable year or $4 million or more in any combination of taxable years for all other taxpayers) or reports any item or items of income, gain, expense, or loss in respect of a note for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million on a gross basis in any taxable year may be subject to certain disclosure requirements for "reportable transactions."
Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to the notes.

STATE, LOCAL AND FOREIGN TAXES

     Noteholders may be subject to state, local or foreign taxes with respect to an investment in the notes. Prospective investors are urged to consult their tax advisors with respect to the state, local and foreign tax consequences of an investment in the notes.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL
INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S
PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX
ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP
AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL,
FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR
OTHER TAX LAWS.

                                       53

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA PLANS"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code
("QUALIFIED RETIREMENT PLANS") and on Individual Retirement Accounts ("IRAS")
described in Section 408(b) of the Code (collectively, "TAX-FAVORED PLANS").
Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA), and, if no election has been made under Section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA. However, such plans may be subject to the provisions of applicable federal, state or local law ("SIMILAR LAW") materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such governmental plan or church plan which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary requirements including those of investment prudence and diversification and the requirement that an
ERISA Plan's investment be made in accordance with the documents governing the
ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or
Tax-Favored Plans investing in such entities (collectively hereafter "PLAN" or
"PLANS") and persons ("PARTIES IN INTEREST" or "DISQUALIFIED PERSONS") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or
Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of
ERISA or Section 4975 of the Code unless a statutory or administrative exemption is available. Section 502(l) of ERISA requires the Secretary of the U.S.
Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who breaks any fiduciary responsibility under or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation.

     The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the trust formed for that series of security. The DOL has promulgated regulations set forth at 29 CFR ss.
2510.3-101 (the "REGULATIONS") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity
(such as a Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" in such entity.

     Under such Regulations the assets of an ERISA Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the ERISA Plan, if at no time do both (a) Plans and (b) employee benefit plans and plans not subject to Title I of ERISA or Section 4975 of the Code, in the aggregate own 25% or more of the value of any class of equity interests in such entity. Because the availability of this exemption depends upon the identity of the registered owners at any time, there can be no assurance that the notes will qualify for this exemption.

     The Regulations also provide an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." Except as otherwise specified with respect to a series in the related prospectus supplement, the notes are intended to represent debt of each relevant trust for state law and federal income tax purposes; however, there can be no assurance that the DOL will not challenge such position. Assuming that a class of notes will be considered debt with no substantial equity features for purposes of the
Regulations, the assets of each trust that issues notes will not be characterized as "plan assets" under the Regulations. The related prospectus supplement will set forth whether any class of notes may be purchased by Plans or governmental or church plans subject to Similar Law.

     Unless described differently in the related prospectus supplement, no certificates of any series may be purchased by a Plan or by any entity whose underlying assets include Plan assets by reason of a Plan's investment in that entity. The purchase of a certificate could result in the assets of that trust that issues certificates being deemed "plan assets" for purposes of ERISA and the Code, and certain transactions involving that trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a Plan, is not purchasing the certificates on behalf of a Plan and is not using the assets of a
Plan to purchase certificates. If a given series of certificates may be acquired by a Plan because of the application of an exception contained in a regulation

                                       54

or administrative exemption issued by the DOL, the exception will be discussed in the related prospectus supplement.

     Without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if a trust or any owner of an equity interest therein is or becomes a Party in Interest or
Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a Party in Interest or
Disqualified Person with respect to such Plan. There can be no assurance that a trust or any owner of an equity interest therein will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.
However, one or more of the following prohibited transaction class exemptions may apply to the acquisition, holding and transfer of the notes: Prohibited
Transaction Class Exemption ("PTCE") 84-14 (regarding investments by qualified professional asset managers), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding investments by in-house asset managers). By its purchase of notes, the purchaser of notes will be deemed to have represented and warranted that either: (A) the purchaser is not acquiring the notes directly or indirectly for, or on behalf of, a Plan or any entity whose underlying assets are deemed to be plan assets of such Plan, or (B)
the acquisition and holding of the notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE
91-38, PTCE 90-1, PTCE 84-14 or another applicable exemption.

     Any ERISA Plan fiduciary considering whether to purchase notes of any
Series on behalf of an ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any of the exemptions referred to above. Persons responsible for investing the assets of Tax-Favored Plans that are not ERISA Plans should seek similar counsel with respect to the prohibited transaction provisions of the Code. Fiduciaries of plans subject to Similar Law should make a similar determination.

                              AVAILABLE INFORMATION

     SLC Student Loan Receivables I, Inc., as the originator of each trust and the depositor, has filed with the SEC a registration statement for the securities under the Securities Act of 1933. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at

     o    450 Fifth Street, N.W., Washington, D.C. 20549;

and at the SEC's regional offices at

     o    175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604.

     o    233 Broadway, New York, New York 10279.

     In addition, you may obtain copies of the registration statement from the
Public Reference Branch of the SEC, 450 Fifth Street, N.W., Washington, D.C.
20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at
1-800-732-0330.

     The registration statement may also be accessed electronically through the
SEC's Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the
SEC's website located at http://www.sec.gov.

                           REPORTS TO SECURITYHOLDERS

     The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust.
They will be sent only to Cede & Co., as nominee of DTC. The administrator will not send reports directly to the beneficial holders of the securities. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

     The trust will file with the SEC all periodic reports required under the
Securities Exchange Act of 1934. The reports concerning the trust are required to be delivered to the holders of the securities.

                                       55

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by or for a trust under Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

     Written requests for copies should be directed to SLC Student Loan
Receivables I, Inc., 750 Washington Boulevard, 9th Floor, Stamford, Connecticut
06901. Telephone requests for copies should be directed to (203) 975-6923.

                            THE PLAN OF DISTRIBUTION

     The depositor and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and a separate underwriting agreement for the certificates of that series. Under the underwriting agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

     The underwriters will agree, subject to the terms and conditions of their underwriting agreements, to purchase all the notes and certificates described in the underwriting agreements and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate may offer some or all of the securities for sale directly.

     The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the Internet or by other means.

     Each prospectus supplement will either:

     o    show the price at which each class of notes and certificates is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

     o    specify that the notes and certificates will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

     After the initial public offering of any notes and certificates, the offering prices and concessions may be changed.

     Until the distribution of the securities is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

     If an underwriter creates a short position in the securities in connection with the offering--that is, if it sells more securities than are shown on the cover page of the related prospectus supplement--the underwriter may reduce that short position by purchasing securities in the open market.

     An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

                                       56

     Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

     The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

     Each underwriting agreement will provide that the depositor and SLC will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

     Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

     Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

     The place and time of delivery for the securities will appear in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the notes will be passed upon by Cadwalader, Wickersham &
Taft LLP as counsel to the trust, the depositor, the seller and servicer and the administrator.

     Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S.
federal and Delaware state income tax matters.

                                       57

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                                                                      APPENDIX A

                      FEDERAL FAMILY EDUCATION LOAN PROGRAM

GENERAL

     The Federal Family Education Loan Program, known as FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guarantee agency against:

     o    default of the borrower;

     o    the death, bankruptcy or permanent, total disability of the borrower;

     o    closing of the borrower's school prior to the end of the academic period;

     o    false certification by the borrower's school of his eligibility for the loan; and

     o    an unpaid school refund.

     In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans.

     Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment.

     Four types of student loans are currently authorized under the Higher
Education Act:

     o    Subsidized Stafford Loans to students who demonstrate requisite financial need;

     o    Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their
          Subsidized Stafford Loans;

     o    Parent Loans for Undergraduate Students, known as "PLUS Loans," to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

     o    Consolidation Loans, which consolidate into a single loan a borrower's obligations under various federally authorized student loan programs.

     Before July 1, 1994, the Higher Education Act also authorized loans called
"Supplemental Loans to Students" or "SLS Loans" to independent students and, under some circumstances, dependent undergraduate students, to supplement their
Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the
SLS program.

     This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education
Act and the related regulations have been the subject of extensive amendments.
Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

LEGISLATIVE MATTERS

     FFELP is subject to comprehensive reauthorization every 6 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Amendments of 1998. Since the 1998 reauthorization, the
Higher Education Act was amended by the Ticket to Work and Work Incentives
Improvement Act of 1999, the Consolidated Appropriations Act of 2001 and Public
Law 107-139 in 2002.

                                      A-1

     In 1993 Congress created the William D. Ford Federal Direct Loan Program
("FDLP") pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under
FFELP.

     The 1998 reauthorization extended the principal provisions of FFELP and the
FDLP to October 1, 2004. This legislation, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the
91-day Treasury bill rate plus 2.3 percent (1.7 percent during in-school and grace periods) and the lender's rate after special allowance payments to the
91-day Treasury bill rate plus 2.8 percent (2.2 percent during in-school and grace periods) for loans originated on or after October 1, 1998 and before July
1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1 percent.

     The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34 percent (1.74 percent during in-school and grace periods). The 1999 act did not change the rate that the borrower pays on
FFELP loans.

     The 2001 act changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the 1-year Treasury bill rate to the weekly average one-year constant maturity
Treasury yield. This change was effective beginning in July 2001.

     Public Law 107-139 amended the Higher Education Act to (i) extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1, 2006, (ii) establish fixed borrower interest rates on student loans made on or after July 1, 2006 and (iii) extend the computation of special allowance payments based on the three-month commercial paper (financial)
index.

     In October 2004, Congress passed legislation extending all the provisions of the Higher Education Act through September 30, 2005.

ELIGIBLE LENDERS, STUDENTS AND EDUCATIONAL INSTITUTIONS

     Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a
"qualified student." A "qualified student" is an individual who

     o    is a United States citizen, national or permanent resident;

     o    has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

     o    is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

     o    meets the financial need requirements for the particular loan program.

     Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education
Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

FINANCIAL NEED ANALYSIS

     Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student's estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student's cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student's costs

                                      A-2

to attend the institution to determine the student's need for financial aid.
Some of this need is met by grants, scholarships, institutional loans and work assistance. A student's "unmet need" is further reduced by the amount of
Stafford Loans for which the borrower is eligible.

SPECIAL ALLOWANCE PAYMENTS

     The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

     The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

     For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

     (1)  determining the average of the bond equivalent rates of 91-day
          Treasury bills auctioned for that quarter;

     (2)  subtracting the applicable borrower interest rate;

     (3)  adding the applicable special allowance margin described in the table below; and

     (4)  dividing the resultant percentage by 4.

     If the result is negative, the special allowance payment is zero.

            DATE OF FIRST DISBURSEMENT                                   SPECIAL ALLOWANCE MARGIN
-------------------------------------------------    ------------------------------------------------------------------

Before 10/17/86.................................     3.50%
From 10/17/86 through 09/30/92..................     3.25%
From 10/01/92 through 06/30/95..................     3.10%
From 07/01/95 through 06/30/98..................     2.50% for Stafford Loans that are in In-School, Grace or Deferment
                                                     3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99..................     2.20% for Stafford Loans that are in In-School, Grace or Deferment
                                                     2.80% for Stafford Loans that are in Repayment
                                                     3.10% for PLUS, SLS and Consolidation Loans

     For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

     (1)  determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

     (2)  subtracting the applicable borrower interest rate;

     (3)  adding the applicable special allowance margin described in the table below; and

     (4)  dividing the resultant percentage by 4.

     If the result is negative, the special allowance payment is zero.

        DATE OF FIRST DISBURSEMENT                                   SPECIAL ALLOWANCE MARGIN
-------------------------------------------------    ------------------------------------------------------------------

From 01/01/00....................................    1.74% for Stafford Loans that are in In-School, Grace or Deferment
                                                     2.34% for Stafford Loans that are in Repayment
                                                     2.64% for PLUS and Consolidation Loans

     Special allowance payments are available on variable rate PLUS Loans and
SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS
Loans made on or after July 1, 1998, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable, for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9 percent and 12 percent.

                                      A-3

STAFFORD LOAN PROGRAM

     For Stafford Loans, the Higher Education Act provides for:

     o    federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

     o    federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers' making interest payments; and

     o    special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.

     We refer to all three types of assistance as "federal assistance".

     Interest. The borrower's interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

                                                                     MAXIMUM BORROWER
           TRIGGER DATE                     BORROWER RATE                  RATE              INTEREST RATE MARGIN
-----------------------------------   --------------------------   --------------------   ---------------------------

Before 10/01/81....................               7%                       N/A                       N/A
From 01/01/81 through 09/12/83.....               9%                       N/A                       N/A
From 09/13/83 through 06/30/88.....               8%                       N/A                       N/A
From 07/01/88 through 09/30/92.....        8% for 48 months;        8% for 48 months,    3.25% for loans made before
                                             thereafter,                  then 10%            7/23/92 and for loans
                                      91-day Treasury + Interest                                made on or before
                                             Rate Margin                                     10/1/92 to new student
                                                                                                   borrowers;
                                                                                          3.10% for loans made after
                                                                                               7/23/92 and before
                                                                                            7/1/94 to borrowers with
                                                                                             outstanding FFELP loans
From 10/01/92 through 06/30/94.....   91-day Treasury + Interest            9%                      3.10%
                                               Rate Margin
From 07/01/94 through 06/30/95.....   91-day Treasury + Interest          8.25%                     3.10%
                                               Rate Margin
From 07/01/95 through 06/30/98.....   91-day Treasury + Interest          8.25%           2.50% (In-School, Grace or
                                               Margin Rate                                      Deferment); 3.10%
                                                                                                   (Repayment)
From 07/01/98 through 06/30/06.....   91-day Treasury + Interest          8.25%           1.70% (In-School, Grace or
                                               Rate Margin                                      Deferment); 2.30%
                                                                                                   (Repayment)
From 07/01/06......................              6.8%                      N/A                       N/A

     The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding
June 1 and is equal to the lesser of:

     o    the applicable maximum borrower rate

     and

     o    the sum of

     o    the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

     and

     o    the applicable interest rate margin.

     Under current law, Stafford Loans will revert to a fixed annual interest rate of 7.9% on July 1, 2006.

                                      A-4

     Interest Subsidy Payments. The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

     o    while the borrower is a qualified student,

     o    during the grace period, and

     o    during prescribed deferral periods.

     The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United
States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

     o    satisfaction of need criteria, and

     o    continued eligibility of the loan for federal insurance or reinsurance.

     If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

     Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.

     Loan Limits. The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements. The Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

                                                             DEPENDENT STUDENTS         INDEPENDENT STUDENTS
                                                           ---------------------  -----------------------------------
                                                                                      ADDITIONAL
                                                              SUBSIDIZED AND       UNSUBSIDIZED ONLY       MAXIMUM
                                                              UNSUBSIDIZED ON         ON OR AFTER       ANNUAL TOTAL
                 BORROWER'S ACADEMIC LEVEL                   OR AFTER 10/1/93           7/1/94             AMOUNT
--------------------------------------------------------   ---------------------  ------------------  -----------------

Undergraduate (per year):
   1st year............................................          $    2,625           $    4,000          $    6,625
   2nd year............................................          $    3,500           $    4,000          $    7,500
   3rd year and above..................................          $    5,500           $    5,000          $   10,500
Graduate (per year)....................................          $    8,500           $   10,000          $   18,500
Aggregate Limit:
   Undergraduate.......................................          $   23,000           $   23,000          $   46,000
   Graduate (including undergraduate)..................          $   65,500           $   73,000          $  138,500

     For the purposes of the table above:

     o    The loan limits include both FFELP and FDLP loans.

     o    The amounts in the final column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans.
          Accordingly, the maximum amount that a student may borrow under an
          Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

     o    Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the middle column.
          Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and they cannot qualify for a PLUS Loan.

     o    Students attending certain medical schools are eligible for $38,500 annually and $189,000 in the aggregate.

     o    The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

                                      A-5

     Repayment. Repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after a 6-month grace period.
In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts, and Consolidation Loan borrowers may be scheduled for repayment up to
30 years depending on the borrower's indebtedness. The Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed. The Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.

     Grace Periods, Deferral Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

     For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred:

     o    while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

     o    when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of 3 years; or

     o    when the lender determines that repayment will cause the borrower
          "economic hardship", as defined in the Act, subject to a maximum deferment of 3 years.

     Interest that accrues during a deferment is paid by the Department of
Education for Subsidized Stafford Loans or deferred and capitalized for
Unsubsidized Stafford Loans.

     The Higher Education Act also permits, and in some cases requires,
"forbearance" periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.

PLUS AND SLS LOAN PROGRAMS

     The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program.
Only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of
Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

     Loan Limits. PLUS and SLS Loans disbursed before July 1, 1993 were limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from
$4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

     The annual and aggregate amounts of PLUS Loans first disbursed on or after
July 1, 1993 are limited only to the difference between the cost of the student's education and other financial aid received, including scholarship, grants and other student loans.

                                      A-6

     Interest. The interest rates for PLUS Loans and SLS Loans are presented in the chart below.

         For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of: o the applicable maximum borrower rate

     and

     o    the sum of:

          (1)  the 1-year index or the bond equivalent rate of 91-day or 52-week
               Treasury bills, as applicable,

     and

          (2)  the applicable interest rate margin.

     Under current law, PLUS Loans will return to a fixed annual interest rate of 7.9% on July 1, 2006.

     Until July 1, 2001, the 1-year index was the bond equivalent rate of
52-week Treasury bills auctioned at the final auction held prior to each June 1.
Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve
System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

                                                                                 MAXIMUM BORROWER      INTEREST RATE
            TRIGGER DATE                           BORROWER RATE                        RATE              MARGIN
-----------------------------------  ----------------------------------------  --------------------  ------------------

Before 10/01/81....................                      9%                             N/A                 N/A
From 10/01/81 through 10/30/82.....                     14%                             N/A                 N/A
From 11/01/82 through 06/30/87.....                     12%                             N/A                 N/A
From 07/01/87 through 09/30/92.....     1-year Index + Interest Rate Margin             12%                3.25%
From 10/01/92 through 06/30/94.....     1-year Index + Interest Rate Margin      PLUS 10%, SLS 11%         3.10%
From 07/01/94 through 06/30/98.....     1-year Index + Interest Rate Margin              9%                3.10%
From 07/01/98......................    91-day Treasury + Interest Rate Margin            9%                3.10%

     A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

     o    the borrower rate is set at the maximum borrower rate and

     o    the sum of the average of the bond equivalent rates of 91-day or
          52-week Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

     Repayment; Deferments. Borrowers begin to repay principal on their PLUS and
SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Act. Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for
Stafford Loans.

CONSOLIDATION LOAN PROGRAM

     The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single Consolidation
Loan that is insured and reinsured on a basis similar to Stafford, PLUS and SLS
Loans. Consolidation Loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under FFELP or FDLP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a Consolidation Loan to an eligible borrower who requests it so long as the lender holds all of the outstanding FFELP loans of the borrower, the borrower has multiple holders of his outstanding student loans, or his holder does not make Consolidation Loans. Under certain circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP

     Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after
January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before

                                      A-7

January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

     To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Since January 1, 1993, married couples who agree to be jointly and severally liable may apply for one Consolidation Loan.

     Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9 percent for loans originated before July 1, 1994.
For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after
July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25 percent. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or
(ii) 8.25 percent.

     The 1998 reauthorization maintained interest rates for borrowers of Federal
Direct Consolidation Loans whose applications were received prior to February 1,
1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent. This is the same rate that the 1998 legislation set on FFELP
Consolidation Loans for borrowers whose applications are received on or after
October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP
Consolidation Loans at the three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2006. Lenders of FFELP Consolidation Loans pay a reinsurance fee to the Department of
Education. All other guarantee fees may be passed on to the borrower.

     Interest on Consolidation Loans accrues and, for applications received before January 1,1993, is paid without interest subsidy by the Department. For
Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferral periods. Consolidation Loans for which applications were received on or after
August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferral periods.

     No insurance premium or origination fee is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05 percent on principal of and interest on Consolidation Loans disbursed on or after October
1, 1993, or at an annualized rate of 0.62 percent for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

     A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been discharged. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

GUARANTEE AGENCIES UNDER FFELP

     Under FFELP, guarantee agencies guarantee loans made by eligible lending institutions. Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies. Guarantee agencies also guarantee lenders against default. For loans that were made before October 1, 1993, lenders are insured for 100% of the principal and unpaid accrued interest. Since October 1, 1993,

                                      A-8

lenders are insured for at least 98% of principal and accrued interest. All eligible FFELP default claims filed for reimbursement on loans serviced by SLC after December 31, 2003 receive 100% reimbursement as a result of SLC's designation as an Exceptional Performer by the Department of Education in
recognition of its exceptional level of performance in servicing FFELP loans.
However, this 100% reimbursement rate could be reduced as a result of a variety of factors, including changes in FFELP or in SLC's servicing performance.

     The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor's default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guarantee agency reinsurance rates are presented in the table below.

                       CLAIMS PAID DATE                            MAXIMUM        5% TRIGGER      9% TRIGGER
-------------------------------------------------------------  ---------------   --------------   --------------

Before October 1, 1993......................................        100%                90%             80%
October 1, 1993 - September 30, 1998........................         98%                88%             78%
On or after October 1, 1998.................................         95%                85%             75%

     After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the
Secretary requires that the defaulted guaranteed loans be assigned to the
Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to "offset" any federal income tax refunds or other federal reimbursement that may be due the borrowers.
Some states have similar offset programs.

     To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the Higher Education Act and the regulations issued thereunder. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guarantor.

     A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor paid the lender for the default claim.

STUDENT LOAN DISCHARGES

     FFELP Loans are not generally dischargeable in bankruptcy. Under the United
States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the
"wage earner" provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, the lender transfers the loan to the guarantee agency which then participates in the bankruptcy proceeding.

     When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

     Student loans are discharged if the borrower becomes totally and permanently disabled. A physician must certify eligibility for discharge. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.

     If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.

                                      A-9

REHABILITATION OF DEFAULTED LOANS

     The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation, the guarantor must have received reasonable and affordable payments for 12 months, and then the borrower may request that the loan be sold.
Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.

GUARANTOR FUNDING

     In addition to providing the primary guarantee on FFELP loans, guarantee agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee ("account maintenance"), assisting lenders to prevent default by delinquent borrowers
("default aversion"), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

                          SOURCE                                                      BASIS
---------------------------------------------------------   ------------------------------------------------------------

Insurance Premium.......................................     Up to 1% of the principal amount guaranteed, withheld
                                                             from the proceeds of each loan disbursement

Loan Processing and Origination Fee.....................     0.40% of the principal amount guaranteed, paid by the
                                                             Department of Education

Account Maintenance Fee.................................     0.10% of the original principal amount of loans
                                                             outstanding, paid by the Department of Education

Default Aversion Fee....................................     1% of the outstanding amount of loans that were
                                                             reported delinquent but did not default within 300 days
                                                             thereafter, paid by transfers out of the Student Loan
                                                             Reserve Fund

Collection Retention Fee................................     23% of the amount collected on loans on which
                                                             reinsurance has been paid (18.5% of the amount
                                                             collected for a defaulted loan that is purchased by a
                                                             lender for rehabilitation or consolidation), withheld
                                                             from gross receipts

     The Act requires guarantee agencies to establish two funds: a Student Loan
Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund
contains the reinsurance payments received from the Department, Insurance
Premiums and the Collection Retention Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion
Fees. The Agency Operating Fund is the guarantor's property and is not subject to strict limitations on its use.

DEPARTMENT OF EDUCATION OVERSIGHT

     The Secretary of Education has oversight powers over guarantors. If the
Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department. The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor.
However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

                                      A-10

                                                                      APPENDIX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in some limited circumstances, the securities offered under the related prospectus supplement will be available only in book-entry form as
"Global Securities". Investors in the Global Securities may hold them through
DTC or, if applicable, Clearstream or Euroclear. The Global Securities are
tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under "Certain Information Regarding the Notes--Book
Entry Registration" in this prospectus) will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clear-stream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream and Euroclear and as participants in DTC.

     Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All U.S. Dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions in the U.S. Dollar denominated Global Securities on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

     All non-U.S. Dollar denominated Global Securities will be held in book-entry form by Deutsche Bank AG London as common depositary for Clearstream and Euroclear in the name of a nominee selected by the common depository for
Clearstream and Euroclear. Investors' interests in the non-U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in Clearstream or
Euroclear. As a result, DTC will hold positions in the non-U.S. Dollar denominated Global Securities on behalf of its participants through its depositaries, which in turn will hold positions in accounts as participants of
Clearstream or Euroclear.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the depositor's accounts are located to ensure that settlement can be made on the desired value date.

                                      B-1

     Trading on a Reset Date. Secondary market trading on a reset date will be settled as described under "Certain Information Regarding the Notes--Book Entry
Registration" in this prospectus.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

     Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When
Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. Clearstream or
Euroclear will instruct the applicable depositary to receive the Global
Securities against payment. Payment will include interest accrued on the Global
Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the
DTC participant's account against delivery of the Global Securities.

     Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or
Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream or
Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the
Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure,
Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream participants or
Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to
Clearstream or Euroclear through a participant at least one business day before settlement. In this case, Clearstream or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or
Euroclear participant the following day, and receipt of the cash proceeds in the
Clearstream or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.
Should the Clearstream or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the
Clearstream or Euroclear participant's account would instead be valued as of the actual settlement date.

                                      B-2

     Finally, day traders that use Clearstream or Euroclear and that purchase
Global Securities from DTC Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global
          Securities sufficient time to be reflected in their Clearstream or
          Euroclear account in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

                                      B-3

               U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder of Global Securities may be subject to U.S. withholding tax
(currently at 30%) or U.S. backup withholding tax (currently at 28%), as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

     o    each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the
          U.S. entity required to withhold tax complies with applicable certification requirements, and

     o    that holder takes one of the following steps to obtain an exemption or reduced tax rate:

     1. Exemption for non-U.S. person--Form W-8BEN. Non-U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax (or a reduced rate) by furnishing to us a correct, complete and executed Form W-8BEN
(Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding).

     If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

     2. Exemption for non-U.S. persons with effectively connected income--Form
W-8ECI. A non-U.S. person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by furnishing to us a correct, complete and executed Form W-8ECI
(Certificate of Foreign Person's Claim for Exemption From Withholding on Income
Effectively Connected With the Conduct of a Trade or Business in the United
States).

     3. Exemption for U.S. persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax and backup withholding by furnishing to us a correct, complete and executed Form W-9 (Request for Taxpayer Identification
Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Global Securityholder or
his agent files by submitting the appropriate form to the person through which it holds (e.g., a clearing agency). Form W-8BEN and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year.

     For these purposes, a U.S. person is:

     o    a citizen or individual resident of the United States,

     o    a corporation or partnership (including an entity treated as such)
          organized in or under the laws of the United States or any state thereof or the District of Columbia,

     o    an estate the income of which is includible in gross income for U.S.
          federal income tax purposes, regardless of its source, or

     o    a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United
          States persons have the authority to control all of its substantial decisions.

     To the extent provided in Treasury regulations, however, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      B-4

                                                  PRINCIPAL OFFICES

                                                      DEPOSITOR

                                         SLC Student Loan Receivables I, Inc.
                                         750 Washington Boulevard, 9th Floor
                                             Stamford, Connecticut 06901

                                              ADMINISTRATOR AND SERVICER

                                             The Student Loan Corporation
                                         750 Washington Boulevard, 9th Floor
                                             Stamford, Connecticut 06901

                                            SLC STUDENT LOAN TRUST 2004-1

            Citibank, N.A.,               Wachovia Bank, National Association,              Citibank, N.A.,
      as Eligible Lender Trustee                  as Indenture Trustee                 as Indenture Administrator
   388 Greenwich Street, 14th Floor              401 South Tryon Street             388 Greenwich Street, 14th Floor
       New York, New York 10013              Charlotte, North Carolina 28288            New York, New York 10013

                                                  IRISH PAYING AGENT

                              Custom House Administration and Corporate Services Limited
                                                     25 Eden Quay
                                                  Dublin 1, Ireland

                                                 IRISH LISTING AGENT

                                      McCann FitzGerald Listing Services Limited
                                                 2 Habourmaster Place
                                       International Financial Services Centre
                                                  Dublin 1, Ireland

                    LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST, THE ADMINISTRATOR AND THE SERVICER

                                          Cadwalader, Wickersham & Taft LLP
                                                   100 Maiden Lane
                                               New York, New York 10038

                                           Richards, Layton & Finger, P.A.
                                                   920 King Street
                                              Wilmington, Delaware 19801

                                            LEGAL ADVISORS TO UNDERWRITERS

                                            Stroock & Stroock & Lavan LLP
                                                   180 Maiden Lane
                                               New York, New York 10038

                                                     UNDERWRITERS

   Citigroup Global Markets Inc.          Merrill Lynch, Pierce, Fenner & Smith             Lehman Brothers Inc.
  390 Greenwich Street, 6th Floor                      Incorporated                    745 Seventh Avenue, 7th Floor
      New York, New York 10013             4 World Financial Center, 10th Floor           New York, New York 10019
                                                New York, New York 10080

                                 $1,485,547,000

                          SLC STUDENT LOAN TRUST 2004-1
                                     Issuer

                      SLC STUDENT LOAN RECEIVABLES I, INC.
                                    Depositor

                          THE STUDENT LOAN CORPORATION
                       Seller, Servicer and Administrator

                         STUDENT LOAN ASSET-BACKED NOTES

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                                    CITIGROUP

LEHMAN BROTHERS                                              MERRILL LYNCH & CO.

                                November 17, 2004

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering notes in any state where the offer is not permitted.

     We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

     Until February 15, 2005, all dealers that effect transactions in the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.